   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2003


                                                 REGISTRATION NOS. 333-106586-01
                                                                   333-106586-02
                                                                   333-106586-03
                                                                   333-106586-04
                                                                   333-106586-05
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                       EL PASO PRODUCTION HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                             1311                            76-0659544
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

      Additional Subsidiary Guarantor Registrants Listed on Following Page
                      ------------------------------------

                 EL PASO BUILDING                                  ROBERT W. BAKER, ESQ.
               1001 LOUISIANA STREET                                 EL PASO BUILDING
               HOUSTON, TEXAS 77002                                1001 LOUISIANA STREET
                  (713) 420-2600                                   HOUSTON, TEXAS 77002
    (Address, including zip code, and telephone                       (713) 420-2600
   number, including area code, of registrant's      (Name, address, including zip code, and telephone
           principal executive offices)             number, including area code, of agent for service)

                      ------------------------------------

                                              COPIES TO:
                G. MICHAEL O'LEARY                                KELLY J. JAMESON, ESQ.
                 ANDREWS KURTH LLP                                   EL PASO BUILDING
                 600 TRAVIS STREET                                 1001 LOUISIANA STREET
                    SUITE 4200                                     HOUSTON, TEXAS 77002
               HOUSTON, TEXAS 77002                                   (713) 420-2600
                  (713) 220-4200

                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective Amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                            AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                TO BE           OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT(1)           PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
7 3/4% Senior Notes due 2013........    $1,200,000,000            100%            $1,200,000,000         $97,080(1)
Guarantees of 7 3/4% Senior Notes
  due 2013(2).......................          --                   --                   --                   (3)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the Offering Price per Note was assumed to be the stated principal amount of each original note that may be received by the Registrant in the exchange transaction in which the Notes will be offered.

(2) Each of the subsidiaries of El Paso Production Holding Company listed in the Table of Additional Subsidiary Guarantor Registrants on the following page has guaranteed the Notes being registered pursuant hereto.

(3) No separate consideration will be received for the Guarantees and, therefore, no additional registration fee is required.
                      ------------------------------------

    EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

                                                              STATE OR OTHER JURISDICTION
                  EXACT NAME OF SUBSIDIARY                        OF INCORPORATION OR           I.R.S. EMPLOYER
                    GUARANTOR REGISTRANT                             ORGANIZATION            IDENTIFICATION NUMBER
                  ------------------------                    ---------------------------    ---------------------
El Paso Production Company(1)...............................           Delaware                   63-0593810
El Paso Production GOM Inc.(1)..............................           Delaware                   34-1281693
Vermejo Minerals Corporation(1).............................           Delaware                   76-0263646
El Paso Energy Raton, L.L.C.(1).............................           Delaware                   76-0659544

---------------

(1) The address for such Subsidiary Guarantor is El Paso Building, 1001 Louisiana Street, Houston, Texas, 77002.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 12, 2003

PROSPECTUS

                       EL PASO PRODUCTION HOLDING COMPANY

                               OFFER TO EXCHANGE
                    REGISTERED 7 3/4% SENIOR NOTES DUE 2013
                                      FOR
                  ALL OUTSTANDING 7 3/4% SENIOR NOTES DUE 2013
                ($1,200,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

     We are offering to exchange our registered 7 3/4% Senior Notes due 2013 for all of our outstanding 7 3/4% Senior Notes due 2013. In this prospectus, we will call the original notes the "Old Notes" and the registered notes the "New Notes." The Old Notes and New Notes are collectively referred to in this prospectus as the "notes."

                               THE EXCHANGE OFFER

     - Expires 5:00 p.m., New York City time,                , 2003, unless
       extended.

     - Subject to certain customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Old Notes being tendered.

     - All outstanding Old Notes validly tendered and not withdrawn will be exchanged.

     - The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

                                 THE NEW NOTES

     - The terms of the New Notes to be issued in the exchange offer are substantially identical to the Old Notes, except that we have registered the New Notes with the Securities and Exchange Commission. In addition, the New Notes will not be subject to certain transfer restrictions.

     - Interest on the New Notes will accrue from May 23, 2003 at the rate of 7 3/4% per annum, payable semi-annually in arrears on each June 1 and December 1, beginning December 1, 2003.

     - The New Notes will be eligible for trading in The Portal(SM) Market, a subsidiary of the Nasdaq Stock Market, Inc.
                             ---------------------

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

             The date of this prospectus is                , 2003.

                            ------------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   14
Forward-Looking Statements..................................   25
Use of Proceeds.............................................   26
Capitalization..............................................   26
Ratio of Earnings to Fixed Charges..........................   27
Selected Consolidated Historical Financial Data.............   28
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   29
Business and Properties.....................................   42
Security Ownership of Certain Beneficial Owners and
  Management................................................   59
Management..................................................   60
Certain Relationships and Related Transactions..............   68
The Exchange Offer..........................................   72
Description of Notes........................................   80
Material United States Federal Income Tax Considerations....  130
Plan of Distribution........................................  133
Legal Matters...............................................  134
Experts.....................................................  134
Available Information.......................................  134
Glossary of Terms...........................................  A-1
Index to Financial Statements...............................  F-1


                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                            ------------------------

     Until        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unused allotments.

                               PROSPECTUS SUMMARY

     This summary contains a brief discussion of information contained elsewhere in this prospectus. As a summary, it does not contain all of the information that you should consider before making a decision to exchange your Old Notes for New Notes. You should read the entire prospectus carefully, including the historical financial statements and notes to those financial statements included in this prospectus. Please read "Risk Factors" beginning on page 14 of this prospectus for more information about important risks that you should consider before exchanging your Old Notes for New Notes.

     In this prospectus, unless the context otherwise indicates, the terms "El Paso Production" and "we," "us," "our" and similar terms mean El Paso Production Holding Company and its subsidiaries. The term "Parent EPC" means, depending on context, El Paso Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole.

     Unless otherwise indicated, our reserve information as of December 31, 2002 and our production data for the year ended December 31, 2002 contained in this prospectus give pro forma effect to our asset sale during the first quarter of 2003. Please read "Recent Events" for a description of this asset sale.

     We have provided definitions for some of the oil and natural gas industry terms used in this prospectus in the "Glossary of Terms" beginning on page A-1.

                                  OUR COMPANY

     We are a large independent natural gas and oil company engaged in the exploration for and the acquisition, development and production of natural gas, oil and natural gas liquids in selected major producing regions of the United States, including Alabama, Colorado, Louisiana, New Mexico, Oklahoma, South Texas and the Gulf of Mexico. As of December 31, 2002, pro forma for our asset sale during the first quarter of 2003, our estimated proved reserves were approximately 2.4 Tcfe, 91% of which were natural gas and 63% were proved developed. We believe our focus on natural gas reserves will allow us to realize the benefits of favorable natural gas industry fundamentals in North America.

     We are a wholly-owned subsidiary of El Paso Corporation, or "Parent EPC", a diversified energy company with core businesses in natural gas pipelines, natural gas and oil production and midstream services. Parent EPC is one of the ten largest independent oil and natural gas companies in the United States based on estimated proved reserves. Parent EPC owns other exploration and production assets in addition to those owned by us. Our proved reserves represent approximately 50% of Parent EPC's total proved reserves. The majority of our assets were acquired through Parent EPC's merger with Sonat Inc. in October 1999.

     We have a balanced portfolio of development, exploitation and exploration projects, including long-lived and shorter-lived properties. We own significant coalbed methane operations in the Raton Basin of Colorado and New Mexico, the Black Warrior Basin of Alabama and the Arkoma Basin of eastern Oklahoma. Approximately 52% of our proved reserves are coalbed methane, which are generally characterized by lower development expenditures, higher drilling success rates and longer reserve lives. In the Gulf of Mexico we have interests in 218 offshore blocks and approximately 100 active platforms. In South Texas, our operations are focused on the prolific Vicksburg trend. Approximately 20% and 11% of our proved reserves are located in the Gulf of Mexico and South Texas, respectively, which are generally characterized by higher development expenditures, higher returns on invested capital and shorter reserve lives. Our remaining 17% of proved reserves are located in North Louisiana and are generally characterized by lower development costs, higher drilling success rates and longer reserve lives. Based on 2002 production and proved reserves at December 31, 2002, we had an overall reserve-to-production ratio of 10 years.

                            OBJECTIVES AND STRATEGY

     Our primary objective is to be the most profitable production company on the basis of profit per unit of production and return on capital. In order to achieve this goal, we employ a strategy based on the following principles:

     Focus Operations on Core Regions. Our concentration of reserves and our significant acreage positions in our core areas enable us to realize economies of scale and synergies in drilling and production operations. Our operations are primarily focused on (i) coalbed methane formations in the Raton Basin of Colorado and New Mexico, the Black Warrior Basin of Alabama and the Arkoma Basin of eastern Oklahoma, (ii) the Vicksburg trend in South Texas, (iii) the deep (greater than 12,000 feet) gas reserves in the relatively shallow waters of the Continental Shelf of the Gulf of Mexico and (iv) North Louisiana. Our long operating histories in each of these areas and our understanding of their unique geological characteristics have given us exploratory and operational expertise. We exploit this expertise to find and develop reserves economically.

     Maintain a Balanced Portfolio of Quality Assets. We attempt to maintain a geologically and geographically balanced reserve base. In addition, we continuously seek to upgrade the quality of our assets by rigorously exploiting our properties that have the potential for value enhancement and growth, while disposing of marginal or non-strategic properties. Our balanced portfolio provides reserve and production diversification that helps to stabilize our cash flow and returns.

     Control Operations and Costs. Our operational control and in-house expertise allow us to lower both our finding and development costs and production expenses. Our integrated approach allows us to manage capital allocation and expenses and to act quickly to exploit opportunities as they arise. For example, we utilize real-time data monitoring to direct our drilling, completion and production operations. This high level of operational control reduces the time from discovery to production, improves drilling success rates, lowers production costs and increases productivity of our employees, our most valuable asset. The substantial scale of our operations in our core areas has allowed us to develop relationships with key vendors onshore and offshore which has enabled us to reduce the costs of our operations.

     Sustain Technological Expertise. We have developed in-house geophysical and seismic data interpretation, deep drilling, and high-rate completion expertise. We plan our drilling and development programs to incorporate the best technologies of our vendors and proactively work with them to design more efficient and effective technologies. We continually analyze our inventory of 2D and 3D seismic data to identify locations to explore for and develop reserves in our core areas of operation.

     Grow Primarily Through the Drillbit. Our drilling program is balanced between exploratory and lower risk development and exploitation projects. Our exploratory strategy utilizes our technological expertise to drill technically advanced wells in regions that have large reserve potential. Although these particular regions can be difficult to identify, and wells drilled there are not always successful, we have employed this strategy effectively in South Texas and the deep gas reserves in the relatively shallow waters of the Continental Shelf of the Gulf of Mexico, and we are expanding it to North Louisiana. Over the past three years, we have achieved a drilling success rate in excess of 90%; however, a successful well may not necessarily produce sufficient hydrocarbons to pay for its initial capital costs.

     Pursue a Focused Acquisition Strategy. We supplement our growth through a focused acquisition program by purchasing properties that meet acceptable investment return criteria. Acquisitions in 2002 included an estimated 314 Bcfe of proved reserves in properties located in South Texas and an estimated 448 Bcf of coal seam natural gas proved reserves attributable to properties in Colorado and New Mexico. We also seek to acquire undeveloped acreage in areas that expand the footprint of our current regions and in regions where we believe that our in-house knowledge of deep (greater than 12,000 feet) geology can be applied to exploit reserves that have not been developed.

     Please read "Business and Properties" beginning on page 42 of this prospectus for a more complete discussion of our operations.

                                 RECENT EVENTS

TRINITY RIVER RESTRUCTURING

     During 1999, El Paso Corporation formed a series of companies referred to as Trinity River. The Trinity River companies were formed to raise money that would be used to provide financing to invest in various capital projects and other assets. To secure the financing made to the Trinity River companies, Parent EPC pledged assets including all of our equity interests in certain of our subsidiaries.

     In March 2003, Parent EPC entered into a $1.2 billion term loan secured by substantially all of the natural gas and oil reserves of our subsidiaries. The purpose of this loan was to repay in full the Trinity River financing. To accomplish this, Parent EPC loaned the proceeds of this term loan to our subsidiaries, which in turn used the funds to repay the outstanding $913 million net balance on the Trinity River financing. We provided a guarantee for this loan. As a result of these transactions, (i) the Trinity River financing was paid in full; (ii) our wholly owned subsidiaries owe $1.2 billion to Parent EPC;
(iii) we are a guarantor of these subsidiaries' loans; and (iv) substantially all of the natural gas and oil reserves of our subsidiaries are pledged to secure the Parent EPC term loan. We repaid our subsidiaries' loans with the net proceeds of the offering of the Old Notes.

REDUCTION OF DEBT RATING OUTLOOK

     On November 11, 2003, Moody's Investors Service reduced our rating outlook to negative from stable until production trends, proven developed reserve levels, reserve replacement cost trends, or other business or organizational developments demonstrate the compatibility of our debt and B2 rating.

RESIGNATION OF PRESIDENT RODNEY D. ERSKINE

     On November 14, 2003, it was announced that the president of El Paso Production Holding Company, Rodney D. Erskine, had resigned. Randy L. Bartley, our chief operating officer, will serve as interim president until a replacement is found. We have initiated a search process that will consider internal and external candidates.

DRILLING VENTURES

     In October 2003 we entered into agreements with a wholly owned subsidiary of Lehman Brothers (Lehman), an investment bank, and a wholly owned subsidiary of Nabors Industries Ltd. (Nabors) that could collectively result in an additional $190 million of drilling activity over the next nine to 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" for a discussion of these agreements.

ASSET SALE

     In March 2003, we sold natural gas and oil properties including 0.4 Tcfe of proved reserves located in Oklahoma and Texas to Chesapeake Energy Corporation for approximately $440 million. The proceeds from this sale were loaned to Parent EPC through our cash management program.

SALE OF EQUITY INVESTMENT

     On April 16, 2003, in connection with the restructuring of Parent EPC's revolving credit facilities, we sold our 58% interest in Noric Holdings I, LLC to an indirect subsidiary of Parent EPC for $0.1 million. This sale was required by the terms of our subsidiaries' $1.2 billion loan agreement with Parent EPC discussed under "Trinity River Restructuring" above. At the time of such sale, the book value of our combined interest in Noric Holdings I was approximately $159.7 million. The difference between the cash consideration price and the book value of the investment was recorded as a dividend to Parent EPC.

PURCHASE OF GULF OF MEXICO OFFSHORE LEASES

     We were the successful bidder on 22 blocks in the Gulf of Mexico at Minerals Management Service lease sales held on March 19, 2003 and August 20, 2003. As of September 30, 2003, the MMS completed its review of our bids and has awarded us 20 blocks and rejected our bid on the other two blocks. We paid total bonus consideration of $7.5 million for the 20 blocks awarded representing 86,776 gross and net acres.

                            ------------------------

     Our principal offices are in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

                            ------------------------

                              OWNERSHIP STRUCTURE

     The following chart shows our organization and ownership structure as of the date of this prospectus.

                             (ORGANIZATIONAL CHART)

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange up to $1.2 billion
                                 of the New Notes for up to $1.2 billion of the Old Notes. Old Notes may be exchanged only in $1,000 increments.

                                 The terms of the New Notes are identical in all material respects to the Old Notes except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and payment of liquidated damages that relate to the Old Notes. The New Notes and the Old Notes will be governed by the same indenture.

Registration Rights
Agreement.....................   Pursuant to a registration rights agreement
                                 relating to the Old Notes among us and Credit
                                 Suisse First Boston LLC, Citigroup Global
                                 Markets Inc., Banc of America Securities LLC,
                                 Deutsche Bank Securities Inc., Lehman Brothers
                                 Inc. and Scotia Capital (USA) Inc.
                                 (collectively, the "initial purchasers"), we agreed to file, on or prior to 90 days after the closing of the offering of the Old Notes, this exchange offer registration statement with the SEC with respect to a registered offer to exchange the Old Notes for the New Notes. We also agreed to use our reasonable best efforts to have this exchange offer registration statement declared effective by the SEC within 210 days after the original issue date of the Old Notes and to complete the exchange offer within 30 business days thereafter. If we fail to fulfill our obligations under the registration rights agreement, additional interest will accrue on the Old Notes at an annual rate of 0.25% for each subsequent 90-day period up to a maximum annual rate of 1.00%.
                                 See "Description of Notes -- Exchange Offer and
                                 Registration Rights."

Resale........................   We believe that you will be able to freely
                                 transfer the New Notes without registration or any prospectus delivery requirement; however, certain broker-dealers and certain of our affiliates may be required to deliver copies of this prospectus if they resell any New Notes.

Expiration Date...............   5:00 p.m., New York City time, on           ,
                                 2003, unless the exchange offer is extended.
                                 You may withdraw Old Notes you tender pursuant to the exchange offer at any time prior to
                                           , 2003. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Termination; Amendments."

Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Old
Notes.........................   If you wish to accept the exchange offer, sign
                                 and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Old Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Old Notes by following the procedures for book-entry transfer, as described in this prospectus. By executing the letter of transmittal or by transmitting an agent's message in lieu thereof, you will represent to us that, among other things:

                                 - the New Notes you receive will be acquired in
                                   the ordinary course of your business;
                                 - you are not participating, and you have no
                                   arrangement with any person or entity to participate, in the distribution of the New Notes;
                                 - you are not our "affiliate," as defined in
                                   Rule 405 under the Securities Act, or a
                                   broker-dealer tendering Old Notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
                                 - if you are not a broker-dealer, that you are
                                   not engaged in and do not intend to engage in the distribution of the New Notes.

Effect of Not Tendering.......   Old Notes that are not tendered or that are
                                 tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof.

U.S. Federal Income Tax
Consequences..................   The exchange of New Notes for Old Notes in the
                                 exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material
                                 United States Federal Income Tax
                                 Considerations."

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose Old Notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Old Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery
Procedures....................   If you wish to tender your Old Notes, you may,
                                 in certain instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The
                                 Exchange Offer -- Procedures for Tendering Old
                                 Notes -- Guaranteed Delivery."

Withdrawal Rights.............   You may withdraw Old Notes that you tender
                                 pursuant to the exchange offer by furnishing a written or facsimile transmission notice of withdrawal to the exchange agent containing the information set forth in "The Exchange
                                 Offer -- Withdrawal of Tenders" at any time prior to the expiration date.

Acceptance of Old Notes and
Delivery of New Notes.........   We will accept for exchange any and all Old
                                 Notes that are properly tendered in the
                                 exchange offer prior to the expiration date.
                                 See "The Exchange Offer -- Procedures for
                                 Tendering Old Notes." The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Broker-Dealers................   Each broker-dealer that receives New Notes for
                                 its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See
                                 "Plan of Distribution."

                         SUMMARY OF TERMS OF NEW NOTES

Issuer........................   El Paso Production Holding Company

Securities Offered............   $1.2 billion principal amount of 7 3/4% senior
                                 notes due 2013.

Maturity Date.................   June 1, 2013

Interest Rate.................   7 3/4% per annum, accruing from the issue date
                                 of the notes.

Interest Payment Dates........   June 1 and December 1 of each year, beginning
                                 on December 1, 2003.

Ranking.......................   The notes will be senior unsecured and
                                 unsubordinated obligations of El Paso
                                 Production Holding Company ranking equally with its other outstanding unsubordinated indebtedness. The guarantees of the notes by certain of our subsidiaries will be senior unsecured and unsubordinated obligations of such subsidiaries ranking equally in right of payment with all other unsubordinated indebtedness of such subsidiaries. As of September 30, 2003, our only outstanding indebtedness was the $1.2 billion principal amount of Old Notes.

Certain Restrictive
Covenants.....................   The indenture governing the notes limits the
                                 ability of El Paso Production Holding Company and its restricted subsidiaries, among other things, to:

                                 - incur additional indebtedness;

                                 - make advances under El Paso's cash management
                                   program;

                                 - make certain restricted payments;

                                 - create limitations on the ability of
                                   restricted subsidiaries to pay dividends, make loans or transfer property to El Paso Production Holding Company;

                                 - sell assets, including capital stock of
                                   subsidiaries;

                                 - engage in transactions with affiliates;

                                 - engage in other lines of business;

                                 - incur liens securing indebtedness;

                                 - enter into sale-leaseback transactions; and

                                 - consolidate, merge or transfer assets.

                                 From and after the time the notes are first rated at least Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's, the covenants will be of no force or effect with the exception of covenants that contain limitations on liens and sale-leaseback transactions and certain of the provisions applicable to consolidations, mergers and transfers of assets.

                                 These restrictions are subject to a number of important qualifications and exceptions.

                                 See "Description of Notes -- Certain
                                 Covenants."

                                 See "Risk Factors -- Risks Related to the
                                 Notes."

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange of the New Notes for the outstanding
                                 Old Notes.

Optional Redemption...........   Except as set forth below, we cannot redeem the
                                 notes before June 1, 2008. On or after June 1,
                                 2008, we can redeem some or all of the notes for cash at the redemption prices described in this offering memorandum, plus accrued and unpaid interest to the date of redemption.

                                 In addition, at any time and from time to time on or before June 1, 2006, we may redeem up to 35% of the notes with the proceeds of certain equity offerings or of a capital contribution to our common equity.

Guarantees....................   The payment of the principal, interest,
                                 liquidated damages and premium on the notes will be fully and unconditionally guaranteed jointly and severally on a senior unsecured basis by our existing wholly-owned subsidiaries. See "Description of Notes --
                                 Guarantees."

Change of Control.............   If El Paso Production Holding Company
                                 experiences a change of control followed by any downgrade of the ratings of the notes by either
                                 Standard & Poor's or Moody's, subject to certain conditions, El Paso Production Holding
                                 Company must give holders of the notes the opportunity to sell their notes back to El Paso
                                 Production Holding Company at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. See
                                 "Description of Notes -- Change of Control."

                                 The change of control covenant will be of no force or effect from and after the time the notes are first rated Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's.

                                 A change of control in El Paso Corporation does not constitute a change of control under the indenture.

Ratings.......................   Standard & Poor's has assigned a rating of B+
                                 with negative outlook to the notes, and Moody's has assigned a rating of B2 to the notes. On
                                 November 11, 2003, Moody's reduced our rating outlook to negative from stable.

                                  RISK FACTORS

     Participating in the exchange offer involves risks. You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before exchanging your Old Notes for New Notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

     You should read the following summary historical and pro forma financial information in connection with the financial statements and related notes included in this prospectus. The historical consolidated financial data for each of the three fiscal years ended December 31, 2002 were derived from our audited annual financial statements included in this prospectus. The data for the nine months ended September 30, 2002 and 2003 were derived from our unaudited interim financial statements also included in this prospectus. The summary pro forma financial information is derived from our unaudited pro forma financial statements included in this prospectus. The summary pro forma financial information has been prepared to show the pro forma effect of: (i) our asset sale in March 2003, (ii) the sale in April 2003 of our equity interest in Noric Holdings I to an affiliate of El Paso Corporation, (iii) the borrowing of $1.2 billion from El Paso Corporation to retire the Trinity River financing, and (iv) the offering of the Old Notes (using the interest rate on the notes of 7 3/4%) and our use of the proceeds from that offering to repay the loan from El Paso Corporation, as if these transactions occurred on January 1, 2002 for operating results. The summary pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had these transactions actually been consummated on the dates indicated. Our summary historical and pro forma results are not necessarily indicative of results to be expected in future periods.

                                                                                                                      PRO FORMA
                                                                                 PRO FORMA       NINE MONTHS         NINE MONTHS
                                                                                 YEAR ENDED         ENDED               ENDED
                                                     YEAR ENDED DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,       SEPTEMBER 30,
                                                     ------------------------   ------------   ---------------      -------------
                                                      2000     2001     2002        2002        2002     2003           2003
                                                     ------   ------   ------   ------------   ------   ------      -------------
                                                                             (IN MILLIONS, EXCEPT RATIOS)
OPERATING RESULTS DATA:
  Operating revenues...............................  $  537   $  604   $  841      $  774      $  630   $  736          $710
                                                     ------   ------   ------      ------      ------   ------          ----
  Operating expenses...............................     144      185      215         203         157      199           192
  Depreciation, depletion and amortization.........     206      234      317         291         242      228           221
                                                     ------   ------   ------      ------      ------   ------          ----
  Operating income.................................     187      185      309         280         231      309           297
                                                     ------   ------   ------      ------      ------   ------          ----
  Interest income from affiliate...................       8        9        8           8           5        7             7
  Interest expense to affiliate(1).................      --       --       --          --          --      (23)           --
  Interest expense(2)..............................      --       --       --         (90)         --      (31)          (67)
  Earnings from unconsolidated
    affiliates.....................................      11       29        6          --           5        8            --
  Other income (expense)...........................       4        1        5           5          (3)       2             2
  Minority interest in consolidated subsidiaries...      --       (4)      (3)         --          (2)      (3)           --
                                                     ------   ------   ------      ------      ------   ------          ----
  Income before income taxes.......................     210      220      325         203         236      269           239
  Provision for income taxes.......................     (70)     (71)    (112)        (71)        (79)    (105)          (97)
                                                     ------   ------   ------      ------      ------   ------          ----
  Income before cumulative effect of accounting
    changes........................................     140      149      213      $  132      $  157   $  164          $142
                                                                                   ======                               ====
  Cumulative effect of accounting changes, net of
    income taxes...................................      --       --       --                      --       (2)
                                                     ------   ------   ------                  ------   ------
  Net income.......................................  $  140   $  149   $  213                  $  157   $  162
                                                     ======   ======   ======                  ======   ======
CASH FLOW DATA:
  Net cash provided by operating activities........  $  197   $  352   $  849                  $  658   $  471
  Net cash used in investing activities............    (522)    (655)    (891)                   (680)     (75)
  Net cash provided by (used in) financing
    activities.....................................     323      303      198                      22     (434)
FINANCIAL POSITION DATA:
  Total assets.....................................  $2,358   $3,236   $4,218                  $3,695   $3,872
  Total debt.......................................      --       --       --                      --    1,170
  Total stockholder's equity.......................   2,147    2,798    3,309                   2,979    1,894
OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges(3)............      --       --       --                      --        6

---------------

(1) Actual interest expense to affiliate for the nine months ended September 30, 2003 reflects interest recorded from March 13 through May 23 related to the Trinity River financing.

(2) Actual interest expense for the nine months ended September 30, 2003 is shown net of capitalized interest of $3 million. Pro forma interest expense for the year ended December 31, 2002 and the nine months ended September 30, 2003 is shown net of capitalized interest of $3 million and $3 million, respectively.

(3) There were no fixed charges for the years ended December 31, 2000, 2001 and 2002 and for the nine months ended September 30, 2002, since we were funded through equity contributions from El Paso Corporation. In the nine months ended September 30, 2003, we incurred interest costs related to the Trinity River refinancing and the issuance of the Old Notes.

   For the purposes of computing these ratios, earnings means pre-tax income
   (loss) from continuing operations before:

     - adjustments for minority interest in consolidated subsidiaries;

     - income from equity investees, adjusted to reflect actual distributions from equity investments; and

     - fixed charges;

   less:

     - capitalized interest.

   Fixed charges means the sum of the following:

     - interest costs;

     - amortization of debt costs;

     - that portion of rental expense which we believe represents an interest factor; and

     - preferred returns on consolidated subsidiaries.

              SUMMARY HISTORICAL AND PRO FORMA RESERVE INFORMATION

     The following table summarizes our historical estimates of net proved oil and natural gas reserves as of the dates indicated and the present value attributable to the reserves at such dates (using realized prices based on year-end oil and natural gas spot prices), discounted at 10% per annum. The historical estimates of our net proved oil and natural gas reserves as of December 31, 2000, 2001 and 2002 were prepared internally by us. For each of the periods, Huddleston & Co., Inc., an independent petroleum engineering firm, prepared an independent reserve estimate for our properties. For each of the periods presented, Huddleston & Co., Inc. prepared an independent reserve estimate for 100% of our properties. The total estimate of proved reserves prepared independently by Huddleston & Co., Inc. is within 5% of our internally prepared estimates for each of the periods presented in the table.

     All proved reserve estimates were prepared using constant prices and costs in accordance with the guidelines of the SEC based on the prices received on a field-by-field basis as of December 31 of each year. Proved reserve estimates do not include any value for probable or possible reserves which may exist, nor do they include any value for undeveloped acreage. The proved reserve estimates represent our net revenue interest in our properties.

                                                                                      PRO FORMA
                                                                                      YEAR ENDED
                                                     AS OF DECEMBER 31,(1)           DECEMBER 31,
                                              ------------------------------------   ------------
                                                 2000         2001         2002          2002
                                              ----------   ----------   ----------   ------------
Liquids (MBbl)..............................      30,217       55,786       49,723        34,432
Natural Gas (MMcf)..........................   1,585,444    2,121,299    2,525,813     2,187,103
Natural Gas Equivalent (MMcfe)..............   1,766,744    2,456,015    2,824,147     2,393,697
Proved Developed Reserves Percentage........         63%          58%          63%           63%
PV-10 Value (in thousands)..................  $8,982,084   $2,427,933   $5,282,146    $4,445,543
Ratio of Reserves to Production(2)..........        8.3x        11.1x        10.4x          9.6x

---------------

(1) The information in the table above excludes reserves attributable to Noric Holdings I, which we sold to an affiliate of El Paso Corporation in April 2003. We owned a 58% equity interest in Noric Holdings I, and proved reserves attributable to the oil and natural gas properties interests of Noric Holdings I are not included in our historical or pro forma reserve estimates.

(2) Calculated by dividing net proved reserves by net production volumes for the year indicated.

           SUMMARY HISTORICAL AND PRO FORMA PRODUCTION AND SALES DATA

     The following table sets forth certain information regarding our historical net production volumes, revenues, average prices realized, transportation costs and production costs associated with sales of natural gas and oil for the periods indicated, and our pro forma net production volumes, revenues, average prices realized, transportation costs and production costs after giving effect to our asset sale in March 2003 as if this transaction occurred on January 1, 2002.

                                                                                                                 PRO FORMA
                                                               PRO FORMA            NINE MONTHS                 NINE MONTHS
                                        YEAR ENDED            YEAR ENDED               ENDED                       ENDED
                                     DECEMBER 31,(1)        DECEMBER 31,(1)       SEPTEMBER 30,(1)            SEPTEMBER 30,(1)
                                 ------------------------   ---------------   ------------------------        ----------------
                                  2000     2001     2002         2002          2002         2003                    2003
                                 ------   ------   ------   ---------------   ------   ---------------        ----------------
NET PRODUCTION VOLUMES
  Natural Gas (Bcf)............     182      187      215          195           159          152                     147
  Oil, Condensate and Liquids
    (MMBbls)...................       5        6       10            9             8            5                       5
                                 ------   ------   ------       ------        ------       ------                  ------
    Total (Bcfe)...............     212      221      272          249           205          180                     174
NATURAL GAS AND OIL SALES (IN
  MILLIONS)
  Natural Gas..................  $  441   $  483   $  640       $  582        $  474       $  604                  $  581
  Oil, Condensate and
    Liquids....................      91      120      211          202           165          126                     123
                                 ------   ------   ------       ------        ------       ------                  ------
    Total......................  $  532   $  603   $  851       $  784        $  639       $  730                  $  704
NATURAL GAS AVERAGE SALES PRICE
  (PER MCF)(2)
  Price excluding hedges.......  $ 3.98   $ 4.33   $ 3.25       $ 3.24        $ 2.99       $ 5.79                  $ 5.76
  Price including hedges.......  $ 2.42   $ 2.57   $ 2.99       $ 2.98        $ 2.98       $ 3.96                  $ 3.94
OIL, CONDENSATE AND LIQUIDS
  AVERAGE SALES PRICE (PER
  BBL)(2)
  Price excluding hedges.......  $28.58   $23.19   $22.06       $22.69        $21.48       $28.74                  $28.66
  Price including hedges.......  $18.22   $21.50   $21.87       $22.49        $21.51       $27.33                  $27.24
AVERAGE TRANSPORTATION COST
  Natural gas (per Mcf)........  $ 0.17   $ 0.21   $ 0.19       $ 0.17        $ 0.19       $ 0.19                  $ 0.18
  Oil, Condensate and Liquids
    (per Bbl)..................  $ 0.20   $ 0.49   $ 1.23       $ 1.32        $ 1.17       $ 1.20                  $ 1.23
AVERAGE PRODUCTION COST AND
  PRODUCTION TAXES (PER MCFE)
  Average Production Cost(3)...  $ 0.34   $ 0.45   $ 0.40       $ 0.42        $ 0.39       $ 0.45                  $ 0.44
  Average Production Taxes.....  $ 0.10   $ 0.11   $ 0.07       $ 0.07        $ 0.06       $ 0.12                  $ 0.11

---------------

(1) The information in this table does not include data with respect to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of El Paso Corporation in April 2003.

(2) Prices are stated before transportation costs.

(3) Our production costs include direct lifting costs (labor, repairs and maintenance, materials and supplies), the administrative costs of field offices, insurance and property and severance taxes.

                                  RISK FACTORS

     Before you participate in the exchange offer, you should read carefully the following risk factors, in addition to the other information in this prospectus.

                         RISKS RELATED TO OUR BUSINESS

OIL AND NATURAL GAS PRICES ARE VOLATILE. A SUBSTANTIAL DECREASE IN OIL AND NATURAL GAS PRICES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     Our future financial condition, revenues, results of operations, future rate of growth and the carrying value of our oil and natural gas properties depend primarily upon the prices we receive for our oil and natural gas production. Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future, especially given current world geopolitical conditions. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

     - the level of consumer demand for, and the supply of, oil and natural gas;

     - commodity processing, gathering and transportation availability;

     - the level of imports of, and the price of, foreign oil and natural gas;

     - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

     - domestic governmental regulations and taxes;

     - the price and availability of alternative fuel sources;

     - weather conditions;

     - market uncertainty;

     - political conditions or hostilities in oil and natural gas producing regions, including the Middle East and South America; and

     - worldwide economic conditions.

     Further, because approximately 91% of our proved reserves at December 31, 2002 were natural gas reserves, we are substantially more sensitive to changes in natural gas prices than we are to changes in oil prices. Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could affect our ability to borrow money or raise capital. In addition, significant price declines may cause us to be unable to meet our financial obligations, including payments on the notes, or make planned expenditures.

WE COULD INCUR A WRITE-DOWN OF THE CARRYING VALUES OF OUR PROPERTIES IN THE FUTURE DEPENDING ON OIL AND NATURAL GAS PRICES, WHICH COULD NEGATIVELY IMPACT OUR NET INCOME AND STOCKHOLDER'S EQUITY.

     Under the full cost method of accounting, SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated as the present value of estimated future net revenues from those proved reserves, determined using a 10% per year discount factor and unescalated prices in effect as of the end of each fiscal quarter (PV-10 value), plus the lower of cost or fair market value of unproved reserves, net of related income tax effects. Capital costs in excess of the ceiling must be permanently written down. The changes in oil and natural gas prices have a significant impact on our PV-10 value, and thus a decline in prices could cause a write-down (which could be substantial) that would negatively affect our net income and stockholder's equity.

ESTIMATING OUR RESERVES, PRODUCTION AND FUTURE NET CASH FLOW IS DIFFICULT.

     Estimating quantities of proved oil and natural gas reserves is a complex process. It requires interpretations of available technical data and various estimates, including estimates based upon assumptions relating to economic factors, such as future commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs, and the assumed effect of governmental regulation. Reserve estimates are based on interpretations and assumptions, and therefore actual results may vary from our estimates. Also, the use of a 10% discount factor for reporting purposes, as prescribed by the SEC, may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject. Any significant variations from the interpretations or assumptions used in our estimates or changes of conditions could cause the estimated quantities and net present value of our reserves to differ materially.

     The reserve data included in this prospectus represent only estimates. You should not assume that the present values referred to in this prospectus represent the current market value of our estimated oil and natural gas reserves. The timing of the production and the expenses from the development and production of oil and gas properties will affect both the timing of actual future net cash flows from our proved reserves and their present value.

     As of December 31, 2002, approximately 37% of our estimated pro forma proved reserves were undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we can and will make these expenditures and conduct these operations successfully, but these assumptions may not be accurate.


OUR PROVED OIL AND GAS RESERVES COULD BE REVISED AS A RESULT OF OUR INTERNAL ESTIMATES AND ESTIMATES PREPARED BY A THIRD PARTY RESERVE ENGINEER.



     As of January 1, 2003, our estimates of proved reserves were prepared internally by us. A third party reserve engineering firm also prepared an independent reserve estimate for our properties as of January 1, 2003. During the fourth quarter of 2003, we appointed Ryder Scott Co. as our primary reserve engineer. As of January 1, 2004, our estimates of proved reserves will be prepared internally by us. Ryder Scott will also prepare an independent reserve estimate for our properties as of January 1, 2004. Because estimating reserves is a complex process and estimates are based on interpretations and assumptions, it is possible that our proved reserve estimates could be revised upon completion of our internal estimate and Ryder Scott's independent estimate for our properties.


THE SUCCESS OF OUR BUSINESS DEPENDS UPON OUR ABILITY TO REPLACE RESERVES THAT WE PRODUCE.

     Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production and lower revenues and cash flows from operations. We historically have replaced reserves through both drilling and acquisitions. The business of exploring for, developing or acquiring reserves requires substantial capital expenditures. Historically, we have funded our capital expenditures in part through contributions from El Paso Corporation, our parent. El Paso Corporation has no commitment to fund our future capital needs and in the future may elect not to or may be unable to do so. In response to the current liquidity concerns of our parent, we have reduced our 2003 capital expenditure budget significantly. If El Paso Corporation's liquidity crisis does not abate or becomes more severe, we could be forced to further reduce our 2003 or future capital expenditures. If we do not continue to make significant capital expenditures, or if our outside capital resources become limited, we may not be able to continue to replace the reserves that we produce, which would negatively affect our future revenues and results of operations.

OUR OIL AND NATURAL GAS DRILLING AND PRODUCING OPERATIONS INVOLVE MANY RISKS AND MAY NOT BE PROFITABLE.

     Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, release of contaminants into the environment and other environmental hazards and risks. The nature of the risks is such that some liabilities could exceed our insurance policy limits, or, as in the case of environmental fines and penalties, cannot be insured. As a result, we could incur substantial costs that could significantly adversely affect our future results of operations or financial condition.

     In addition, in our drilling operations we are subject to the risk that we will not encounter commercially productive reservoirs. New wells drilled by us may be unproductive, or we may not recover all or any portion of our investment in those wells. Drilling for oil and natural gas often is unprofitable, not only because of dry wells but also due to wells that are productive but do not produce sufficient net reserves to return a profit at then realized prices after deducting drilling, operating and other costs.

OUR DRILLING OPERATIONS MAY BE DELAYED OR CANCELED AS A RESULT OF FACTORS BEYOND OUR CONTROL, RESULTING IN SIGNIFICANT COSTS TO US.

     Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors that are beyond our control, including:

     - unexpected drilling conditions;

     - title problems;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - adverse weather conditions;

     - compliance with environmental and other governmental requirements; and

     - costs of, or shortages or delays in the availability of, drilling rigs, equipment and services.

     A delay or curtailment of our drilling operations due to these or other factors can result in significant costs or significant reductions in revenue to us. For example, in the Gulf of Mexico in 2002, we lost four days of drilling time and deferred 39 MMcf/d of production due to Hurricane Isidore, as well as four days of lost drilling time and 55 MMcf/d of deferred production due to Hurricane Lili. Our expenses relating to the two storms totaled $10 million.

SHORTAGES OF OIL FIELD EQUIPMENT, SERVICES AND QUALIFIED PERSONNEL COULD REDUCE OUR CASH FLOW AND ADVERSELY AFFECT RESULTS OF OPERATIONS.

     The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. From time to time, there have also been shortages of drilling rigs and other equipment, as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. It is beyond our control and ability to predict whether these conditions will exist in the future and, if so, what their timing and duration will be. These types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results or restrict our ability to drill the wells and conduct the operations which we currently have planned and budgeted.

WE ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS, INCLUDING ENVIRONMENTAL AND SAFETY REGULATIONS, THAT CAN NEGATIVELY AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

     Our operations and facilities are subject to certain federal, state, and local laws and regulations relating to the exploration for, and development, production and transportation of, oil and natural gas, as well as environmental and safety matters.

Under these laws and regulations, we could be liable for:

     - personal injuries;

     - property and natural resource damages;

     - oil spills and releases or discharges of hazardous materials;

     - well reclamation costs;

     - remediation and clean-up costs and other governmental sanctions, such as fines and penalties; and

     - other environmental damages.

     Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations could harm our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with environmental and other governmental regulations. In addition, our operations could be significantly delayed or curtailed and our costs of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

OUR USE OF HEDGING ARRANGEMENTS HAS RESULTED IN FINANCIAL LOSSES AND MAY ADVERSELY AFFECT OUR FUTURE RESULTS OF OPERATIONS OR LIQUIDITY.

     To reduce our exposure to fluctuations in the prices of oil and natural gas, we use futures, swaps and option contracts traded on the New York Mercantile Exchange (NYMEX), over-the-counter options and price and basis swaps with other natural gas merchants and financial institutions. Under our current hedging policy, we may hedge up to 50% of our anticipated production for a rolling 12-month forward period. As of September 30, 2003, we had hedged approximately 33 million MMBtus of our anticipated remaining natural gas production for 2003 at a NYMEX Henry Hub price of $3.19 per MMBtu before regional price differentials and transportation costs. In addition, we have hedged approximately 75 million MMBtus at $3.12 per MMBtu of our 2004 anticipated natural gas production, 79 million MMBtus at $3.16 per MMBtu of our 2005 anticipated natural gas production and 84 million MMBtus at $3.28 per MMBtu of our 2006 anticipated natural gas production. We have also hedged additional volumes at various prices through 2012. At September 30, 2003 the mark-to-market value of these hedges was a loss of $423 million. Hedging arrangements expose us to risk of financial loss in some circumstances, including when:

     - production is less than expected;

     - the counter-party to the hedging contract defaults on its contract obligations; or

     - there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

For the years ended December 31, 2001 and 2002 and the nine months ended September 30, 2003, we recognized losses of $338 million, $58 million, and $286 million, respectively, as a result of our hedging arrangements.

     In addition, these hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas. The use of derivatives also may require the posting of cash collateral with counterparties which can impact working capital when commodity prices change. El Paso Corporation has announced that it plans to exit the commodities trading business within the next 18 to 24 months. Recently, however, El Paso has indicated that it may continue to provide us with certain gas marketing and hedging services. Depending on our financial condition, if we assume responsibility for our hedging activities, we may be required to begin posting cash collateral if prevailing prices exceed the prices in those hedging arrangements. As we have not previously conducted these activities on our own behalf, our results of operations could be adversely affected if we assume control over our hedging activities. In addition, the obligation to post cash or other collateral could, if imposed, adversely affect our liquidity.

WE MAY ASSUME RESPONSIBILITY TO MARKET OUR NATURAL GAS PRODUCTION WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We currently sell the majority of our natural gas production to affiliates of El Paso Corporation at monthly index prices for natural gas. As part of El Paso Corporation's plan to increase liquidity, it has announced that it will exit the energy trading business within the next 18 to 24 months. At such time, we may assume the marketing of our own natural gas production or enter into marketing agreements with third parties that will market our production. As we have not previously conducted these activities on our own behalf, our results of operations could be adversely affected if we assume control over the marketing of our production.

OUR GROWTH MAY BE DEPENDENT UPON SUCCESSFUL ACQUISITIONS WHICH ARE SUBJECT TO MANY UNCERTAINTIES.

     Acquisitions of exploration and production companies and producing properties and undeveloped properties have been an important part of our historical growth. We expect acquisitions will also contribute to our future growth. Successful acquisitions require an assessment of a number of factors, many of which are beyond our control. These factors include recoverable reserves, exploration or development potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Our assessments are inexact and their accuracy is inherently uncertain. If we are unable to continue making successful acquisitions, the growth of our company may be negatively impacted.

OUR ACQUISITIONS COULD SUBJECT US TO SIGNIFICANT UNKNOWN LIABILITIES.

     In connection with our acquisitions we are often not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities associated with acquired properties. Normally, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties. We may not be able to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every well. Even when we inspect a well, we do not always discover structural, subsurface and environmental problems that may exist or arise. Our review prior to signing a definitive purchase agreement may be even more limited. We could incur significant unknown liabilities, including environmental liabilities, or experience losses due to title defects, in our acquisitions for which we have limited or no contractual remedies or insurance coverage.

LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS.

     We believe our continued success depends on the collective abilities and efforts of our senior management, including our Chief Financial Officer, Gene T. Waguespack and our Chief Operations Officer, Randy L. Bartley. The loss of one or more of these officers could have a material adverse effect on our business. Our President, Rodney D. Erskine, resigned in November 2003 and we are undertaking a search for a replacement. We have no employment agreements with any of our key personnel and we do not maintain any key man life insurance policies.

COSTS OF ENVIRONMENTAL LIABILITIES COULD EXCEED OUR ESTIMATES.

     Our operations are subject to numerous environmental laws and regulations, which obligate us to install and maintain pollution controls and to clean up various sites at which regulated materials may have been disposed of or released. It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental matters because of:

     - the uncertainties in estimating clean up costs;

     - the discovery of additional contamination or contamination more widespread than previously thought;

     - the uncertainty in quantifying liability under environmental laws that impose joint and several liability on all potentially responsible parties; and

     - future changes to environmental laws and regulations.

     Although we believe we have established appropriate reserves for liabilities, including clean up costs, we could be required to set aside additional reserves in the future due to these uncertainties.

TERRORIST ATTACKS AIMED AT OUR ENERGY OPERATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scale and the United States and others instituted military action in response. Since the September 11th attacks, the U.S. government has issued warnings that energy assets may be a future target of terrorist organizations. These developments have subjected our oil and natural gas operations to increased risks.

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

Any future terrorist attack on our facilities, those of our customers and, in some cases, those of other energy companies, including El Paso, could have a material adverse effect on our business. The continued threat of terrorism and the impact of military and other action will lead to increased volatility in prices for oil and natural gas and could affect markets for our operations. These conditions have caused instability in world financial markets and could generate additional global economic instability.

WE ARE SUBJECT TO FINANCING AND INTEREST RATE EXPOSURE RISKS.

     Our future success depends on our ability to access capital markets and obtain financing at cost-effective rates. Our ability to access financial markets and obtain cost-effective rates in the future are dependent on a number of factors, many of which we cannot control, including changes in:

     - our credit ratings;

     - interest rates;

     - the structured and commercial financial markets;

     - market perceptions of us or the natural gas and energy industry;

     - tax rates due to new tax laws; and

     - the stock price, credit ratings and financial condition of our parent, El Paso Corporation.

WE FACE COMPETITION FROM THIRD PARTIES TO ACQUIRE RESERVES.

     The natural gas and oil business is highly competitive in the search for and acquisition of reserves. Competition for reserves and producing oil and gas properties is intense and many of our competitors have financial and other resources that are substantially greater than those available to us. Our competitors include the major oil companies, independent oil and gas concerns, individual producers, gas marketers and major pipeline companies, as well as participants in other industries supplying energy and fuel to industrial, commercial and individual consumers. If we are unable to compete effectively in the acquisition of reserves, our future profitability may be negatively impacted.

     Our affiliate, El Paso CGP, is a wholly-owned subsidiary of El Paso Corporation that also engages in the exploration for and the acquisition, development and production of oil and natural gas, primarily in North America. Although it is our affiliate, we compete with El Paso CGP for the acquisition of domestic properties and leasehold interests. Because El Paso CGP is very active onshore in the United States and offshore in the Gulf of Mexico, we may pursue opportunities that are also being pursued by El Paso CGP. We and El Paso CGP do not have an agreement regarding the allocation of business opportunities. As a result,we may identify a particular opportunity that has been first identified, pursued or obtained by El Paso CGP.

     In addition, our officers, directors and personnel also provide services to El Paso CGP and its subsidiaries pursuant to our shared services arrangement and therefore share their time and services between us and El Paso CGP. These persons may therefore have conflicts of interest between us and El Paso CGP.

WE ARE VULNERABLE TO RISKS ASSOCIATED WITH OPERATING IN THE GULF OF MEXICO.

     Our operations and financial results could be significantly impacted by conditions in the Gulf of Mexico because we explore and produce extensively in that area. As a result of this activity, we are vulnerable to the risks associated with operating in the Gulf of Mexico, including those relating to:

     - adverse weather conditions;

     - oil field service costs and availability;

     - compliance with environmental and other laws and regulations;

     - remediation and other costs resulting from oil spills or releases of hazardous materials; and

     - failure of equipment or facilities.

     Further, production of reserves from reservoirs in the shallow waters of the Gulf of Mexico shelf generally declines more rapidly than from reservoirs in many other producing regions of the world. This results in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial few years of production, and as a result, our reserve replacement needs from new prospects may be greater there than for our operations elsewhere. Also, our revenues and return on capital will depend significantly on prices prevailing during these relatively short production periods.

                 RISKS RELATED TO OUR AFFILIATION WITH EL PASO

EL PASO CORPORATION'S LIQUIDITY NEEDS SUBJECT US TO INCREASED COSTS OF DOING BUSINESS.

     Due to our relationship with El Paso Corporation, adverse developments or announcements concerning El Paso Corporation could adversely affect our financial condition, even if we have not suffered any similar development. The outstanding senior unsecured indebtedness of El Paso Corporation has been downgraded to below investment grade, currently rated Caa1 by Moody's and B by Standard & Poor's and remains on a negative outlook by both agencies. These downgrades will increase our cost of capital and could impede our access to capital markets.

     These downgrades are a result, at least in part, of the outlook generally for the consolidated businesses of El Paso Corporation and its needs for liquidity. If El Paso Corporation's liquidity needs are not satisfied, El Paso Corporation could be forced to seek protection in bankruptcy from its creditors. If rating agencies, lenders, vendors or other third parties believe that we could be substantively consolidated or otherwise involved in El Paso Corporation's bankruptcy, our cost of doing business could increase significantly. Additionally, if El Paso Corporation were to seek bankruptcy protection, we would have to use third parties to provide the services that we currently obtain from El Paso Corporation, possibly at substantially higher costs.

EL PASO CORPORATION'S FAILURE TO REPAY AMOUNTS OWED TO US COULD NEGATIVELY IMPACT OUR ABILITY TO REPAY THE NOTES.

     We have in the past and will in the future participate in El Paso Corporation's cash management program. Under the program, we may act either as a lender to or borrower from El Paso Corporation and its subsidiaries. So long as neither El Paso Corporation nor any of its subsidiaries is in default under any loan agreement or indenture, the indenture governing the notes does not restrict our ability to advance cash to El Paso Corporation up to a specified maximum amount. See "Description of Notes -- Covenants -- Limitation on Advances Under Parent's Cash Management Program." We may make advances under the program to El Paso Corporation even while El Paso Corporation's credit rating remains below investment grade. Moreover, El Paso Corporation may use the proceeds of these advances for any purposes, and those advances do not reduce or limit our ability under the indenture to pay dividends to our stockholder. As of September 30, 2003, El Paso Corporation owed us approximately $701 million under the cash management program. In addition, we conduct commercial transactions with El Paso Corporation and its affiliates. As of September 30, 2003, we had receivables of approximately $126.4 million from El Paso Corporation and its affiliated companies, and we owed approximately $6.5 million to El Paso and its affiliated companies. If it is unable to meet its liquidity needs, El Paso Corporation and its affiliates may not repay their obligations to us. However, we might still be required to satisfy any outstanding affiliated company payables. Our inability to recover outstanding balances under the cash management program or intercompany receivables owed to us could adversely affect our financial condition and impair our ability to repay the notes.

WE COULD BE SUBSTANTIVELY CONSOLIDATED WITH EL PASO CORPORATION IF EL PASO CORPORATION WERE FORCED TO SEEK PROTECTION FROM ITS CREDITORS IN BANKRUPTCY.

     If El Paso Corporation were the subject of voluntary or involuntary bankruptcy proceedings, El Paso Corporation and its other subsidiaries and their creditors could attempt to make claims against us, including claims to substantively consolidate our assets and liabilities with those of El Paso Corporation and its other subsidiaries. The equitable doctrine of substantive consolidation is a doctrine applied in bankruptcy cases to consolidate separate debtors so that their assets and liabilities may be aggregated. The consolidation creates a single entity from which all creditors of the individual entities must then make their claims. El Paso Corporation and/or its other subsidiaries or their respective creditors could attempt to advance such claims in a bankruptcy proceeding and it is unknown how a bankruptcy court would resolve the issue. If a bankruptcy court were to substantively consolidate us with El Paso Corporation and/or its other subsidiaries, our assets would be available to creditors of El Paso Corporation's consolidated group, and holders of the notes would be general unsecured creditors of the consolidated group.

ONGOING LITIGATION AND INVESTIGATIONS REGARDING OUR PARENT, EL PASO CORPORATION, AND ITS AFFILIATES COULD HARM OUR BUSINESS AND IMPAIR OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     El Paso Corporation and several of its subsidiaries were named defendants in numerous purported class action, municipal or individual lawsuits filed in the California state courts. The suits contend that El Paso Corporation's entities acted improperly to limit the construction of new pipeline capacity to California and/or to manipulate the price of natural gas sold into the California marketplace.

     On June 26, 2003, El Paso Corporation entered into two definitive settlement agreements (the Western Energy Settlement) with various public and private claimants, including the states of California, Washington, Oregon, and Nevada, to resolve this litigation. The final settlement will include aggregate upfront cash payments of $343.5 million, a cash payment of $45 million per year for twenty years, a price reduction under two power supply contracts and a separate cash payment equal to the proceeds from the sale of approximately 26.4 million shares of El Paso Corporation common stock. El Paso Corporation has also entered into a structural settlement in which it has agreed to, among other things, provide firm capacity on its El Paso Natural Gas pipeline to California over a period of five years and construct a new expansion on the pipeline. If the settlements are not approved by the court or the FERC, the proceedings and litigation will continue.

     In addition, El Paso Corporation and a number of its affiliates have been named defendants in various other lawsuits involving the State of California, other energy markets and alleged violations of federal securities laws. At this time, El Paso Corporation's legal exposure related to these lawsuits and claims is not determinable. For more information regarding these and other claims against our parent, please read "Business and Properties -- Legal Proceedings" beginning on page 55 of this prospectus.

     If El Paso Corporation does not prevail in these and other pending cases, and if the remedies adopted in these cases substantially impair El Paso Corporation's financial position, the long-term adverse impact on El Paso Corporation's credit rating, liquidity and ability to raise capital to meet its ongoing and future investing and financing needs could be substantial. It may look to its subsidiaries, including us, to provide liquidity. To the extent we are permitted under the indenture governing the notes, we may be required to sell assets in order to provide El Paso Corporation with sufficient funds to satisfy its obligations under any of these claims. In addition, if we had to provide substantial amounts of cash to El Paso Corporation to assist it in satisfying those obligations, our ability to make payments on the notes could be materially adversely affected. Further, if El Paso Corporation does not prevail in these cases and as a result its financial position is substantially impaired, the secondary market value of the notes could be significantly reduced.

AS A MEMBER OF THE EL PASO CORPORATION GROUP THAT FILES CONSOLIDATED FEDERAL INCOME TAX RETURNS, WE ARE SEVERALLY LIABLE FOR THE CONSOLIDATED FEDERAL INCOME TAXES OF THE GROUP AND WE COULD BE REQUIRED TO PAY THE FULL TAXES DUE FOR THAT GROUP IF EL PASO CORPORATION FAILS TO MAKE THE PAYMENTS.

     We are a member of the El Paso Corporation group filing consolidated federal income tax returns. Applicable federal income tax regulations provide that each member of a group of corporations filing a consolidated federal income tax return is severally liable for the entire consolidated federal income tax liability of that group.

     The Treasury Department may attempt to collect part or all of the consolidated federal income tax liability from El Paso Corporation as the common parent of the El Paso Corporation group or any other member of the group, including us. A member of such a consolidated filing group cannot deny liability for such taxes on the ground that it sustained a net operating loss for the year or that such liability is not consistent with an agreement made between members of the group. If El Paso Corporation or other members of the El Paso Corporation group do not have the financial means to pay the consolidated federal income tax liability of the El Paso Corporation group, we may, as a member of the El Paso Corporation group, be required to pay any consolidated federal income tax deficiencies of the El Paso Corporation group for any year we are a member of that group. As of December 31, 2002 and September 30, 2003, the El Paso Corporation group had no consolidated federal income tax liability due to the existence of net operating loss carry-forwards.

THE PENSION BENEFIT GUARANTY CORPORATION COULD SEEK TO TERMINATE EL PASO'S PENSION PLANS AND IMPOSE LIABILITY ON US.

     A federal government corporation known as the Pension Benefit Guaranty Corporation (PBGC) has the power under Title IV of the Employee Retirement Income Security Act of 1974, as amended (ERISA), to terminate underfunded defined benefit pension plans under various circumstances. Should such a termination occur, liability for any underfunding of a plan, calculated by the PBGC, may be imposed jointly and severally on all members of the contributing sponsor's "controlled group" as of the date of termination (subject to certain statutory limits). In addition, all members of the contributing sponsor's controlled group would be jointly and severally liable for any due and unpaid contributions, including any waived funding deficiencies plus interest. El Paso Corporation's controlled group includes substantially all of El Paso Corporation's subsidiaries and affiliates, including us and our subsidiaries.

     El Paso Corporation currently sponsors, maintains and contributes to the following three single-employer pension plans that are subject to Title IV of
ERISA: El Paso Corporation Pension Plan, Coastal Mart, Inc. Pension Plan and Coastal Coal Company, LLC Pension Plan.

     If the PBGC terminates one or more of these plans while we are members of El Paso Corporation's controlled group, the PBGC could enforce the resulting liability against us. The PBGC could demand that we pay this liability and, if we fail to timely pay this liability, the PBGC could seek to perfect a statutory lien against our property that automatically attaches in the PBGC's favor against the assets of each member of the El Paso Corporation controlled group. These liabilities could be substantial in amount and could adversely affect our financial condition and liquidity and thus our ability to make payments on the notes.

RESULTS OF INVESTIGATIONS INTO REPORTING OF TRADING INFORMATION COULD IMPAIR OUR ABILITY TO REPAY THE NOTES.

     In response to an October 2002 data request from the FERC, El Paso Corporation is conducting an ongoing investigation into the accuracy of information that employees of El Paso Merchant Energy, an El Paso Corporation subsidiary, voluntarily reported to trade publications. As a part of that investigation, El Paso Corporation has discovered that inaccurate information was submitted to the trade publications. One of El Paso Merchant Energy's former employees has been arrested and charged with knowingly submitting inaccurate data to a trade publication. These investigations are continuing, and it is unknown whether penalties or sanctions will be imposed on El Paso Corporation, and if imposed, the amount of such penalties. If any monetary penalties imposed caused El Paso Corporation to turn to its subsidiaries,
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

including us, for funding, our financial condition and our ability to repay the notes could be negatively affected.

WE ARE A WHOLLY-OWNED SUBSIDIARY OF EL PASO CORPORATION. EL PASO CORPORATION CAN EXERCISE SUBSTANTIAL CONTROL OVER OUR DIVIDEND POLICY AND BUSINESS AND OPERATIONS.

     El Paso Corporation has substantial control over:

     - our payment of dividends;

     - decisions on our financings and our capital raising activities;

     - mergers or other business combinations;

     - our acquisitions or dispositions of assets;

     - our shared employees and shared services;

     - our insurance coverage; and

     - our participation in El Paso Corporation's cash management program.

     El Paso Corporation may exercise this control in its own interest and not necessarily in the interests of us or the holders of the notes.

     In addition, our board of directors is comprised solely of employees of El Paso Corporation. The indenture governing the notes requires our board of directors to make several good faith determinations, including determinations of fair market value in connection with asset sales and determinations of whether transactions with our affiliates (including El Paso Corporation) are being conducted at an arm's length basis. There are no independent or outside members of our board of directors who would likely add an independent viewpoint to a determination involving a conflict of interest with El Paso Corporation or its affiliates, and we do not presently intend to have any such independent members appointed to our board. In addition, we receive and will continue to receive certain management services from affiliates of El Paso Corporation, and the transactions pursuant to which we receive such services will be exempt from the prohibitions of the indenture covenant addressing affiliate transactions. Because of this, there is a risk that we could enter into transactions with El Paso Corporation and its affiliates that comply with the indenture governing the notes, but might be on terms that are different than the terms that would be agreed to if we had independent members of our board.

                           RISKS RELATED TO THE NOTES

A SUBSIDIARY GUARANTEE COULD BE VOIDED IF IT CONSTITUTES A FRAUDULENT TRANSFER UNDER U.S. BANKRUPTCY OR SIMILAR STATE LAW.

     Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

     - was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against that subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

UPON A CHANGE OF CONTROL, WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES, WHICH WOULD VIOLATE THE TERMS OF THE NOTES.

     Upon the occurrence of a change of control (which does not include changes of control of El Paso Corporation) followed by certain ratings downgrades of the notes, holders of the notes will have the right to require us to purchase all or any part of the holders' notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. We and our subsidiary guarantors may not have sufficient financial resources available to satisfy all of our or their obligations under these notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of Notes -- Change of Control."

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO LIABILITIES AND INDEBTEDNESS OF OUR SUBSIDIARIES AND SUBORDINATED TO ANY OF OUR SECURED INDEBTEDNESS TO THE EXTENT OF THE ASSETS SECURING SUCH INDEBTEDNESS.

     We currently have no secured indebtedness outstanding. However, holders of any secured indebtedness that we may incur in the future would have claims with respect to our assets constituting collateral for the secured indebtedness that are prior to your claims under the notes. In the event of a default on any such secured indebtedness or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy claims of the secured creditors before any payment could be made on the notes. The indenture governing the notes allows us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets.

     In addition, the notes may not be guaranteed by all of our subsidiaries in the future, and any non-guarantor subsidiaries can incur some indebtedness under the terms of the indenture. As a result, third party creditors of our non-guarantor subsidiaries, including trade creditors and holders of indebtedness or guarantees issued by these non-guarantor subsidiaries, will generally have priority to the assets of the non-guarantor subsidiary over holders of the notes. All of our existing wholly-owned subsidiaries are guarantors of the notes.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR OUR NOTES.

     Prior to the offering of the Old Notes, there was no market for the notes. Although we expect the notes to trade in the Portal(SM) Market, the notes are not listed on any securities exchange. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry. As a result, an active trading market may not develop or be maintained for our notes. If an active market does not develop or is not maintained, the market price and liquidity of our notes may be adversely affected.

A FINANCIAL FAILURE BY US OR ANY SUBSIDIARY GUARANTOR MAY HINDER THE RECEIPT OF PAYMENT ON THE NOTES, AS WELL AS THE ENFORCEMENT OF REMEDIES UNDER THE SUBSIDIARY GUARANTEES.

     An investment in the notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of our subsidiary guarantors become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the notes and in the exercise of enforcement remedies under the notes or the subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectability of unmatured interest or attorneys' fees and forced restructuring of the notes.

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

                           FORWARD-LOOKING STATEMENTS

     In this prospectus we have made "forward-looking statements" which are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of us and our affiliates. These statements may relate to, but are not limited to, information or assumptions about capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal and regulatory proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. It should be understood that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements may relate to various financial and operational matters, including, among other things: fluctuations of the prices received or demand for our oil and natural gas; the amount, nature and timing of capital expenditures; drilling of wells; competition and government regulations; timing and amount of future production of oil and natural gas; costs of exploiting and developing our properties and conducting other operations, in the aggregate and on a per unit equivalent basis; increases in proved reserves; operating costs and other expenses; cash flow and anticipated liquidity; estimates of proved reserves, exploitation or property acquisitions; marketing of oil and natural gas; and general economic conditions and the other risks and uncertainties discussed in this prospectus and set forth from time to time in our public reports, filings and public statements.

     Undue reliance should not be placed on forward-looking statements, which speak only as of the date of this prospectus.

     For a description of risks relating to us and our business, see "Risk Factors" beginning on page 14 of this prospectus.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany those forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

                                USE OF PROCEEDS

     We received net proceeds of approximately $1.17 billion from the issuance of the Old Notes after deducting the initial purchasers' discounts and offering expenses. We used the net proceeds from the issuance of the Old Notes together with cash on hand to repay the $1.2 billion principal amount of intercompany obligations to El Paso Corporation incurred in connection with the retirement of its Trinity River financing, plus accrued and unpaid interest thereon. El Paso Corporation then used these proceeds to repay its obligations under the El Paso Corporation term loan.

     We will not receive any cash proceeds from the issuance of the New Notes. We will exchange outstanding Old Notes for New Notes in like principal amount as contemplated in this prospectus. The terms of the New Notes are identical in all material respects to the existing Old Notes except as otherwise described herein under "Description of Notes." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in a change in our total debt and other financing obligations.

                                 CAPITALIZATION

     The following table sets forth our historical consolidated capitalization as of September 30, 2003. The exchange of the Old Notes for the New Notes will not impact our overall capitalization. This table is unaudited and should be read in conjunction with our consolidated financial statements and related notes included in this prospectus.

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  2003
                                                              -------------
                                                               (UNAUDITED)
                                                              (IN MILLIONS)
Cash and cash equivalents...................................     $  118
Long-term debt:
  Trinity River Term Loan...................................     $   --
  7 3/4% Senior Notes due 2013..............................      1,170
                                                                 ------
          Total debt........................................      1,170
Total stockholder's equity..................................      1,894
                                                                 ------
          Total capitalization..............................     $3,064
                                                                 ======

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table presents the ratio of earnings to fixed charges for El Paso Production and its consolidated subsidiaries for the periods indicated:

                                                                              NINE MONTHS
                                                                                 ENDED
                                                  YEAR ENDED                 SEPTEMBER 30,
                                     ------------------------------------    --------------
                                     1998    1999    2000    2001    2002    2002     2003
                                     ----    ----    ----    ----    ----    -----    -----
Ratio of earnings to fixed
  charges..........................  --(1)   --(1)   --(2)   --(2)   --(2)   --(2)       6x(3)

---------------

(1) Earnings were inadequate to cover fixed charges by $1,015 million and $322 million for the years ended December 31, 1998 and 1999, respectively.

(2) There were no fixed charges for the years ended December 31, 2000, 2001 and 2002 and for the nine months ended September 30, 2002 since we were funded through equity contributions from El Paso.

(3) In 2003, we incurred interest costs related to the Trinity River refinancing and the issuance of the Old Notes.

For the purposes of computing these ratios, earnings means pre-tax income (loss) from continuing operations before:

     - adjustment for minority interest in consolidated subsidiaries;

     - income from equity investees, adjusted to reflect actual distributions from equity investments; and

     - fixed charges;

less:

     - capitalized interest.

Fixed charges means the sum of the following:

     - interest costs;

     - amortization of debt costs;

     - that portion of rental expenses which we believe represents an interest factor; and

     - preferred returns on consolidated subsidiaries.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     You should read the following historical financial data in connection with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. The financial data as of and for each of the five years ended December 31, 2002 were derived from our audited financial statements. The data for the nine months ended September 30, 2002 and 2003 were derived from our unaudited interim financial statements appearing in this prospectus. In the opinion of management, this nine-month data includes all normal recurring adjustments necessary for a fair statement of the results for those interim periods. Our historical results are not necessarily indicative of results to be expected in future periods.

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                            YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                  -------------------------------------------   ---------------
                                                   1998      1999     2000     2001     2002     2002     2003
                                                  -------   ------   ------   ------   ------   ------   ------
                                                                          (IN MILLIONS)
OPERATING RESULTS DATA:
  Operating revenues............................  $   560   $  498   $  537   $  604   $  841   $  630   $  736
                                                  -------   ------   ------   ------   ------   ------   ------
  Operating expenses............................      157      161      144      183      215      157      195
  Restructuring charges and merger-related
    costs.......................................       15       33       --        2       --       --        4
  Depreciation, depletion and amortization......      292      210      206      234      317      242      228
  Ceiling test charges..........................    1,035      352       --       --       --       --       --
                                                  -------   ------   ------   ------   ------   ------   ------
  Operating income (loss).......................     (939)    (258)     187      185      309      231      309
                                                  -------   ------   ------   ------   ------   ------   ------
  Interest income (expense)(1)..................      (75)     (53)       8        9        8        5      (47)
  Earnings from unconsolidated affiliates.......       --       --       11       29        6        5        8
  Other income (expense)........................        3        1        4        1        5       (3)       2
  Minority interest in consolidated
    subsidiaries................................       --       --       --       (4)      (3)      (2)      (3)
                                                  -------   ------   ------   ------   ------   ------   ------
  Income (loss) before income taxes.............   (1,011)    (310)     210      220      325      236      269
  Benefit (provision) for income taxes..........      360      108      (70)     (71)    (112)     (79)    (105)
                                                  -------   ------   ------   ------   ------   ------   ------
  Income (loss) before cumulative effect of
    accounting changes..........................     (651)    (202)     140      149      213      157      164
  Cumulative effect of accounting changes, net
    of income taxes.............................       --       --       --       --       --       --       (2)
                                                  -------   ------   ------   ------   ------   ------   ------
  Net income (loss).............................  $  (651)  $ (202)  $  140   $  149   $  213   $  157   $  162
                                                  =======   ======   ======   ======   ======   ======   ======
CASH FLOW DATA:
  Net cash provided by operating activities.....  $   248   $  231   $  197   $  352   $  849   $  658   $  471
  Net cash used in investing activities.........     (263)    (575)    (522)    (655)    (891)    (680)     (75)
  Net cash provided by (used in) financing
    activities..................................       --      346      323      303      198       22     (434)
FINANCIAL POSITION DATA:
  Total assets..................................  $ 1,636   $2,174   $2,358   $3,236   $4,218   $3,695   $3,872
  Total debt....................................      961       --       --       --       --       --    1,170
  Total stockholder's equity....................      449    1,895    2,147    2,798    3,309    2,979    1,894

---------------

(1) Interest expense for 1998, 1999 and the nine months ended September 30, 2003 is shown net of capitalized interest of $3 million, $12 million and $3 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis of our results of operations and financial condition should be read in conjunction with "Business and Properties," "Selected Consolidated Historical Financial Data" and our audited financial statements, our unaudited pro forma financial statements and supplementary data beginning on page F-1 of this prospectus.

RESULTS OF OPERATIONS

     We use earnings before interest and income taxes (EBIT) to assess the operating results and effectiveness of our business. We define EBIT as operating income, adjusted for earnings from unconsolidated affiliates, minority interest in consolidated subsidiaries and other miscellaneous non-operating items. Items that are not included in this measure are financing costs, including interest and debt expense, income taxes, extraordinary items and the cumulative effect of accounting changes. The following is a reconciliation of our operating results to EBIT and net income for the periods indicated:

                                                                           NINE MONTHS
                                                                              ENDED
                                               YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                               ------------------------   -------------
                                                2000     2001     2002    2002    2003
                                               ------   ------   ------   -----   -----
                                                            (IN MILLIONS)  (UNAUDITED)
Operating revenues...........................  $ 537    $ 604    $ 841    $ 630   $ 736
Operating expenses...........................   (350)    (419)    (532)    (399)   (427)
                                               -----    -----    -----    -----   -----
  Operating income...........................    187      185      309      231     309
Other income (expense).......................      4        1        5       (3)      2
Earnings from unconsolidated affiliates......     11       29        6        5       8
Minority interest in consolidated
  subsidiaries...............................     --       (4)      (3)      (2)     (3)
                                               -----    -----    -----    -----   -----
  EBIT.......................................    202      211      317      231     316
Interest income from affiliates..............      8        9        8        5       7
Interest expense, net of capitalized
  interest...................................     --       --       --       --     (54)
Income taxes.................................    (70)     (71)    (112)     (79)   (105)
                                               -----    -----    -----    -----   -----
Income from continuing operations............    140      149      213      157     164
Cumulative effect of accounting changes, net
  of income taxes............................     --       --       --       --      (2)
                                               -----    -----    -----    -----   -----
Net income...................................  $ 140    $ 149    $ 213    $ 157   $ 162
                                               =====    =====    =====    =====   =====

     We believe EBIT is a useful measurement for our investors because it provides information that can be used to evaluate the effectiveness of our businesses and investments from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes. This measure is used by El Paso Corporation to assess the performance of its business segments. EBIT may not be comparable to measures used by other companies and should not be used as a substitute for net income or other performance measures, or as a substitute for liquidity measures such as operating cash flow.

OVERVIEW OF RESULTS OF OPERATIONS

     Our operating results are driven by a variety of factors including the ability to locate and develop economic natural gas and oil reserves, extract those reserves with minimal production costs, sell the products at attractive prices and operate at a low total cost level.

     Since December 31, 2002, we have sold over 445 Bcfe of proved reserves through multiple transactions involving various third parties. The cumulative amounts of reserves sold through these various transactions represented over 15% of our year end 2002 total reserve base, and generated total cash proceeds to the company of $453 million. These sales were conducted as part of Parent EPC's efforts to reduce debt and improve its liquidity position. These sales, which included proved developed producing reserves, combined with normal production declines, mechanical failures on certain producing wells and higher finding and development costs have resulted in our total equivalent production declining each quarter since the first quarter of 2003. For the first nine months of 2003, our total equivalent production has declined approximately 25 Bcfe or 12% as compared to the same period in 2002. Future production trends will depend upon the amount of capital spending, the level of success in our drilling program and any future sales activity relating to our proved reserves.

     We have historically engaged in hedging activities on our natural gas and oil production to stabilize cash flows and reduce the risk of downward commodity price movements on our sales. This is achieved primarily through natural gas and oil swaps. In the past, our stated goal was to hedge approximately 75 percent of our anticipated current year production, approximately 50 percent of our anticipated succeeding year production and a lesser percentage thereafter. As a component of Parent EPC's strategic repositioning plan in May 2002, we modified our hedging strategy. Under our modified strategy, we may hedge up to 50 percent of our anticipated production for a rolling 12-month forward period. This modification of our hedging strategy will increase our exposure to changes in commodity prices which could result in significant volatility in our reported results of operations, financial position and cash flows from period to period. As of September 30, 2003, we had hedged approximately 33 million MMBtus of our anticipated remaining natural gas production for 2003 at a NYMEX Henry Hub price of $3.19 per MMBtu before regional price differentials and transportation costs. In addition, we have hedged approximately 75 million MMBtus at $3.12 per MMBtu of our 2004 anticipated natural gas production, 79 million MMBtus at $3.16 per MMBtu of our 2005 anticipated natural gas production and 84 million MMBtus at $3.28 per MMBtu of our 2006 anticipated natural gas production. We have also hedged additional volumes at various prices through 2012. We have been conducting our hedging activities with an affiliate of Parent EPC that conducts energy trading activities. This affiliate then enters into hedging arrangements with third parties. Parent EPC has announced that it will exit the energy trading business during the next 18 to 24 months. At such time, we may assume responsibility for our hedging activities. As we have not been conducting our hedging activities in the past, our future results of operations could be adversely affected if we assume control over these activities.

     During 2002, we continued an active onshore and offshore development drilling program to take advantage of our large inventory of drillable prospects and to develop our proved undeveloped reserve base. In March 2002, we acquired natural gas and oil properties in South Texas from El Paso CGP, a subsidiary of El Paso, for $395.5 million. Also in March 2002, we acquired the Prince offshore platform from GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) for $190 million. In July 2002, we acquired natural gas properties in the Raton Basin for approximately $140 million. These Raton Basin properties were acquired to expand our interest in the current coal seam project in the area. We also completed asset dispositions in east Texas as part of Parent EPC's balance sheet enhancement plan.

     In the last two years, Parent EPC has recognized the need to strengthen its capital structure and enhance its liquidity. One of the means to achieve these objectives is to reduce capital spending. As a result, we will reduce our total capital expenditures from approximately $1.4 billion in 2002 to approximately $600 million in 2003. In the first nine months of 2003, our total capital expenditures were approximately $516 million. We continually evaluate our capital expenditure program and this estimate is subject to change based on market conditions. We will continue to pursue strategic acquisitions of production properties and the development of projects subject to acceptable returns.

     As a strategy to supplement our 2003 and 2004 capital budget, in October 2003 we entered into agreements with a wholly owned subsidiary of Lehman Brothers (Lehman), an investment bank, and a wholly owned subsidiary of Nabors Industries Ltd. (Nabors) that could collectively result in an additional $190 million of drilling activity over the next nine to 12 months. Under the agreements, Lehman will contribute 50 percent of an estimated $270 million total cost to develop a specified package of wells in exchange for a 50 percent net profits interest (cash proceeds available after royalties and operating costs have been paid), and Nabors will contribute 20 percent in exchange for a 20 percent net profits interest in the package of wells. Once a specified payout is achieved, Lehman's and Nabors' net profits interests will convert to an overriding royalty interest in the wells for the remainder of the wells' productive lives. The remaining 30 percent of the $270 million of capital will be contributed by us as part of our existing 2003 and 2004 capital budget. Under the terms of the agreements, all parties have a right to cease further investment with 30 days notice.

     Parent EPC is considering, among other options, contributing to us other exploration and production properties that it owns. Parent EPC has not, however, made a final decision whether to make any such contribution. Any contribution of these assets would be subject to numerous conditions precedent, including the approval of Parent EPC's board of directors and approvals, waivers and consents of third parties. Whether or not Parent EPC ultimately decides to contribute any additional properties to us is beyond our control.


     Below are the operating results and an analysis of these results for each of the periods indicated:


                                                                              NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                            ------------------------------   --------------------
                                              2000       2001       2002       2002        2003
                                            --------   --------   --------   --------    --------
                                                  (IN MILLIONS, EXCEPT VOLUMES AND PRICES)
OPERATING REVENUES:
Natural gas...............................  $    441   $    483   $    640   $    474    $    604
Oil, condensate and liquids...............        91        120        211        165         126
Other.....................................         5          1        (10)        (9)          6
                                            --------   --------   --------   --------    --------
     Total operating revenues.............       537        604        841        630         736
Transportation and net product costs......       (32)       (43)       (55)       (42)        (39)
                                            --------   --------   --------   --------    --------
     Total operating margin...............       505        561        786        588         697
Operating expenses(1).....................      (318)      (376)      (477)      (357)       (388)
                                            --------   --------   --------   --------    --------
  Operating income........................       187        185        309        231         309
Other income (expense)....................         4          1          5         (3)          2
Earnings from unconsolidated affiliates...        11         29          6          5           8
Minority interest in consolidated
  subsidiaries............................        --         (4)        (3)        (2)         (3)
                                            --------   --------   --------   --------    --------
  EBIT....................................  $    202   $    211   $    317   $    231    $    316
                                            ========   ========   ========   ========    ========
VOLUMES AND PRICES:
Natural gas
  Volumes (MMcf)..........................   182,435    187,379    214,529    159,228     152,465
                                            ========   ========   ========   ========    ========
  Average realized prices with hedges
     ($/Mcf)()(2).........................  $   2.42   $   2.57   $   2.99   $   2.98    $   3.96
                                            ========   ========   ========   ========    ========
  Average realized prices without hedges
     ($/Mcf)(2)...........................  $   3.98   $   4.33   $   3.25   $   2.99    $   5.79
                                            ========   ========   ========   ========    ========
  Average transportation costs ($/Mcf)....  $   0.17   $   0.21   $   0.19   $   0.19    $   0.19
                                            ========   ========   ========   ========    ========
Oil, condensate and liquids
  Volumes (MBbls).........................     5,004      5,600      9,629      7,647       4,599
                                            ========   ========   ========   ========    ========
  Average realized prices with hedges
     ($/Bbl)(2)...........................  $  18.22   $  21.50   $  21.87   $  21.51    $  27.33
                                            ========   ========   ========   ========    ========
  Average realized prices without hedges
     ($/Bbl)(2)...........................  $  28.58   $  23.19   $  22.06   $  21.48    $  28.74
                                            ========   ========   ========   ========    ========
  Average transportation costs ($/Bbl)....  $   0.20   $   0.49   $   1.23   $   1.17    $   1.20
                                            ========   ========   ========   ========    ========

---------------

(1) Includes production costs, depletion, depreciation and amortization, merger-related and restructuring costs, gain (loss) on long-lived assets, corporate overhead, general and administrative expenses and severance and other taxes.

(2) Prices are stated before transportation costs.

  NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002


     For the nine months ended September 30, 2003 operating revenues were $106 million higher than in the same period in 2002. Our natural gas revenues, including the impact of hedges, were $130 million higher in 2003 compared to 2002. Natural gas prices, before the impact of hedges, rose in 2003 by 94 percent, resulting in a $427 million increase in revenues when compared to the same period in 2002. Our 2003 natural gas volumes decreased by four percent, resulting in a $20 million decrease in revenues, from the same period in 2002. The decrease in natural gas volumes was primarily due to the sales of producing properties in Oklahoma, normal production declines, and mechanical failures in certain producing wells. In addition, 2003 natural gas revenues included a hedging loss of $279 million compared to 2002 which included a natural gas hedging loss of $2 million. This caused 2003 natural gas revenues to be $277 million lower than 2002 as a result of hedging activities. Our oil, condensate and liquids revenues, including the impact of hedges, were $39 million lower in the first nine months of 2003 compared to 2002. Oil, condensate and liquids prices, before the impact of hedges, rose in 2003 by 34 percent, resulting in a $33 million increase in revenues, when compared to the same period in 2002. Our 2003 oil, condensate and liquids volumes decreased 40 percent, resulting in a $65 million decrease in revenues from the same period in 2002. The decline in volumes was primarily due to the property sales, normal production declines, and mechanical failures mentioned above. In addition, 2003 oil, condensate and liquids revenues included a hedging loss of $7 million compared to 2002 which included an oil hedging loss of less than $1 million. This caused 2003 oil, condensate and liquids revenues to be $7 million lower than 2002 as a result of hedging activities. Further increasing revenues was a positive mark-to-market adjustment of $16 million in 2003 compared to 2002 related to hedges of anticipated future production that no longer qualified for hedge accounting when we sold those properties in March 2002.

     Transportation and net product costs for the nine months ended September 30, 2003, were $3 million lower than in 2002 due to lower gas volumes subject to transportation fees partially offset by higher costs incurred to meet minimum payment obligations under pipeline agreements.

     Operating expenses for the nine months ended September 30, 2003, were $31 million higher than in 2002. Contributing to the increase were higher division and allocated corporate overhead, net of fees billed out to others, of $35 million, higher severance and other taxes of $10 million due to higher commodity prices, employee severance costs of $4 million incurred in 2003 and a $2 million gain on non-full cost pool assets recognized in 2002. Partially offsetting the increase was lower depletion expenses of $14 million comprised of a $28 million decrease resulting from lower production volumes in 2003, offset by an $8 million increase resulting from higher depletion rates in 2003 and costs of $6 million related to the accretion of our liability for asset retirement obligations from the adoption of SFAS No. 143. Further offsetting the increases was lower oilfield services costs of $6 million in 2003.

     Earnings from unconsolidated affiliates increased $3 million in the first nine months of 2003 compared to the same period in 2002. This increase was primarily due to an $8 million negative dividend adjustment booked in 2002 for our Clydesdale investment, partially offset by lower earnings in our equity investment in Noric, L.L.C., which we sold in April 2003.

     Minority interest expense in consolidated subsidiaries increased $1 million as income in Noric Holdings I increased. We sold our investment in Noric Holdings I in April 2003.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     For the year ended December 31, 2002 operating revenues were $237 million higher than the same period of 2001. Our natural gas revenues, including the impact of hedges, were $157 million higher in 2002 compared to 2001. Natural gas prices, before the impact of hedges, declined in 2002 by 25 percent, resulting in a $232 million decrease in revenues, when compared to the same period in 2001. Our 2002 natural gas volumes increased by 14 percent, resulting in a $117 million increase in revenues, from the same period in 2001. The increase was due largely to increased production in the offshore and coal seam regions. In addition, 2002 natural gas revenues included a hedging loss of $56 million compared to 2001 which included a natural gas hedging loss of $328 million. This caused 2002 natural gas revenues to be

$272 million higher than 2001 as a result of hedging activities. Our oil, condensate and liquids revenues, including the impact of hedges, were $91 million higher in 2002 compared to 2001. Oil, condensate and liquid prices, before the impact of hedges, declined in 2002 by five percent, resulting in a $10 million decrease in revenues, when compared to the same period in 2001. Our 2002 oil, condensate and liquids volumes increased 72 percent, resulting in a $93 million increase in revenues from the same period in 2001. The increase in volumes was due largely to increased production in the offshore region. In addition, 2002 oil, condensate and liquids revenues included a hedging loss of $2 million compared to 2001 which included an oil hedging loss of $10 million. This caused 2002 oil, condensate and liquids revenues to be $8 million higher than 2001 as a result of hedging activities. Decreasing operating revenues was a loss of $13 million in 2002 resulting from a mark-to-market adjustment of derivative positions that no longer qualify as cash flow hedges. These hedges no longer qualify for hedge accounting treatment since they were designated as hedges of anticipated future production from natural gas and oil properties that were sold in March 2002.

     Transportation and net product costs for the year ended December 31, 2002, were $12 million higher than in 2001 primarily due to a higher percentage of gas volumes subject to transportation fees and higher costs incurred to meet minimum payment obligations under pipeline agreements.

     Operating expenses for the year ended December 31, 2002, were $101 million higher than in 2001. The unit of production depletion expense was higher by $83 million with $31 million due to higher depletion rates in 2002 and $52 million from higher production volumes in 2002. Also contributing to increased expenses were higher oilfield service costs of $13 million as a result of higher production volumes in 2002. The higher production volumes in 2002 compared to 2001 caused an increase in labor, processing fees, compression, workovers, and other oilfield service costs. Further increasing expenses were higher overhead cost, net of fees billed to others, of $13 million. Offsetting higher expenses were lower severance and other taxes of $4 million, a gain on the sale of non-full cost pool assets of $2 million recorded in 2002, and merger-related costs of $2 million incurred in 2001.

     Equity earnings from our unconsolidated affiliates decreased $23 million from 2001 to 2002. Equity earnings from our investment in Noric, L.L.C. decreased $5 million due to lower realized natural gas prices and higher operating expenses than in 2001. Dividends from our Clydesdale cost method investment decreased $18 million from 2001 to 2002. In 2002 and 2001, we received $1.1 million and $10.5 million in dividends, respectively from Clydesdale. In May 2002, we were notified by Clydesdale that it had distributed cash of $8.1 million in excess earnings to us because of a change in the pro rata allocation between us and other Clydesdale investors, which we returned to Clydesdale in 2002.

     Minority interest expense for El Paso CGP's 42 percent ownership in Noric Holdings I decreased by $1 million from 2001 to 2002.

  YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     For the year ended December 31, 2001 operating revenues were $67 million higher than the same period of 2000. Our natural gas revenues, including the impact of hedges, were $42 million higher in 2001 compared to 2000. Natural gas prices, before the impact of hedges, rose in 2001 by 9 percent, resulting in a $65 million increase in revenues, when compared to the same period in 2000. Our 2001 natural gas volumes increased by 3 percent, resulting in a $20 million increase in revenues, from the same period in 2000. The production volume increase was due largely to increased production in the onshore region. In addition, 2001 natural gas revenues included a hedging loss of $328 million compared to 2000 which included a natural gas hedging loss of $285 million. This caused 2001 natural gas revenues to be $43 million lower than 2000 as a result of hedging activities. Our oil, condensate and liquids revenues, including the impact of hedges, were $29 million higher in 2001. Oil, condensate and liquids prices, before the impact of hedges, declined in 2001 by 19 percent, resulting in a $30 million decrease in revenues, when compared to the same period in 2000. Our 2001 oil, condensate and liquids volumes increased 12 percent, resulting in a $17 million increase in revenues from the same period in 2000. The increase in volumes was due largely to increased production in the offshore region. In addition, 2001 oil, condensate and liquids revenues included a hedging loss of $10 million compared to 2000 which included an oil hedging loss of $52 million. This caused 2001 oil, condensate and liquids revenues to be $42 million higher than 2000 as a result of hedging activities.

     Transportation and net product costs for the year ended December 31, 2001, were $11 million higher than in 2000 primarily due to a higher percentage of gas volumes subject to transportation fees.

     Operating expenses for the year ended December 31, 2001, were $58 million higher than in 2000. Contributing to the increase was higher unit of production depletion expense of $24 million, with $8 million resulting from higher production volumes and $16 million due to higher depletion rates. In addition, depreciation expense on non full-cost pool assets increased $4 million. Also contributing to the increase in expenses was higher oilfield service costs of $26 million as a result of higher production volumes in 2001. The higher production volumes in 2001 compared to 2000 resulted in higher transportation and equipment use, utilities, processing fees, compression, workovers and other oilfield service costs. Further increasing expenses were higher severance and other production taxes of $7 million and merger-related costs of $2 million recorded in 2001. Offsetting these increases in expenses was lower overhead cost, net of fees billed to others, of $5 million.

     Equity earnings from unconsolidated affiliates increased $18 million from 2000 to 2001. Equity earnings from our investment in Noric, L.L.C. increased $9 million due to higher production volumes from additional properties contributed by El Paso CGP. In addition, dividends from our Clydesdale cost method investment increased $8 million. In 2002, $8 million of these dividends were returned as Clydesdale notified us of a change in the pro rata allocation between us and other investors.

     Minority interest expense for El Paso CGP's ownership in Noric Holdings I increased by $4 million from 2000 to 2001 after it contributed properties to Noric.

INTEREST INCOME

  NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

     Interest income for the nine months ended September 30, 2003 increased $2 million compared to the same period in 2002 primarily due to higher interest rates.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Interest income for the year ended December 31, 2002, was essentially unchanged as the higher outstanding balances on our notes receivable from El Paso was offset by lower interest rates.

  YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Interest income for the year ended December 31, 2001, was essentially unchanged as the higher outstanding balances on our notes receivable from El Paso was offset by lower interest rates.

INTEREST EXPENSE

  NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

     Interest expense, net of capitalized interest, increased $54 million in the first nine months of 2003 compared to the same period in 2002 due to the Trinity River refinancing obtained in March 2003 and the Old Notes issued in May 2003.

INCOME TAX EXPENSE

     Income tax expense for the nine months ended September 30, 2003 was $105 million, resulting in an effective tax rate of 39 percent. Income tax expense for the nine months ended September 30, 2002, was $79 million, resulting in an effective tax rate of 33 percent. The difference in our effective tax rate from the statutory tax rate of 35 percent was primarily the result of earnings from unconsolidated affiliates where we anticipate receiving dividends, and the impact of state income taxes on our income.

     Income tax expense for the year ended December 31, 2002, was $112 million resulting in an effective tax rate of 34 percent. For the year ended December 31, 2001, income tax expense was $71 million, resulting in an effective tax rate of 32 percent. For the year ended December 31, 2000, income tax expense was $70 million, resulting in an effective tax rate of 33 percent. Differences in our effective tax rates from the statutory tax rate of 35 percent in all years were primarily a result of earnings from unconsolidated affiliates where we anticipate receiving dividends, and state income taxes. See note 4 of our historical consolidated audited financial statements included in this prospectus for a reconciliation of the statutory rate of 35 percent to our effective tax rates.

LIQUIDITY AND CAPITAL RESOURCES

  LIQUIDITY

     We rely on cash generated from our internal operations and loans from Parent EPC through its cash management program as our primary sources of liquidity, as well as proceeds from asset sales and capital contributions from Parent EPC. We expect that our future funding for working capital needs, capital expenditures, dividends and other financing activities will continue to be provided from some or all of these sources. Each of these sources are impacted by factors that influence the overall amount of cash generated by us and the capital available to us. For example, cash generated by our business operations may be impacted by changes in commodity prices or demands for our commodities or services due to weather patterns, competition from other providers or alternative energy sources. Liquidity generated by future asset sales may depend on the overall economic conditions of the industry served by these assets, the condition and location of the assets and the number of interested buyers. In addition, Parent EPC's credit ratings or general market conditions can restrict Parent EPC's ability to access capital markets, which can have a significant impact on our liquidity.

     In response to the current liquidity concerns of Parent EPC, we have reduced our 2003 capital expenditure budget to approximately $600 million, compared to the $1.4 billion we spent on capital expenditures in 2002. Historically, we have funded our capital expenditures in part through contributions from Parent EPC. Parent EPC has no commitment to fund our future capital needs and in the future may elect not, or may be unable, to do so. In its 2003 Operational and Financial Plan, Parent EPC outlined actions needed to meet its short term liquidity needs. These actions included the renegotiation of its credit agreements and asset sales. If these plans are insufficient for Parent EPC's liquidity needs, Parent EPC could reduce its planned contributions for our capital expenditures. As a result, we would be more dependent on cash generated from our internal operations to fund capital projects.

     To augment our capital expenditure budget for 2003 and 2004, in October 2003 we entered into agreements with a wholly owned subsidiary of Lehman Brothers (Lehman), an investment bank, and a wholly owned subsidiary of Nabors Industries Ltd. (Nabors) that could collectively result in an additional $190 million of drilling activity over the next nine to 12 months. Under these agreements, Lehman will contribute 50 percent of an estimated $270 million total cost to develop a specified package of wells in exchange for a 50 percent net profits interest (cash proceeds available after royalties and operating costs have been paid), and Nabors will contribute 20 percent in exchange for a 20 percent net profits interest in the package of wells. Once a specified payout is achieved, Lehman's and Nabors' net profits interests will convert to an overriding royalty interest in the wells for the remainder of the wells' productive lives. The remaining 30 percent of the $270 million of capital will be contributed by us as part of our existing 2003 and 2004 capital budget. Under the terms of the agreements, all parties have a right to cease further investment with 30 days notice.

     In a series of credit rating agency actions in late 2002 and early 2003, the senior unsecured debt of Parent EPC was downgraded to Caa1 by Moody's and B by Standard & Poor's. Parent EPC remains on negative outlook by both agencies. In addition, in November 2003 Moody's reduced our rating outlook to negative from stable. The downgrades of the Parent EPC debt will increase our cost of capital and could impede access to capital markets in the future. The Parent EPC downgrades also resulted in cash generated by our operations that collateralized the Trinity River facility being largely unavailable to us for general corporate purposes. Instead, we were required to use this cash to redeem preferred securities issued in connection with this arrangement and for the operation of those companies. In January 2003, we paid approximately $56 million under this provision and set aside $55 million to be used for additional future paydowns of the Trinity River facility. As of December 31, 2002, the total amount outstanding on this arrangement owed by Parent EPC was approximately $980 million. In March 2003, Parent EPC obtained $1.2 billion in financing and retired this facility. As a result of the retirement of this facility, we are no longer required to use cash generated by our operations to redeem preferred securities issued in connection with the Trinity River facility, or for the operation of the Trinity River companies. In May 2003, we sold $1.2 billion of senior unsecured notes. The proceeds were used to retire the $1.2 billion obligation to Parent EPC for the Trinity River refinancing previously discussed.

     A cash pool has been established for us to loan funds to or borrow funds from Parent EPC. Loans are payable on demand and interest is based on the Bloomberg Index H15 rate plus 10 basis points. As of December 31, 2002 we had loaned $431 million to Parent EPC, compared to $220 million as of December 31, 2001. As of September 30, 2003, we had loaned $701 million to Parent EPC.

     Our cash flow activities for the periods indicated are as follows:

                                                                           NINE MONTHS
                                                                              ENDED
                                               YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                               ------------------------   -------------
                                                2000     2001     2002    2002    2003
                                               ------   ------   ------   -----   -----
                                                            (IN MILLIONS)
Cash flows from operating activities.........  $ 197    $ 352    $ 849    $ 658   $ 471
Cash flows from investing activities(1)......   (522)    (655)    (891)    (680)    (75)
Cash flows from financing activities(2)......    323      303      198       22    (434)

---------------

(1) Investing activities include net proceeds from the sales of assets of $3 million, $20 million, $363 million, $356 million, and $447 million for years ended December 31, 2000, 2001, and 2002, and the nine months ended September 30, 2002 and 2003. Also included is capital expenditures of $500 million, $675 million, $1,290 million, $1,036 million, and $579 million for years ended December 31, 2000, 2001, and 2002 and the nine months ended September 30, 2002 and 2003. The negative cash flows represent capital expenditures on natural gas and oil exploration and development activities, offset by the net proceeds from the sales of assets.

(2) Financing activities include contributions from Parent EPC of $101 million, $568 million, $849 million, and $499 million for the years ended December 31, 2000, 2001, and 2002 and for the nine months ended September 30, 2002. There were no contributions from Parent EPC for the nine months ended September 30, 2003.

     In order to improve Parent EPC's liquidity position, we have taken steps to reduce our cash needs for 2003, including implementing cost savings plans and reducing our overall capital spending program. In order to supplement our cash generated from operations in 2002, we sold $382 million of assets in east Texas in March 2002. We have continued to sell assets in 2003 to supplement our liquidity. In March of 2003 we sold certain assets in Oklahoma and Texas to Chesapeake Energy Corporation for $440 million. The proceeds from this sale were not restricted under the Trinity River financing agreements and were loaned to Parent EPC through Parent EPC's cash management program.

     In addition to our sources of cash from internally generated funds, asset sales and capital markets transactions, we also will rely on advances from Parent EPC through the use of Parent EPC's cash management program. Our ability to continue to rely on cash advances from Parent EPC can be impacted by Parent EPC's own credit standing, its requirements to repay debt and other financing obligations, and the cash demands from other parts of its business.

     We do not have any material long-term debt, lease or similar contractual obligations other than our payment obligations in respect of the notes.

     We believe we will generate sufficient funds through our operations, asset sales, financing activities and advances from Parent EPC to meet our short-term capital requirements for existing operations.

  CAPITAL EXPENDITURES

     Our capital expenditures were $1.4 billion and $661 million for 2002 and 2001, respectively. In the first nine months of 2003, our total capital expenditures were approximately $516 million. Under our current plan, we expect to spend approximately $600 million in each of the next two years for capital expenditures primarily through internally generated funds. These capital expenditures will be primarily spent on exploratory and development drilling projects. In addition, we have entered into agreements with wholly owned subsidiaries of Lehman and Nabors described on page 35, which will supplement our 2003 and 2004 capital expenditure budget.

DEBT

     Issuances:

  DATE        TYPE      INTEREST RATE  PRINCIPAL  NET PROCEEDS  DUE DATE
--------  ------------  -------------  ---------  ------------  --------
                                            (IN MILLIONS)
May 2003  Senior notes      7.75%       $1,200     $1,169(1)      2013

---------------

(1) Proceeds were used to repay the $1.2 billion loan from Parent EPC related to the Trinity River refinancing.

CRITICAL ACCOUNTING POLICIES

     The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have developed. Accounting rules generally do not involve a selection among alternatives, but involve an implementation and interpretation of existing rules and the use of judgment to the specific set of circumstances existing in our business. We make every effort to properly comply with all applicable rules on or before their adoption, and we believe the proper implementation and consistent application of the accounting rules is critical. However, not all situations are specifically addressed in the accounting literature. In these cases, we must use our best judgment to adopt a policy for accounting for these situations. We accomplish this by analogizing to similar situations and the accounting guidance governing them, and often consult with our independent accountants about the appropriate interpretation and application of these policies. The preparation of our financial statements requires the selection and application of a number of accounting policies. We have defined our critical accounting policies as those significant accounting policies that involve critical accounting estimates in the preparation of our financial statements. Please read note 1 to our historical consolidated audited financial statements included in this prospectus for a discussion of our significant accounting policies.

     We consider a critical accounting estimate to be an accounting estimate recognized in the financial statements that requires us to make assumptions about matters that may be highly uncertain at the time the estimate is made. We believe that an accounting estimate is only considered a critical accounting estimate if changes in those estimates are reasonably likely to occur or if we reasonably could have selected a different estimate, and either of these differences would have resulted in a material impact on our financial condition or results of operations.

     Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates may change as new events occur and as additional information is obtained. In addition, management is periodically faced with uncertainties, the outcomes of which are not within our control and will not be known for prolonged periods of time. We have discussed the development and selection of the critical accounting policies and related disclosures with the Audit Committee of the El Paso Corporation Board of Directors.

     Our critical accounting policies include industry specific policies, such as accounting for natural gas and oil producing activities and price risk management activities, as well as broad policies that include accounting for environmental reserves and pension and other post retirement benefits. Each of these areas involves complex situations and a high degree of judgment in both the application and interpretation of existing literature and in the development of estimates that impact our financial statements. These critical accounting policies have been identified for the current year, and there may be additional critical accounting policies as and when new accounting pronouncements are adopted. Recent accounting pronouncements are discussed in the section below entitled New Accounting Pronouncements Adopted and New Accounting Policies Not Yet Adopted.

     Accounting for Natural Gas and Oil Producing Activities. We use the full cost method to account for our natural gas and oil producing activities. Under this accounting method, we capitalize substantially all of the costs incurred in connection with the exploration, acquisition and development of natural gas and oil reserves in full cost pools maintained by geographic areas, regardless of whether reserves are actually located. This method differs from the successful efforts method of accounting for these activities. The primary differences between these two methods are the treatment of exploratory dry hole costs and geological and geophysical costs, the manner of impairment testing and the recognition of gains or losses when properties are sold. Exploratory dry hole costs include exploration, acquisition and development costs on wells that do not yield measurable reserves. Under the successful efforts method, these costs are generally expensed when the determination is made that measurable reserves do not exist. Geological and geophysical costs are also expensed under the successful efforts. Under the full cost method, both dry hole costs and geological costs are capitalized into the full cost pool. As a result, our financial statements will differ from companies that apply the successful efforts method since we could potentially reflect a higher level of capitalized costs as well as a higher depletion rate.

     Under the full cost accounting method, we are required to conduct quarterly impairment tests of our capitalized costs in our full cost pool. This impairment test is referred to as a ceiling test. Our total capitalized costs, net of related income tax effects, are limited to a ceiling based on the present value of future net revenues from proved reserves using end of period spot prices, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, net of related income tax effects. Our ceiling test calculations include the effects of our derivative instruments, which we have designated as cash flow hedges of our anticipated future natural gas and oil production. If these discounted revenues are not equal to or greater than total capitalized costs, we are required to write-down our capitalized costs to this level. The primary factors that could result in a ceiling test write-down include lower prices, higher capitalized costs in the full cost pool, a lower reserve base, and the impact of our hedging program.

     The ceiling test calculation assumes that the price in effect on the last day of the quarter is held constant over the life of the reserves. As a result of this pricing assumption, the resulting value is not indicative of the true fair value of the reserves. The prices of natural gas and oil are volatile and change from period to period. We attempt to realize more determinable cash flows through the use of hedges, but a decline in commodity prices can impact the results of our ceiling test. Ceiling test charges due to fluctuating prices, as opposed to reductions to the underlying reserve quantities, should not be considered an absolute indicator of the value of the related reserves.

     The process of estimating natural gas and oil reserves is very complex, requiring significant decisions in the evaluation of all available geological, geophysical, engineering and economic data. The data for a given field may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various fields increases the likelihood of significant changes in these estimates. Our reserve estimates impact several financial calculations. If all other factors are held constant, an increase in estimated proved reserves decreases our unit of production depletion rate. Higher reserves can also reduce the likelihood of ceiling test impairments. Estimated reserves are used to calculate projected future cash flows from our natural gas and oil properties, which can often be used as collateral to secure financing for our operations. Please see note 15 to our historical consolidated audited financial statements included in this prospectus for supplemental disclosures relating to our natural gas and oil operations.

     Price Risk Management Activities. We account for our price risk management activities in accordance with the requirements of SFAS No. 133, which requires that we determine the fair value of the derivative instruments we use and reflect them in our balance sheet at their fair values. Changes in the fair value of derivative instruments are generally recognized in our income statement when the hedge is settled.

     Some of our derivative instruments are traded on active exchanges such as the NYMEX, while others are valued using exchange prices, third party pricing data and valuation techniques that incorporate specific contractual terms, statistical and simulation analysis and present value concepts. One of the primary factors that can have an impact on our results each period is the price assumptions used to value our derivative instruments. Because of the exit by El Paso's energy trading group from the trading business, our accessibility to reliable forward market pricing data for purposes of estimating fair value was significantly limited in late 2002. As a result, we obtained valuation assistance from a third party valuation specialist in determining the fair value of our trading and non-trading price risk management activities as of December 31, 2002. Based upon the specialist's input, our estimates of fair value are based upon price curves derived from actual prices observed in the market, pricing information supplied by the specialist and independent pricing sources and models that rely on this forward pricing information. These estimates also reflect factors for time value and volatility underlying the contracts, the potential impact of liquidating our position in an orderly manner over a reasonable time under present market conditions, modeling risk, credit risk of our counterparties and operational risks, as needed.

     The amounts we report in our financial statements change as these estimates are revised to reflect actual results, changes in market conditions or other factors, many of which are beyond our control.

     Another factor that can impact our results each period is our ability to estimate the level of correlation between future changes in the fair value of the hedge instrument and the transaction being hedged, both at the time we enter into the transaction and on an ongoing basis. By hedging risk, the derivative instrument's value is intended to offset value changes in the item being hedged. However, this is complicated in hedging energy commodities, because energy commodity prices have qualitative and locational differences that can be difficult to hedge effectively. Our estimates of fair value and our assessment of correlation of our hedging derivatives are impacted by actual results and changes in market conditions.

NEW ACCOUNTING PRONOUNCEMENTS ADOPTED

     As of September 30, 2003, there were a number of accounting standards and interpretations that had been issued and adopted by us. Below is a discussion of the more significant standards that were adopted by us through September 30, 2003.

  ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability for the estimated retirement and removal costs of long-lived assets used in their business. The liability is recorded at its fair value, with a corresponding asset which is depreciated over the remaining useful life of the long-lived asset to which the liability relates. An ongoing expense will also be recognized for changes in the value of the liability as a result of the passage of time. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002. Upon our adoption of SFAS No. 143 on January 1, 2003, we recognized current liabilities of $9.1 million, long-term liabilities of $67.1 million, non-current retirement assets of $73.2 million, and a pre-tax charge to earnings of $3.0 million as the cumulative effect of an accounting change. Our liability relates primarily to our obligations to plug abandoned wells over the next one to 99 years.

  ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement will require us to recognize costs associated with exit or disposal activities when they are incurred rather than when we commit to an exit or disposal plan. Examples of costs covered by this guidance include lease termination costs, employee severance costs associated with a restructuring, discontinued operations, plant closings or other exit or disposal activities. The statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities we initiate after January 1, 2003. We applied the provisions of this standard in accounting for the $4 million in employee severance and termination costs which we incurred during the first nine months of 2003.

  ACCOUNTING FOR GUARANTEES

     In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation requires that companies record a liability for all guarantees issued after January 31, 2003, including financial, performance and fair value guarantees. This liability is recorded at its fair value upon issuance and does not affect any existing guarantees issued before January 31, 2003. This standard also requires expanded disclosures on all existing guarantees at December 31, 2002. There was no financial statement impact of adopting this standard.

  AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to incorporate several interpretations of the Derivatives Implementation Group (DIG), and also makes several minor modifications to the definition of a derivative as it was defined in SFAS No.
133. SFAS No. 149 affects contracts entered into or modified after June 30, 2003. There was no initial financial statement impact of adopting this standard.

NEW ACCOUNTING POLICIES NOT YET ADOPTED

  ACCOUNTING FOR INTANGIBLE ASSETS

     The Securities and Exchange Commission (SEC) has recently suggested that acquired natural gas and oil rights held under lease should be classified as an intangible asset pursuant to SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. However, the SEC is not requiring companies to apply this classification or the disclosure requirements for intangible assets. We will continue to classify the costs of acquired natural gas and oil mineral rights held under lease as natural gas and oil properties at full cost on our balance sheet until the SEC or the Financial Accounting Standards Board provides definitive guidance on the issue. We believe that this classification is consistent with current accounting and industry practice. If the costs of acquired natural gas and oil mineral rights held under lease were deemed to be intangible assets, mineral interests for undeveloped and developed leaseholds would be reclassified from natural gas and oil properties at full cost to intangible assets on our balance sheet but would be included in costs of natural gas and oil properties in the Notes to Consolidated Financial Statements in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities. There would be no effect on our statements of income or cash flows.

  CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51

     In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This interpretation defines a variable interest entity as a legal entity whose equity owners do not have sufficient equity at risk and/or a controlling financial interest in the entity. This standard requires a company to consolidate a variable interest entity if it is allocated a majority of the entity's losses and/or returns, including fees paid by the entity. On October 9, 2003, the FASB issued

FASB Staff Position, FSP FIN No. 46-6, Effective Date of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. This staff position deferred our required adoption date of FIN No. 46 to the fourth quarter of 2003. We are currently assessing the impact of FIN No. 46 on our business.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We use derivative financial instruments and energy related contracts to manage market risks associated with natural gas and oil. Our primary market risk exposures are those related to changing commodity prices. Our market risks are monitored by El Paso Corporation's corporate risk management committee to ensure compliance with the stated risk management policies approved by the Audit Committee of El Paso Corporation's Board of Directors. This committee operates independently from us.

  COMMODITY PRICE RISK

     We have market risks related to the oil and natural gas we produce. We attempt to mitigate market risk associated with these significant physical transactions through the use of non-trading financial instruments, which could include:

     - exchange-traded future contracts involving cash settlements;

     - forward contracts involving cash settlements or physical delivery of an energy commodity;

     - swap contracts which require payments to (or receipts from) counterparties based on the difference between a fixed and a variable price, or two variable prices, for a commodity; and

     - exchange-traded and over-the-counter options.

     The table below presents the hypothetical sensitivity to changes in fair values arising from immediate selected potential changes in the quoted market prices of the derivative commodity instruments we use to mitigate these market risks as of December 31, 2002 and September 30, 2003. Any gain or loss on these derivative commodity instruments would be substantially offset by a corresponding gain or loss on the hedged commodity positions, which are not included in the table.

                                                               10% INCREASE            10% DECREASE
                                                           ---------------------   ---------------------
                                              FAIR VALUE   FAIR VALUE   INCREASE   FAIR VALUE   DECREASE
                                              ----------   ----------   --------   ----------   --------
Impact of changes in commodity prices on
  derivative commodity instruments (net
  liability in millions)
  December 31, 2002.........................    $(375)       $(544)      $(169)      $(206)       $169
  September 30, 2003........................    $(423)       $(554)      $(131)      $(292)       $131

     Currently, we hedge our production with an affiliate of El Paso Corporation which then enters into hedging arrangements with third parties, and therefore we are not responsible for posting collateral. El Paso Corporation has announced that it plans to exit the energy trading business within the next 18 to 24 months, although it has recently indicated that it may continue to provide us with certain gas marketing and hedging services. If we assume responsibility for our hedging arrangements, depending on our financial condition, we may be required to begin posting cash collateral if prevailing prices exceed the prices in those hedging arrangements. As we have not been conducting our hedging activities in the past, our results of operations could be adversely affected if we assume control over these activities.

                            BUSINESS AND PROPERTIES

GENERAL

     We are a large independent natural gas and oil company engaged in the exploration for and the acquisition, development and production of natural gas, oil and natural gas liquids in selected major producing regions of the United States, including Alabama, Colorado, Louisiana, New Mexico, Oklahoma, South Texas and the Gulf of Mexico. As of December 31, 2002, pro forma for our asset sale during the first quarter of 2003, our estimated proved reserves were approximately 2.4 Tcfe, 91% of which were natural gas and 63% were proved developed. The related PV-10 value of these proved reserves as of December 31, 2002 was $4.4 billion, using realized prices based on a Henry Hub spot price of $4.79 per MMbtu for natural gas and a WTI Cushing spot price of $31.20 per Bbl for oil. We believe our focus on natural gas reserves will allow us to realize the benefits of favorable natural gas industry fundamentals in North America.

     We are a wholly-owned subsidiary of El Paso Corporation, a diversified energy company with core businesses in natural gas pipelines, natural gas and oil production and midstream services. Parent EPC is one of the ten largest independent oil and natural gas companies in the United States based on estimated proved reserves. Parent EPC owns other exploration and production assets in addition to those owned by us. Our proved reserves represent approximately 50% of Parent EPC's total proved reserves. The majority of our assets were acquired through Parent EPC's merger with Sonat Inc. in October 1999.

     We have a balanced portfolio of development, exploitation and exploration projects, including long-lived and shorter-lived properties. We own significant coalbed methane operations in the Raton Basin of Colorado and New Mexico, the Black Warrior Basin of Alabama and the Arkoma Basin of eastern Oklahoma. Approximately 52% of our proved reserves are coalbed methane, which are generally characterized by lower development expenditures, higher drilling success rates and longer reserve lives. In the Gulf of Mexico we have interests in 218 offshore blocks and approximately 100 active platforms. In South Texas, our operations are focused on the prolific Vicksburg trend. Approximately 20% and 11% of our proved reserves are located in the Gulf of Mexico and South Texas, respectively, which are generally characterized by higher development expenditures, higher returns on invested capital and shorter reserve lives. Our remaining 17% of proved reserves are located in North Louisiana and are generally characterized by lower development costs, higher drilling success rates and longer reserve lives. Based on 2002 production and proved reserves at December 31, 2002, we had an overall reserve-to-production ratio of 10 years.

     We have a large inventory of drillable prospects and an active drilling program. We have identified over 700 proved undeveloped drillable locations, as well as over 1,800 additional potential locations, which combined represent more than seven years of future drilling opportunities based on our current expectations. In addition, our extensive 2-D and 3-D seismic inventory provides us with significant data with respect to our core operating areas. We have demonstrated the ability to apply sophisticated geophysical technology and seismic data processing to successfully identify locations to explore for and develop reserves. We combine in-house deep drilling expertise with hydraulic fracturing technologies to optimize production with high-rate completions at competitive finding and development costs.

     We operate properties that contain approximately 94% of our proved reserves and own an average working interest of 68% in 2,226 wells. A high percentage of operational control allows us to more effectively manage our production costs, capital costs and the timing of development and exploration activities for these properties. During 2002, our pro forma average production cost was $0.42 per Mcfe which was one of the lowest production cost structures as compared to publicly traded independent oil and natural gas companies.

     We manage our operations and financial resources to enable us to execute our business plan within the volatile commodity market. Under our current hedging policy, we may hedge up to 50% of our anticipated production for a rolling 12-month forward period. As of September 30, 2003, we had hedged approximately 33 million MMBtus of our anticipated remaining natural gas production for 2003 at an average NYMEX Henry Hub price of $3.19 per MMBtu before regional price differentials and transportation costs. In addition, we have hedged approximately 75 million MMBtus at $3.12 per MMBtu of our 2004 anticipated natural gas production, 79 million MMBtus at $3.16 per MMBtu of our 2005 anticipated natural gas production and 84 million MMBtus at $3.28 per MMBtu of our 2006 anticipated natural gas production. We have also hedged additional volumes at various prices through 2012. At September 30, 2003, the mark-to-market value of these hedges was a loss of $423 million. We have no current plans to hedge additional volumes.

PROPERTIES

     The following table sets forth a summary of our 2002 production and our estimated proved reserves and the net present value of those reserves as of December 31, 2002, by our core operating areas, after giving pro forma effect to our asset sale in March 2003. In the event Parent EPC decides to contribute additional exploration and production properties to us, our core areas could change. For a description of this possible contribution, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview of Results of Operations."

                                                                      AS OF DECEMBER 31, 2002
                                              ------------------------------------------------------------------------
                                                        PROVED RESERVE QUANTITIES
                                              ----------------------------------------------         NET PRESENT
                                  2002                                        TOTAL PROVED            VALUE OF
                             NET PRODUCTION                       NATURAL       RESERVES           PROVED RESERVES
                             --------------    CRUDE    NATURAL     GAS     ----------------   -----------------------
                                    PERCENT     OIL       GAS     LIQUIDS            PERCENT      AMOUNT       PERCENT
                             BCFE     (%)     (MMBBL)    (BCF)    (MMBBL)   (BCFE)     (%)     (IN MILLIONS)     (%)
                             ----   -------   -------   -------   -------   ------   -------   -------------   -------
Coalbed Methane............   30       12%       --      1,242       --     1,243       52%       $1,551          35%
South Texas................   34       14       0.4        219      7.3       265       11           516          12
North Louisiana............   37       15       3.2        375      1.8       405       17           821          18
Gulf of Mexico.............  148       59      19.6        350      2.2       481       20         1,559          35
                             ---      ---      ----      -----     ----     -----      ---        ------         ---
  Total....................  249      100%     23.2      2,187     11.3     2,394      100%       $4,446         100%
                             ===      ===      ====      =====     ====     =====      ===        ======         ===

  COALBED METHANE

     As of December 31, 2002, coalbed methane (CBM), also referred to as coal seam, represented approximately 52% of our total proved reserves and 51% of our total proved undeveloped reserves. We plan to exploit this significant development potential through our interests in six CBM projects that represent approximately 1.4 million gross acres, of which 87% are undeveloped. All six projects produce CBM using the dewatering process, which allows gas trapped by water in coalbeds to flow to the surface by removing the water. Initially, CBM wells produce large amounts of water and little methane; however, over time, gas production increases and water production declines. The peak gas production rate occurs between one and four years after a well is completed and declines slowly thereafter. Since widespread commercial CBM production was initially stimulated by the Section 29 tax credit in 1980, the industry has demonstrated that CBM wells can be productive for over 20 years.

     CBM reserves are strategic to us because they are generally characterized by lower development expenditures, higher drilling success rates and longer reserve lives. Shallow reserve depths, which typically allow wells to be drilled and cased within two days, contribute to low finding and development costs. These costs are further reduced by our scale. For example, our 2003 fracture stimulation program, which consists of over 400 gross wells and more than 1,000 separate fracture stimulation treatments, is expected to obtain an estimated 45% cost saving to the typical market cost. In addition, CBM reserves are generally low risk to develop. In 2002, 328 of the 330 gross wells that we drilled on proved undeveloped and additional in-field locations in our CBM regions were productive. Our drilling success is partly attributable to our geological expertise, which has been developed through our operating history in CBM projects. Our CBM projects, most of which are in their initial stages of production, contribute 23% of our current daily production. As dewatering progresses and additional wells are added, production is expected to rise. However, some CBM reservoirs do not demonstrate reduced water production, which reduces or eliminates the actual economic recovery.

  Black Warrior Basin

     The Black Warrior Basin is located in north-central Alabama. Production in the basin occurs from several coal bearing intervals. Wells are typically fracture stimulated using three to six stages depending on the number and distribution of coal seams. Well depths are typically 1,800 to 2,800 feet and take approximately two days to drill and case. This basin represented approximately 12% of our proved reserves at December 31, 2002, and 13% of the PV-10 value of those reserves. It also contributes approximately 12% of our current daily production. The Black Warrior Basin is divided into four development areas.

     - White Oak Creek Field. We operate the White Oak Creek Field within the Black Warrior Basin and own 75% of the working interest. The White Oak Creek Field currently produces 26 MMcf/d net from 367 wells with net proved reserves at December 31, 2002 of 87 Bcf, 15 Bcf of which are proved undeveloped. In 2003, we plan to drill wells on 23 proved undeveloped and 10 additional locations in the field. In addition, we plan to expand our development north and east of the current field.

     - Short Creek Field. We began development of the Short Creek Field upon acquiring a lease for a portion of the property in 2001. We operate the field and own 100% of the working interest. The field currently produces over 11 MMcf/d net from 111 wells with net proved reserves at December 31, 2002 of 73 Bcf. In 2003, we plan to drill wells on 12 proved undeveloped and 9 additional locations in the field.

     - Blue Creek West Field. We operate and own 100% of the working interest in a portion of the Blue Creek West Field. Once capital costs have been fully recovered, our interest will be reduced to 75%. The Blue Creek West Field currently produces 8 MMcf/d net from 112 wells and has net proved reserves at December 31, 2002 of 53 Bcf. In 2003, we plan to drill wells on 23 proved undeveloped and 17 additional locations in the field.

     - Brookwood Field. The Brookwood Field is being developed in coordination with an active underground coal mine. We hold a 50% interest in the oil and gas in the field pursuant to a 50% interest in a field-wide joint operating agreement. Jim Walter Resources, Inc. owns the remaining interest in the field and is also currently extracting coal from three separate mines within the field development. Together, we equally own Black Warrior Methane Corporation, which operates the field. The Brookwood Field currently has net production of 17 MMcf/d and net proved reserves at December 31, 2002 of 68 Bcf. In 2003, we plan to drill wells on 35 proved undeveloped and two additional locations in the field.

  Arkoma Basin

     - Oklahoma Field. The Oklahoma Field is located within the CBM trend of the Arkoma Basin in eastern Oklahoma. With net proved reserves of 165 Bcf, the Oklahoma Field represents 7% of our proved reserves at December 31, 2002, and 5% of the PV-10 value of those reserves. However, this field contributes less than 2% of our current production since it is still in the dewatering phase.

      This field offers significant opportunities for additional development. The coal seams in this area have high gas contents, reaching as high as 600 cubic feet per ton of coal. This compares with an average of 350 cubic feet per ton in the Black Warrior Basin. While gas content is a significant determinant of well productivity, it is not the sole determinant. Coal in this field generally occurs between 1,000 feet and 3,000 feet, which helps maintain low drilling costs. In 2003, we plan to drill wells on 65 proved undeveloped and 36 additional locations in the field.

      Horizontal wells are becoming the preferred CBM completion technique for the Arkoma Basin. We currently have 45 horizontal wells, 37 of which are actively producing. Our typical vertical well in this field produces between 45 and 70 Mcf/d, peaking in three years to around 145 Mcf/d, whereas our 37 horizontal wells average 325 Mcf/d with 10 wells producing in excess of 500 Mcf/d. Generally, the peak rate for horizontal wells occurs within 3 months. The cost of a typical horizontal well is considerably higher than that of a vertical well.

      We currently operate 280 CBM wells in the Oklahoma Field with an average working interest of 65%. The operation currently produces a net 8 MMcf/d. Considerable development potential exists in the Oklahoma Field as 90 Bcf of the net proved reserves are not yet contributing to production.

  Raton Basin

     - Vermejo Park Ranch Field. We control CBM rights in the Raton Basin through ownership of the oil and gas on the Vermejo Park Ranch located in New Mexico and southern Colorado. This field represents 33% of our proved reserves at December 31, 2002, and 17% of the PV-10 value of those reserves. It also contributes about 10% of our current daily production.

      Our initial 75% working interest in the field was acquired in 1999 from Vermejo Minerals Corporation through a lease. In 2002, we acquired from Devon Energy the remaining working interest in the project by acquiring Vermejo Minerals Corporation. We now own 100% of the working interest and 91% of the net revenue interest.

      We currently produce 50 MMcf/d net from 409 CBM wells. The Vermejo Park Ranch Field is a key piece in our development portfolio with 269 Bcf of proved undeveloped reserves out of a total of 796 Bcf of net proved reserves. In 2003, we plan to drill wells on 20 proved undeveloped and 64 additional locations in the field.

      In March 2003, we entered into an amended and restated agreement with Vermejo Park LLC. These new provisions, which extend into 2008, allow us more flexibility to develop the Vermejo Park Ranch Field.

  SOUTH TEXAS REGION

     Our South Texas operations are located primarily in the Gulf Coast basin of South Texas, which is characterized by a series of thick pay sands. This region represents 11% of our total proved reserves at December 31, 2002, and 12% of the PV-10 value of those reserves. It contributes 13% of our current net production. We have interests in 74 gross (approximately 70 net) producing wells in the South Texas region.

     Our strategy in the South Texas region is to focus on exploration and exploitation of relatively tight gas reservoirs in the Vicksburg formation, located in Hidalgo County, Texas. El Paso Corporation has more than 30 years experience in the Vicksburg formation. This long-term experience gives us advantages in the area, including a significant 3-D seismic data-base, detailed structural mapping over large areas, and an understanding of the producing capabilities of these reservoirs. In addition, El Paso Corporation has been the most active driller in the trend since 1993, and our high activity level has allowed us to develop and utilize new technologies in the area. Due to the success of our deep drilling methods, mono-bore completion techniques and massive hydraulic fracturing technology, we are now utilizing these approaches in other geographic areas. In 2002, all 26 of the wells that we drilled on proved undeveloped and additional locations in the two established fields described below were productive.

     - North Monte Christo Field. The North Monte Christo Field is located in west central Hidalgo County, Texas, near the Rio Grande River. The field, discovered in February 2000, produces gas and condensate from the Lower Vicksburg formation at depths from 12,000 feet to 18,500 feet. We operate 47 producing wells in the field with an average working interest and net revenue interest of 92% and 74%, respectively. The 32 wells that we have drilled in the field have average initial production rates of 29 MMcfe/d, with an average recovery per well of 7.9 Bcfe. Our current net production is 42 MMcfe/d. In 2003, we have drilled three proved undeveloped locations in this field and are currently drilling two additional wells. As of December 31, 2002, the field had produced a total of 150 Bcfe (gross) and had net remaining proved reserves of 185 Bcfe.

     - Samano Field. Discovered in 1944, the Samano Field is located in southeastern Starr County, Texas. With current hydraulic fracturing technology, new wells in the field are capable of high levels of gas deliverability from tight Lower Vicksburg reservoirs at depths from 7,500 feet to 11,000 feet. We have drilled 28 wells in the field since October 2000. Initial rates from these wells have averaged 16.3 MMcf/d with an average recovery per well of 2.7 Bcfe. Our working interest is

       100% and net revenue interest is approximately 75%. Current net production is 23 MMcfe/d. In 2003, we have drilled four wells and expect to drill one additional well in the field by the end of 2003. As of December 31, 2002, the field had produced a total of 61 Bcf of natural gas (gross) and 4.6 MMBbls of oil (gross) and had net remaining proved reserves of 80 Bcfe.

  NORTH LOUISIANA REGION

     The North Louisiana region represents 17% of our total proved reserves at December 31, 2002, and 18% of the PV-10 value of those reserves. The region contributes 16% of our current net production. In 2002, 39 of the 40 wells that we drilled on proved undeveloped and additional in-field locations in the North Louisiana region were productive. One new-field exploration well was drilled and was productive.

     The North Louisiana region is primarily made up of properties in Louisiana, but also includes properties in Arkansas and Texas. Reservoirs in this area tend to be characterized by long producing lives in excess of 20 years. We employ two parallel strategies in this region. Our acquisition approach is to increase value by selectively acquiring established properties on which we can employ completion techniques developed in South Texas. The Holly Field, described below, is an example of how we have employed these techniques. In addition, we have engaged in new-field exploration adjacent to the salt dome formations of this region. The King's Dome Field is an example of this strategy. In 2003, we have drilled and completed 27 wells and expect to drill 7 additional wells by the end of the year in the North Louisiana region.

     - Holly Field. The Holly Field is located in De Soto Parish, Louisiana and our interest in it was acquired in 1996. Utilization of large energized fluid fracturing techniques has resulted in wells with initial rates in excess of 7 MMcf/d and has increased the gross field production rate from 18 MMcf/d in 1996 to about 50 MMcf/d currently. El Paso controls the majority of the field which has a complete gathering system with centralized compression and direct delivery into the Tennessee Gas Pipeline system. Current net production rates from the field are 30 MMcf/d of natural gas and 83 Bbls/d of oil. At December 31, 2002, we had 189 Bcfe of net proved reserves which represent 8% of our total proved reserves. Of these, 64% are proved undeveloped. Our average working interest in wells that we operate is 88%.

     - Bear Creek Field. The highly prolific Bear Creek Field is located in Bienville Parish, Louisiana. The local geology offers numerous reservoirs that provide most of the proved undeveloped locations in this field. New fracturing technology is being applied to this previously bypassed lower permeability rock, resulting in commercially productive wells. We control the majority of the field and have a complete gathering system with centralized compression and direct delivery into the Southern Natural Gas pipeline system. Our average working interest in wells that we operate is 84%. Current net production rates from the field are 21 MMcf/d of natural gas and 30 Bbls/d of oil. We had 60 Bcfe of net proved reserves at December 31, 2002, of which 33% were proved undeveloped.

     - North Shongaloo Field. The North Shongaloo Field is an area of Webster Parish, Louisiana and Columbia County, Arkansas that includes portions of the Red Rock Field. Production from this mature field is gathered by Duke Energy and is delivered into its Springhill Plant for processing. Current net production rates from the field are 9 MMcf/d of natural gas and 498 Bbls/d of oil and plant liquids. We had 57 Bcfe of net proved reserves at December 31, 2002, 3% of which are proved undeveloped. Our average working interest in wells that we operate is 93%.

     - Ada/Sibley/West Bryceland Fields. These three fields surround the Vacherie Salt Dome in Webster and Bienville Parishes of north Louisiana. Numerous prolific reservoirs support dense spacing patterns in most portions of these fields. These fields are primarily co-owned with three other operators, resulting in an average working interest of 45% in wells that we operate. Current net production rates are 9 MMcf/d of natural gas and 15 Bbls/d of oil. Our net proved reserves in these fields were 43 Bcfe at December 31, 2002, of which 25% were proved undeveloped.

     - King's Dome Field. The King's Dome is a recent discovery by us in Bienville Parish, Louisiana. The initial well, in which we have a 98% working interest reached initial gross production rates of over 30 MMcf/d and is currently producing 1 MMcf/d. A second well has been drilled and has tested multiple intervals with initial rates of over 5 MMcf/d, and is in the completion phase. We are in the process of acquiring a 3-D seismic survey to help further delineate this field. At December 31, 2002, we had 5 Bcfe of net proved reserves.

  GULF OF MEXICO SHELF

     The Gulf of Mexico region represents 20% of our total proved reserves at December 31, 2002, and 35% of the PV-10 value of those reserves. The region contributes 48% of our current net production. In 2002, 14 of the 16 wells that we drilled on proved undeveloped and additional infield locations in the Gulf of Mexico region were productive. In 2002, three of the 12 exploration wells that we drilled in new-field areas were productive.

     Our strategy in this area is similar to our strategy in South Texas, which is to explore for reserves beneath regions with long producing histories. By identifying reserves in these deep regions early, we have been able to amass a sizeable acreage position and to find some of the largest reservoirs that have been discovered in this area. In 2003, we bid successfully for 22 new leases in the Gulf of Mexico of which the Minerals Management Service has awarded us 20 blocks and rejected our bid on the other 2 blocks. In addition, our scale of operations and strong vendor relationships have given us a competitive advantage in securing rigs which are powerful enough to drill ultra-deep wells. In 2003, we plan to drill wells on two proved undeveloped locations and seven additional locations in established fields. Eight new-field exploration wells are also planned in 2003.

     - South Timbalier 189/204 Field. Originally discovered in November 2000, the South Timbalier 189/204 Field currently produces a net 50 MMcf/d and 2,356 Bbls/d of condensate and plant liquids from 11 active wells at depths ranging from 4,500 to 18,000 feet comprising 12% of our current daily production. The field has five platforms, which can process up to 400 MMcf/d of gross gas and 30,000 Bbls/d of gross oil. This processing capacity is planned to be utilized by other nearby prospects/discoveries located in this deep shelf trend. Proved reserves as of December 31, 2002 were 107 Bcfe. We have a 70% working interest in the field.

     - Ewing Bank 1003 Field. Known as the Prince Field, Ewing Bank 1003 came on-line in the fourth quarter of 2001. This field is currently not producing due to mechanical failures. Net proved reserves as of December 31, 2002 were 66 Bcfe. We have a 100% working interest in the field and own the Prince Tension Leg Platform (TLP), which handles production from the Prince Field and is located in 1,600 feet of water. We are currently recompleting one well, with plans to recomplete another well and sidetrack a third well in 2004.

     - East Cameron 81/84 Field. The East Cameron 81/84 Field is located in the heart of a historically prolific trend offshore of Louisiana in 50 feet of water. Mobil Oil originally developed the field in the 1980's and the major producing horizons produced over 100 Bcfe. By drilling three new deep discoveries in 2002 at depths up to 17,300 feet, we have revitalized the field, which currently produces approximately 26 MMcfe/d from five wells. Net proved reserves as of December 31, 2002 were 47 Bcfe. We have an 81% average working interest in the field.

     - Jim Bob Mountain and Mound Point Fields. Recent exploration efforts at depths up to 21,500 feet have discovered gas that is rich in condensate and has a high Btu content of 1.1 MMBtu per Mcf. In the third quarter of 2003, the first Jim Bob Mountain development well was drilled and is currently being completed. We plan to drill an additional development well in the field this year. Installation of upgraded processing facilities is in process. Net proved reserves as of December 31, 2002 were 70 Bcfe. We have a 55% working interest in the Jim Bob Mountain Field. At Mound Point, a discovery well was drilled earlier this year and is currently producing. We have a 32% working interest in the Mound Point Field. Both fields are subject to a reversionary interest that reduces our interest by 50% after 100 Bcfe, net to our interest, is produced from the fields.

     - West Delta 137 Field. Originally discovered by an exploration well drilled to a depth of 18,500 feet, the West Delta Field currently produces 21 MMcf/d and 897 Bcp/d from the two wells. Total proved reserves as of December 31, 2002 were 35 Bcfe. We have a 100% working interest in the field.

     - West Cameron 46/47. Located offshore Louisiana, the West Cameron 46/47 Field was discovered using state-of-the-art seismic processing. This field currently produces 35 MMcfe/d from depths greater than 17,000 feet. Total remaining proved reserves as of December 31, 2002 were 18.5 Bcfe. We have a 40% working interest in this field.

NATURAL GAS AND OIL RESERVES

     The table below details our proved reserves and PV-10 values at December 31, 2002. The estimates of proved reserves presented in this table are based on the reserve report dated January 1, 2003, prepared internally by us. Huddleston & Co., Inc., an independent petroleum engineering firm, prepared an independent reserve estimate for 100% of our properties. The total estimate of proved reserves prepared independently by Huddleston & Co., Inc. is within 5% of our internally prepared estimate presented in the table. This information is consistent with estimates of reserves filed with other federal agencies, except for differences of less than 5 percent resulting from actual production, acquisitions, property sales, necessary reserve revisions and additions to reflect actual experience.

                                                                 NET PROVED RESERVES(1)(2)
                                                   -----------------------------------------------------
                                                   NATURAL GAS   LIQUIDS(3)     TOTAL      PV-10 VALUES
                                                   -----------   ----------   ---------   --------------
                                                     (MMCF)       (MBBLS)      (MMCFE)    (IN THOUSANDS)
Producing........................................   1,439,264      21,717     1,569,570     $3,081,877
Non-Producing....................................     159,847       7,940       207,487        551,115
Undeveloped......................................     926,702      20,066     1,047,090      1,649,154
                                                    ---------      ------     ---------     ----------
  Total proved...................................   2,525,813      49,723     2,824,147      5,282,146
                                                    ---------      ------     ---------     ----------
Non-consolidated interest(4).....................     118,913         523       122,052        227,976
                                                    ---------      ------     ---------     ----------
  Total..........................................   2,644,726      50,246     2,946,199     $5,510,122
                                                    =========      ======     =========     ==========

---------------

(1) Net proved reserves exclude royalties and interests owned by others and reflects contractual arrangements and royalty obligations in effect at the time of the estimate.

(2) In March 2003, we sold assets including 0.4 Tcfe of net proved reserves to Chesapeake Energy Corporation. Giving effect to such sale, our net proved reserves and PV-10 values at December 31, 2002 would have been as follows:

                                                                                NET PROVED RESERVES
                                                                 --------------------------------------------------
                                                                 NATURAL GAS   LIQUIDS     TOTAL      PV-10 VALUES
                                                                 -----------   -------   ---------   --------------
                                                                   (MMCF)      (MBBLS)    (MMCFE)    (IN THOUSANDS)
   Producing...................................................   1,231,701    16,055    1,328,031     $2,604,953
   Non-Producing...............................................     143,812     7,347     187,893         496,400
   Undeveloped.................................................     811,590    11,030     877,773       1,344,190
                                                                  ---------    ------    ---------     ----------
     Total proved..............................................   2,187,103    34,432    2,393,697     $4,445,543
                                                                  =========    ======    =========     ==========

(3) Includes oil, condensate and natural gas liquids.

(4) Reflects reserves attributable to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of El Paso in April 2003.

     The ratio of reserves to production as of December 31, 2000, 2001 and 2002, and as of December 31, 2002 on a pro forma basis was 8.3x, 11.1x, 10.4x and 9.6x, respectively. The ratio of reserves to production was calculated by dividing total net proved reserves by net production volumes for the year indicated.

     During 2002, as a result of Parent EPC's efforts to enhance its liquidity position, we sold reserves totaling 0.4 Tcfe to various third parties. The reserves sold were primarily located in east Texas.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. The reserve data represent only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretations and judgment. As a result, estimates of different engineers often vary. Estimates are subject to revision based upon a number of factors, including reservoir performance, prices, economic conditions and government restrictions. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate. Reserve estimates are often different from the quantities of natural gas and oil that are ultimately recovered. The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based. In general, our volume of production from natural gas and oil properties declines as reserves are depleted. Except to the extent we conduct successful exploration and development activities or acquire additional properties containing proved reserves, or both, our proved reserves will decline as reserves are produced.

ACREAGE AND WELLS

     The following table details our gross and net interest in developed and undeveloped onshore, offshore, and coal seam acreage at December 31, 2002. Any acreage in which our interest is limited to owned royalty, overriding royalty and other similar interests is excluded.

                                 DEVELOPED ACREAGE(1)    UNDEVELOPED ACREAGE(1)        TOTAL ACREAGE
                                ----------------------   -----------------------   ---------------------
                                GROSS()(2)    NET(3)      GROSS(2)      NET(3)     GROSS(2)     NET(3)
                                ----------   ---------   ----------   ----------   ---------   ---------
Onshore.......................   422,017      230,147      622,382      439,451    1,044,399     669,598
Offshore......................   310,857      196,167      607,433      560,748      918,290     756,915
Coal seam.....................   187,005      109,305    1,203,860      781,446    1,390,865     890,751
                                 -------      -------    ---------    ---------    ---------   ---------
  Total.......................   919,879      535,619    2,433,675    1,781,645    3,353,554   2,317,264
                                 -------      -------    ---------    ---------    ---------   ---------
Non-consolidated
  interest(4).................     9,920        9,920           --           --        9,920       9,920
                                 -------      -------    ---------    ---------    ---------   ---------
  Total.......................   929,799      545,539    2,433,675    1,781,645    3,363,474   2,327,184
                                 =======      =======    =========    =========    =========   =========

---------------

(1) In March 2003, we sold approximately 126,249 net developed and 28,296 net undeveloped acres in Oklahoma and Texas to Chesapeake Energy. Giving effect to such sale, we would have had 664,550 gross (419,290 net) total developed acres and 2,378,179 gross (1,753,349 net) total undeveloped acres at December 31, 2002.

(2) Gross interest reflects the total acreage we participated in, regardless of our ownership interests in the acreage.

(3) Net interest is the aggregate of the fractional working interest that we have in our gross acreage.

(4) Reflects acres attributable to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of Parent EPC in April 2003.

     As of December 31, 2002, our net developed acreage was concentrated primarily in the Gulf of Mexico (36%), Oklahoma (26%), Louisiana (18%), Texas (8%), and New Mexico (7%). As of December 31, 2002, our net undeveloped acreage was concentrated primarily in the Gulf of Mexico (31%), New Mexico (24%), Louisiana (16%), Alabama (7%), Washington (7%) and Colorado (5%). Approximately 14%, 17% and 9% of our total net undeveloped acreage is held under leases that have minimum remaining primary terms expiring in 2003, 2004 and 2005, respectively. During 2002, we sold approximately 75,136 net developed and 367,640 net undeveloped acres primarily in east Texas as a result of El Paso's efforts to enhance its liquidity position.

     The following table details our working interests in onshore, offshore, and coal seam natural gas and oil wells at December 31, 2002:

                                    PRODUCTIVE
                                    NATURAL GAS        PRODUCTIVE OIL     TOTAL PRODUCTIVE     NUMBER OF WELLS
                                     WELLS(1)             WELLS(1)            WELLS(1)          BEING DRILLED
                                -------------------   -----------------   -----------------   -----------------
                                GROSS()(2)   NET(3)   GROSS(2)   NET(3)   GROSS(2)   NET(3)   GROSS(2)   NET(3)
                                ----------   ------   --------   ------   --------   ------   --------   ------
Onshore.......................    1,116        843       29        27      1,145       870       19        14
Offshore......................      172         63       59        14        231        77        8         6
Coal seam.....................    1,102        745       --        --      1,102       745        6         4
                                  -----      -----       --        --      -----     -----       --        --
  Total.......................    2,390      1,651       88        41      2,478     1,692       33        24
                                  -----      -----       --        --      -----     -----       --        --
Non-consolidated
  interest(4).................      477        259       --        --        477       259       --        --
                                  -----      -----       --        --      -----     -----       --        --
  Total(5)....................    2,867      1,910       88        41      2,955     1,951       33        24
                                  =====      =====       ==        ==      =====     =====       ==        ==

---------------

(1) Includes wells that are producing or that are capable of production.

(2) Gross interest reflects the total number of wells we participated in, regardless of our ownership interests in the wells.

(3) Net interest is the aggregate of the fractional working interest that we have in our gross wells.

(4) Reflects wells attributable to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of Parent EPC in April 2003.

(5) In March 2003, we sold assets located in Oklahoma and Texas. Giving effect to such sale, we would have had at December 31, 2002, working interests in 2,226 gross (1,512 net) total productive wells and 24 gross (18 net) wells being drilled.

     During 2002, as a result of Parent EPC's efforts to enhance its liquidity position, we sold approximately 375 net wells located primarily in east Texas. Of the 1,951 net productive wells at December 31, 2002, 1,720 were operated by us.

DRILLING ACTIVITY

     The following table details our exploratory and development wells drilled during the years 2000 through 2002:

                                                          NET EXPLORATORY      NET DEVELOPMENT
                                                           WELLS DRILLED        WELLS DRILLED
                                                         ------------------   ------------------
                                                         2000   2001   2002   2000   2001   2002
                                                         ----   ----   ----   ----   ----   ----
Productive(1)..........................................    5      8      7    186    263    336
Dry(2).................................................   11      5      6      5      3      4
                                                          --     --     --    ---    ---    ---
  Total................................................   16     13     13    191    266    340
                                                          --     --     --    ---    ---    ---
Non-consolidated interest(3)...........................   --     --     --     15     20     15
                                                          --     --     --    ---    ---    ---
  Total................................................   16     13     13    206    286    355
                                                          ==     ==     ==    ===    ===    ===

---------------

(1) An exploratory or development well that is found to be capable of producing either oil or gas in sufficient quantities to justify completion.

(2) An exploratory or development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion.

(3) Reflects wells attributable to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of Parent EPC in April 2003.

     The information above should not be considered indicative of future drilling performance, nor should it be assumed that there is any correlation between the number of productive wells drilled and the amount of natural gas and oil that may ultimately be recovered.

NET PRODUCTION, SALES PRICES, TRANSPORTATION AND PRODUCTION COSTS

     The following table sets forth certain information regarding our historical net production volumes, revenues, average prices realized, transportation costs and production costs associated with sales of natural gas and oil for the periods indicated, and our pro forma net production volumes, revenues, average prices realized, transportation costs and production costs after giving effect to our asset sale in March 2003 as if this transaction occurred on January 1, 2002.

                                                                         PRO FORMA         NINE MONTHS       PRO FORMA NINE
                                                  YEAR ENDED            YEAR ENDED            ENDED           MONTHS ENDED
                                               DECEMBER 31,(1)        DECEMBER 31,(1)   SEPTEMBER 30,(1)    SEPTEMBER 30,(1)
                                           ------------------------   ---------------   -----------------   ----------------
                                            2000     2001     2002         2002          2002      2003           2003
                                           ------   ------   ------   ---------------   -------   -------   ----------------
NET PRODUCTION VOLUMES
  Natural Gas (Bcf)......................     182      187      215          195           159       152            147
  Oil, Condensate and Liquids (MMBbls)...       5        6       10            9             8         5              5
                                           ------   ------   ------       ------        ------    ------         ------
    Total (Bcfe).........................     212      221      272          249           205       180            174
NATURAL GAS AND OIL SALES (IN MILLIONS)
  Natural Gas............................  $  441   $  483   $  640       $  582        $  474    $  604         $  581
  Oil, Condensate and Liquids............      91      120      211          202           165       126            123
                                           ------   ------   ------       ------        ------    ------         ------
    Total................................  $  532   $  603   $  851       $  784        $  639    $  730         $  704
NATURAL GAS AVERAGE SALES PRICE (PER
  MCF)(2)
  Price excluding hedges.................  $ 3.98   $ 4.33   $ 3.25       $ 3.24        $ 2.99    $ 5.79         $ 5.76
  Price including hedges.................  $ 2.42   $ 2.57   $ 2.99       $ 2.98        $ 2.98    $ 3.96         $ 3.94
OIL, CONDENSATE AND LIQUIDS AVERAGE SALES
  PRICE (PER BBL)(2)
  Price excluding hedges.................  $28.58   $23.19   $22.06       $22.69        $21.48    $28.74         $28.66
  Price including hedges.................  $18.22   $21.50   $21.87       $22.49        $21.51    $27.33         $27.24
AVERAGE TRANSPORTATION COST
  Natural gas (per Mcf)..................  $ 0.17   $ 0.21   $ 0.19       $ 0.17        $ 0.19    $ 0.19         $ 0.18
  Oil, Condensate and Liquids (per
    Bbl).................................  $ 0.20   $ 0.49   $ 1.23       $ 1.32        $ 1.17    $ 1.20         $ 1.23
AVERAGE PRODUCTION COST AND PRODUCTION
  TAXES (PER MCFE)
  Average Production Cost(3).............  $ 0.34   $ 0.45   $ 0.40       $ 0.42        $ 0.39    $ 0.45         $ 0.44
  Average Production Taxes...............  $ 0.10   $ 0.11   $ 0.07       $ 0.07        $ 0.06    $ 0.12         $ 0.11

---------------

(1) The information in this table does not include data with respect to our 58% equity interest in Noric Holdings I, which we sold to an affiliate of Parent EPC in April 2003 for $0.1 million.

(2) Prices are stated before transportation costs.

(3) Our production costs include direct lifting costs (labor, repairs and maintenance, materials and supplies), the administrative costs of field offices, insurance and property and severance taxes.

ACQUISITION, DEVELOPMENT AND EXPLORATION EXPENDITURES

     The following table details information regarding our costs incurred in our development, exploration and acquisition activities for each of the periods indicated:

                                                                                    NINE MONTHS
                                                                                       ENDED
                                                         YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                                                         -----------------------   -------------
                                                         2000    2001     2002      2002    2003
                                                         -----   -----   -------   ------   ----
                                                                      (IN MILLIONS)
Acquisition Costs:
  Proved...............................................  $ 73    $  4    $  339    $  341   $  5
  Unproved.............................................    37       7        16        11     20
Development Costs(2)...................................   284     577       826       625    388
Exploration Costs:
  Delay Rentals........................................     6       5         3         2      2
  Seismic Acquisition and Reprocessing.................    10      25        33        20     38
  Drilling.............................................    80      40       159       112     49
                                                         ----    ----    ------    ------   ----
     Total.............................................  $490    $658    $1,376    $1,111   $502
                                                         ----    ----    ------    ------   ----
Non-consolidated interest(1)...........................     1       3         4         3      1
                                                         ----    ----    ------    ------   ----
     Total.............................................  $491    $661    $1,380    $1,114   $503
                                                         ====    ====    ======    ======   ====

---------------

(1) Relates to expenditures attributable to our 58% equity interest in Noric Holdings I, which we sold for $0.1 million to an affiliate of Parent EPC in April 2003.

(2) Development costs for the year ended December 31, 2002 and the nine months ended September 2002 and 2003 include $70 million, $48 million and $25 million, respectively, of expenditures related to the natural gas and oil properties in Oklahoma and Texas that were sold in March 2003.

     The table below details approximate amounts spent to develop proved undeveloped reserves that were included in our reserve report as of January 1 of each year:

                                                              2000   2001   2002
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Cost to develop proved undeveloped reserves.................  $71    $184   $269

REGULATORY AND OPERATING ENVIRONMENT

     Our natural gas and oil activities are regulated at the federal, state and local levels. These regulations include, but are not limited to, the drilling and spacing of wells, produced water disposal, conservation, forced pooling and protection of correlative rights among interest owners. We are also subject to governmental safety regulations in the jurisdictions in which we operate.

     Our operations under federal natural gas and oil leases are regulated by the statutes and regulations of the U.S. Department of the Interior that currently impose liability upon lessees for the cost of environmental impacts resulting from their operations. Royalty obligations on all federal leases are regulated by the Minerals Management Service, which has promulgated valuation guidelines for the payment of royalties by producers. These laws and regulations relating to the protection of the environment affect our natural gas and oil operations through their effect on the construction and operation of facilities, drilling operations, production or the delay or prevention of future offshore lease sales. We believe that our operations are in material compliance with the applicable requirements. In addition, El Paso Corporation maintains insurance on behalf of us for sudden and accidental spills and oil pollution liability.

     In addition, the production of any oil and gas by us will be affected to some degree by state regulations. Many states in which we operate have statutory provisions regulating the drilling, well stimulation, production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. Certain state regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

     Our business has operating risks normally associated with the exploration for and production of natural gas and oil, including blowouts, cratering, pollution and fires, each of which could result in damage to life or property. Offshore operations may encounter usual marine perils, including hurricanes and other adverse weather conditions, governmental regulations and interruption or termination by governmental authorities based on environmental and other considerations. Customary with industry practices, El Paso maintains insurance coverage on behalf of us with respect to potential losses resulting from these operating hazards.

  ENVIRONMENTAL REGULATION

     General. Various federal, state and local laws and regulations governing the discharge of materials into the environment, or otherwise relating to the protection of the environment, affect our operations and costs. In particular, our exploration, development and production operations, our activities in connection with storage and transportation of crude oil and other liquid hydrocarbons and our use of facilities for treating, processing or otherwise handling hydrocarbons and produced water and related wastes are subject to or may become subject to stringent environmental regulation. As with the industry generally, compliance with these regulations increases our overall cost of business. The areas affected include:

     - unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;

     - capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and gas exploration wastes; and

     - capital costs to construct, maintain and upgrade equipment and facilities.

These laws and regulations have been changed frequently in the past, and in general, these changes have imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. We believe that our business operations are in substantial compliance with current laws and regulations and that continued compliance with existing requirements will not materially impact our financial position or results of operations. However, failure to comply with these requirements can result in civil and criminal fines and liability for clean-up costs and other environmental damages. It is also possible that unanticipated factual developments or changes in law could cause us to make environmental expenditures significantly greater than those we currently expect.

     On March 21, 2003, the Louisiana Department of Environmental Quality (LDEQ) issued a Consolidated Compliance Order and Notice of Potential Penalty to our subsidiary, El Paso Production Company, alleging that it failed to timely obtain air permits for specified oil and gas facilities. El Paso Production Company requested an adjudicatory hearing on the matter. The hearing has been stayed by agreement to allow El Paso Production Company and LDEQ time to possibly settle this matter. The amount of any penalty to be sought by LDEQ, if any, has not been specified.

     Superfund. Under some environmental laws, such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, also known as CERCLA or the Superfund law, and similar state statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. From time to time we have been named as a potentially responsible party at Superfund sites, although our share of liability has typically been de minimis. In addition to the risk of spills inherent in our own operations, because we acquire or lease interests in properties that have for many years been used for the exploration and production of oil and gas, we may be liable for historical contamination caused by these former operators.

     Oil Pollution Act of 1990.  The Oil Pollution Act of 1990, as amended
(OPA), imposes potentially unlimited liability on responsible parties, without regard to fault, for the costs of cleanup and other damages resulting from an oil spill in U.S. waters. Responsible parties include (i) owners and operators of onshore facilities and pipelines, (ii) owners and operators of tank vessels and (iii) lessees or permittees of an area in which an offshore facility is located. In addition, OPA requires responsible parties for offshore facilities to provide financial assurance in the amount of $35 million, which can be increased to $150 million if deemed necessary, to cover potential OPA liabilities.

     Clean Water Act. The Federal Water Pollution Control Act of 1972, as amended (Clean Water Act), and comparable state statutes impose restrictions and controls, primarily through the issuance of permits, on the discharge of produced waters and other oil and gas wastes into navigable waters or in downhole disposal zones. These controls have become more stringent over the years, and it is possible that additional restrictions will be imposed in the future including potential restrictions on the use of hydraulic fracturing. These laws prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and other substances related to the oil and gas industry into coastal and offshore waters.

     Resource Conservation and Recovery Act. The Resource Conservation and Recovery Act (RCRA) is the principal federal statute governing the generation and handling of hazardous wastes. RCRA imposes stringent operating requirements on generators, among others, of hazardous waste. At present, RCRA includes a statutory exemption that allows most crude oil and natural gas exploration and production waste to be classified as solid waste. A similar exemption is contained in many of the state counterparts to RCRA. As a result, we are not required to comply with a substantial portion of RCRA's requirements because our operations generate minimal quantities of hazardous wastes. At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes crude oil and natural gas exploration and production wastes from regulation or hazardous waste. Repeal or modification of the exemption by administrative, legislative or judicial process, or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and would cause us to incur increased operating expenses.

OPERATING HAZARDS AND INSURANCE

     The natural gas and oil business involves a variety of operating risks, such as those described under "Risk Factors -- Our oil and natural gas drilling and producing operations involve many risks and may not be profitable." In accordance with industry practice, we maintain insurance against some, but not all, potential risks and losses. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, the nature of these operating risks is such that some liabilities could exceed our insurance policy limits. Further, environmental fines and penalties generally are not insurable. If a significant accident or other event occurs and is not fully covered by insurance or exceeds our policy limits, it could adversely affect us.

TITLE TO PROPERTIES

     We believe that we have satisfactory title to all of our assets. Although title to these properties is subject to encumbrances in some cases, such as customary interests generally retained in connection with acquisition of real property, liens related to environmental liabilities associated with historical operations, liens for current taxes and other burdens and minor easements, restrictions and other encumbrances to which the underlying properties were subject at the time of acquisition by us or our predecessors, we believe that none of these burdens will materially detract from the value of these properties or from our interest in these properties or will materially interfere with our use in the operation of our business. In addition, we believe that we have obtained sufficient rights-of-way grants and permits from public authorities and private parties for us to operate our business in all material respects as described in this prospectus.

MARKETS AND COMPETITION

     We sell our natural gas production primarily to Parent EPC's energy trading group at monthly index prices. Through July 2003, we sold our oil and condensate to Parent EPC's energy trading group at market prices. As of August 1, 2003, we sell our oil and condensate production to third parties under monthly contracts. We sell our natural gas liquids to third parties at market prices under monthly or long-term contracts. As a result of Parent EPC's plan to exit the energy trading business announced in November 2002, we are currently evaluating how we will sell our natural gas production in the future. Alternatives being considered include whether to assume responsibility for the sale of our production to third parties, or to enter into marketing agreements with third parties engaged in the marketing of production. In addition, Parent EPC may continue to provide certain gas marketing services to us.

     We also engage in hedging activities on our natural gas and oil production to stabilize our cash flows and reduce the risk of downward commodity price movements on sales of our production. This is achieved primarily through natural gas and oil swaps. Under our current hedging policy, we may hedge up to 50 percent of our anticipated production for a rolling 12-month forward period. Currently, we hedge our production with an affiliate of Parent EPC which then enters into hedging arrangements with third parties, and therefore we are not responsible for posting collateral. As El Paso exits the energy trading business, we may assume responsibility for our hedging arrangements and, depending on our financial condition, may be required to begin posting cash collateral if prevailing prices exceed the prices in those hedging arrangements. As we have not been conducting our marketing and hedging activities in the past, our results of operations could be adversely affected if we assume control over these activities.

     The natural gas and oil business is highly competitive in the search for and acquisition of additional reserves and in the sale of natural gas, oil and natural gas liquids. Our competitors include major and intermediate sized natural gas and oil companies, independent natural gas and oil operations and individual producers or operators with varying scopes of operations and financial resources. Competitive factors include price, contract terms and quality of service. Ultimately, our future success in the production business will be dependent on our ability to find or acquire additional reserves at costs that allow us to remain competitive.

EMPLOYEES

     As of September 30, 2003, we had approximately 935 full-time employees, none of whom is subject to collective bargaining arrangements.

LEGAL PROCEEDINGS

     We are defendants in a number of lawsuits involving royalty claims, contract claims, environmental claims and other disputes that evolve from the normal course of business. While we cannot predict the outcomes of these legal suits with certainty, we do not believe that the results from these cases will cause material adverse effects on our financial results. Below is a discussion of our more significant legal proceedings.

     Grynberg. A number of El Paso Corporation entities, including our subsidiary, El Paso Production Company, are defendants in actions brought in 1997 by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. The plaintiff in this case seeks royalties that he contends the government should have received had the volume and heating value of natural gas produced from royalty properties been differently measured, analyzed, calculated and reported, together with interest, treble damages, civil penalties, expenses and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. These matters have been consolidated for pretrial purposes (In re:
Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming, filed June 1997). In May 2001, the court denied the defendants' motions to dismiss. Discovery is proceeding. Our costs and legal exposure related to these lawsuits and claims are not currently determinable.

     Will Price (formerly Quinque). A number of El Paso Corporation entities, including our subsidiary, El Paso Production Company, were named as defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al., filed in 1999 in the District Court of Stevens County, Kansas. Quinque has been dropped as a plaintiff and Will Price has been added. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The plaintiff in this case seeks certification of a nationwide class of natural gas working interest owners and natural gas royalty owners to recover royalties that the plaintiff contends these owners should have received had the volume and heating value of natural gas produced from their properties been differently measured, analyzed, calculated and reported, together with prejudgment and postjudgment interest, punitive damages, treble damages, attorneys' fees, costs and expenses, and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. Plaintiffs' motion for class certification was denied on April 10, 2003. Plaintiffs motion to file another amended petition to narrow the proposed class was granted on July 28, 2003. Our costs and legal exposure related to this lawsuit are not currently determinable.

     Black Warrior Methane. These matters arise out of an explosion that occurred on September 23, 2001 at the Brookwood Coal Mine #5 in Tuscaloosa, Alabama. The explosion resulted in 13 fatalities and numerous other injuries. El Paso has no ownership interest in the mine. However, El Paso Production is a 50% stockholder in Black Warrior Methane Corporation, which was involved in the extraction of methane from the mine, and which is a named defendant in 14 of the lawsuits filed to date. In addition, El Paso Production has recently been added as a defendant in several of the cases. There has been no substantive discovery conducted to date.

Litigation Involving Our Parent, El Paso Corporation

     El Paso Corporation and several of its subsidiaries are involved in various lawsuits which, if resolved unfavorably to our parent, could have a material adverse effect on us. We are not parties to nor the subject of such lawsuits and investigations.

     California Litigation. El Paso Corporation and several of its subsidiaries were named defendants in sixteen purported class action, municipal or individual lawsuits filed in the California state courts. These suits contend that El Paso Corporation's entities acted improperly to limit the construction of new pipeline capacity to California and/or to manipulate the price of natural gas sold into the California marketplace. Specifically, the plaintiffs alleged that El Paso Corporation's conduct violated California's antitrust statute (Cartwright Act), constituted unfair and unlawful business practices prohibited by California statutes, and amounted to a violation of California's common law restrictions against monopolization. In general, the plaintiffs are seeking (i) declaratory and injunctive relief regarding allegedly anticompetitive actions,
(ii) restitution, including treble damages, (iii) disgorgement of profits, (iv) prejudgment and post-judgment interest, (v) costs of prosecuting the actions and
(vi) attorney's fees. All of the class action and municipal lawsuits, and all but one of the individual lawsuits, will be resolved upon finalization and approval of the Western Energy Settlement described below. The remaining individual lawsuit was settled separately.

     In May 2002, two lawsuits challenging the validity of long-term power contracts entered into by the California Department of Water Resources in early 2001 were filed in California state court against 26 separate companies, including Parent EPC's subsidiary El Paso Merchant Energy. In general, the plaintiffs allege unfair business practices and seek restitution damages and an injunction against the enforcement of the contract provisions. Parent EPC's costs and legal exposure related to these lawsuits and claims are not currently determinable.

     In January 2003, a lawsuit titled IMC Chemicals v. EPME, et al. was filed in California state court against Parent EPC and its subsidiaries El Paso Natural Gas and El Paso Merchant Energy. The suit arises out of a gas supply contract between IMC Chemicals (IMCC), and El Paso Merchant Energy and seeks to void the Gas Purchase Agreement between IMCC and El Paso Merchant Energy for gas purposes until December 2003. IMCC contends that El Paso Merchant Energy and its affiliates manipulated market prices for natural gas and, as part of that manipulation, induced IMCC to enter into the contract. In furtherance of its attempt to void the contract, IMCC repeats the allegations and claims of the California lawsuits described above. El Paso Merchant Energy intends to enforce the terms of the contract and counterclaim for contract damages. El Paso Corporation was dismissed from the case for lack of personal jurisdiction on September 9, 2003.

     In addition, in September 2001, El Paso Corporation received a civil document subpoena from the California Attorney General, seeking information said to be relevant to the Attorney General's ongoing investigation into the high electricity prices in California in 2000 and 2001. El Paso Corporation has cooperated in responding to the Attorney General's discovery requests. This proceeding will be resolved upon finalization and approval of the Western Energy Settlement discussed below.

     Western Energy Settlement. On June 26, 2003, El Paso Corporation announced that it had entered into two definitive settlement agreements (the Western Energy Settlement) to resolve the principal litigation and claims against it and its subsidiaries relating to the sale of or delivery of natural gas and/or electricity to or in the Western United States. Parties to the settlement agreements include various public and private claimants, including the states of California, Washington, Oregon, and Nevada. The terms of the settlement agreements include aggregate upfront cash payments of $343.5 million, a cash payment of $45 million per year for twenty years, a price reduction under a power supply contract and a separate cash payment equal to the proceeds from the issuance of approximately 26.4 million shares of El Paso Corporation common stock.

     These definitive settlement agreements were in addition to a structural settlement announced on June 4, 2003 where El Paso Corporation agreed to provide structural relief to the settling parties. In the structural settlement, El Paso Corporation agreed to do the following:

     - Subject to the conditions in the settlement, provide 3.29 Bcf/d of primary firm pipeline capacity on its El Paso Natural Gas system to California delivery points during a five year period from the date of settlement, and not add any firm incremental load to that system that would prevent it from satisfying its obligation to provide this capacity;

     - Construct a new $173 million, 320 million MMcf/d expansion project, and forgo recovery of the cost of service of this expansion until El Paso Natural Gas's next rate case before the Federal Energy Regulatory Commission (FERC);

     - Clarify the rights of Northern California shippers to recall some of El Paso Natural Gas's system capacity to serve markets in PG&E's service area; and

     - With limited exceptions, bar any of its affiliated companies from obtaining additional firm capacity on its El Paso Natural Gas pipeline system during a five year period from the effective date of the settlement.

The definitive settlement agreements are subject to approval by the California Superior Court for San Diego County and the structural settlement is subject to approval by the FERC. On November 13, 2003 the FERC announced that it had approved the overall structural settlement as proposed, while rejecting a proposal for dual primary firm delivery points and directed the parties to modify the agreement accordingly. The FERC also declined to sever from the settlement agreement other parties in the proceeding who contested the proposed settlement. El Paso Corporation expects final approval of these settlement agreements in early 2004.

     Other Energy Market Lawsuits. The state of Nevada and two individuals filed a class action lawsuit in Nevada state court naming El Paso Corporation and a number of its subsidiaries and affiliates as defendants. The allegations are similar to those in the California cases. The suit seeks monetary damages and other relief under Nevada antitrust and consumer protection laws. This lawsuit will be resolved upon finalization and approval of the Western Energy Settlement.

     A purported class action suit was filed in federal court in New York City in December 2002 alleging that El Paso Corporation, El Paso Merchant Energy, El Paso Natural Gas, and other non-affiliated defendants manipulated California's natural gas market by manipulating the spot market of gas traded on the NYMEX. Parent EPC's costs and legal exposure related to this lawsuit are not currently determinable.

     Two purported class action lawsuits were filed in federal court in New York City in August 2003 and October 2003 alleging that El Paso Corporation, El Paso Merchant Energy and other defendants manipulated the price of natural gas futures and option contracts traded on the NYMEX. El Paso Corporation's costs and legal exposure related to these lawsuits are not currently determinable.

     In March 2003, the State of Arizona sued El Paso Natural Gas, El Paso Merchant Energy, El Paso Corporation and other unrelated entities on behalf of Arizona consumers. The suit alleges that the defendants conspired to artificially inflate prices of natural gas and electricity during 2000 and 2001.

Making factual allegations similar to those alleged in the California cases, the suit seeks relief similar to the California cases as well, but under Arizona antitrust and consumer fraud statutes. Parent EPC's costs and legal exposure related to this lawsuit are not currently determinable.

     In April 2003, Sierra Pacific Resources and its subsidiary, Nevada Power Company filed a lawsuit against El Paso Corporation, El Paso Natural Gas, El Paso Tennessee Pipeline Co., El Paso Merchant Energy and several other non-El Paso defendants. In the now-amended complaint, the lawsuit alleges that the defendants conspired to manipulate supplies and prices of natural gas in the California-Arizona border market from 1996 through 2001. The allegations are similar to those raised in the several cases that are the subject of the Western Energy Settlement described above. The plaintiffs allege that they entered into contracts at inappropriately high prices and hedging transactions because of the alleged manipulated prices. They allege that the defendants' activities constitutes (1) violations of the Sherman Act, California antitrust statutes and the Nevada Unfair Trade Practices Act; (2) fraud; (3) both a conspiracy to violate and a violation of Nevada's RICO Act; (4) a violation of the federal RICO statute; and (5) a civil conspiracy. The complaint seeks unspecified actual damages from all the defendants, and requests that such damages be trebled. Parent EPC's costs and legal exposure related to this lawsuit are not currently determinable.

     On April 28, 2003, a class action suit titled Jerry Egger, et al. v. Dynegy, Inc., was filed in California state court. It specifically names El Paso Corporation and 19 other non-El Paso companies as defendants and alleges a conspiracy to manipulate electricity prices to consumers in nine states in the West Coast Energy Market. The complaint seeks damages on behalf of the electricity end-users in eight of the states, Oregon, Washington, Utah, Nevada, Idaho, New Mexico, Arizona and Montana. The allegations assert the defendants violated the California antitrust statute (the Cartwright Act) and committed unfair business practices in violation of the California Business Code. The complaint seeks actual and treble damages in an unspecified amount, restitution and pre- and post-judgment interest. Parent EPC's costs and legal exposure related to this lawsuit are not currently determinable.

     Shareholder class action and derivative suits. Since July 2002, twelve purported shareholder class action suits alleging violations of federal securities laws have been filed against El Paso Corporation and several of its officers. Eleven of these suits are now consolidated in federal court in Houston before a single judge. The suits generally challenge the accuracy or completeness of press releases and other public statements made during 2001 and 2002 by El Paso Corporation. The twelfth shareholder class action lawsuit was dismissed in light of similar claims being asserted in the consolidated suits in Houston. Two shareholder derivative actions have also been filed which generally allege the same claims as those made in the consolidated shareholder class action lawsuits. One was filed in federal court in Houston in August 2002, has been consolidated with the shareholder class actions pending in Houston, and has been stayed. The second shareholder derivative lawsuit, filed in Delaware State Court in October 2002, generally alleges the same claims as those made in the consolidated shareholder class action lawsuit and also has been stayed. The other shareholder derivative lawsuits are now consolidated in state court in Houston. Both generally allege that manipulation of California gas supply and gas prices exposed us to claims of antitrust conspiracy, FERC penalties and erosion of share value. At this time, Parent EPC's legal exposure related to these lawsuits and claims is not determinable.

     ERISA Class Action Suit. In December 2002, a purported class action lawsuit was filed in federal court in Houston alleging generally that Parent EPC's direct and indirect communications with participants in the El Paso Corporation Retirement Savings Plan included misrepresentations and omissions that caused members of the class to hold and maintain investments in El Paso Corporation stock in violation of the Employee Retirement Income Security Act (ERISA). Parent EPC's costs and legal exposure related to this lawsuit are not currently determinable.

     SEC Investigation. On October 6, 2003, Parent EPC announced that the SEC had authorized the Staff of the Fort Worth Regional Office to conduct an investigation of certain aspects of El Paso Corporation's periodic reports filed with the SEC. The investigation appears to be focused principally on its power plant contract restructurings and the related disclosures and accounting treatment for the restructured power contracts, including in particular the Eagle Point restructuring transaction completed in 2002. Parent EPC has announced that it is cooperating with the SEC investigation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     All of the common stock of El Paso Production is owned by El Paso Corporation.

     The following table sets forth information as of October 31, 2003 (unless otherwise noted) regarding beneficial ownership of El Paso Corporation common stock by each director, our President and our two other executive officers, our directors and executive officers as a group and each person or entity known by us to own beneficially more than 5% of El Paso Corporation's outstanding shares of common stock. No family relationship exists between any of our directors or executive officers.

                                                   BENEFICIAL
                                                    OWNERSHIP
                                                   (EXCLUDING        STOCK                       PERCENT
TITLE OF CLASS       NAME OF BENEFICIAL OWNER      OPTIONS)(1)     OPTIONS(2)       TOTAL        OF CLASS
--------------       ------------------------      -----------     ----------     ----------     --------
Common Stock     Pacific Financial Research
                 Inc.(3)
                 9601 Wilshire Boulevard,
                 Suite 800
                 Beverly Hills, CA 90210.........  65,634,839(3)          --(3)   65,634,839(3)    10.9%
Common Stock     Capital Research and Management
                 Company(4)
                 333 South Hope Street
                 Los Angeles, CA 90071...........  55,473,020(4)          --(4)   55,473,020(4)     9.3%
Common Stock     Brandes Investment Partners,
                 L.L.C.(5)
                 11988 El Camino Real
                 Suite 500
                 San Diego, CA 92130.............  32,719,428(5)          --(5)   32,719,428(5)     5.5%
Common Stock     Rodney D. Erskine...............     106,634        150,417         257,051          *
Common Stock     Gene T. Waguespack..............      35,224         61,606          96,830          *
Common Stock     Randy L. Bartley................      27,172         83,042         110,214          *
Common Stock     D. Dwight Scott.................      60,775        115,247         176,022          *
Common Stock     Directors and executive officers
                 as a group (4) persons
                 total(6)........................     229,805        410,312         640,117          *

---------------

 * Less than 1%

(1) The individuals named in the table have sole voting and investment power with respect to shares of El Paso Corporation common stock beneficially owned. This column also includes shares of common stock held in the El Paso Benefits Protection Trust as a result of deferral elections made in accordance with El Paso Corporation benefit plans. These individuals share voting power with the trustee under that plan and receive dividends on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2) The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of October 31, 2003, through the exercise of stock options.

(3) According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Pacific Financial Research Inc. had sole voting power over 60,087,639 shares of common stock and sole dispositive power over 65,634,839 shares of common stock.

(4) According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Capital Research and Management Company had sole dispositive power over 55,473,020 shares of common stock.

(5) According to a Schedule 13G filed on February 14, 2003, as of December 31, 2002, Brandes Investment Partners, L.L.C. had shared voting power over 25,798,409 shares of common stock and dispositive power over 32,719,428 shares of common stock. The following persons and entities were reported on such Schedule 13G to have shared voting and investment power as to all of the shares beneficially owned by Brandes Investment Partners, L.L.C.:
    Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles
    H. Brandes, Glenn R. Carlson and Jeffrey A. Busby.

(6) On November 17, 2003, Douglas L. Foshee was elected director of El Paso Production Holding Company. Mr. Foshee's beneficial ownership as of such date was as follows: 319,699 shares excluding options and no shares subject to stock options exercisable within 60 days of October 31, 2003.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following provides biographical information for each of our executive officers and directors as of October 31, 2003. All of these individuals also hold similar positions with our affiliate, El Paso CGP, and/or its subsidiaries.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Rodney D. Erskine.....................  59    President and Director
Gene T. Waguespack....................  47    Senior Vice President, Chief Financial
                                              Officer and Controller
Randy L. Bartley......................  50    Senior Vice President, Chief
                                              Operations Officer
D. Dwight Scott.......................  40    Director

     Rodney D. Erskine. Mr. Erskine has been President of El Paso Production since Parent EPC's merger with The Coastal Corporation (Coastal) in January 2001 and a director since June 2002. He was Senior Vice President of Coastal from August 1997 to January 2001. He held various positions with Coastal Oil & Gas Corporation, a subsidiary of Coastal, since 1994. Mr. Erskine has worked in the energy industry since beginning his career with Union Oil of California in 1966. In November 2003, Mr. Erskine resigned as President and director of El Paso Production.

     Gene T. Waguespack. Mr. Waguespack has been Senior Vice President, Chief Financial Officer and Controller for El Paso Production since October 2002. From the Coastal merger in January 2001 until September 2002, he served as a Vice President in Parent EPC's corporate planning department. Prior to Parent EPC's merger with Coastal, Mr. Waguespack was Vice President and Controller of Coastal beginning in March 2000. He joined Coastal States Management, a subsidiary of Coastal, in January 1990, and held various positions with that company until his appointment as Vice President of Corporate Budgeting and Analysis in 1995.

     Randy L. Bartley. Mr. Bartley has been Senior Vice President of El Paso Production since Parent EPC's merger with Coastal in January 2001, and was elected to the additional position of Chief Operations Officer in March 2003. He held various positions with Coastal Oil & Gas, a subsidiary of Coastal, beginning in 1978, and was named Senior Vice President -- Production of that company in 1997. In November 2003, Mr. Bartley assumed the position of acting President of El Paso Production.

     D. Dwight Scott. Mr. Scott has been a director of El Paso Production since June 2003. He has been Executive Vice President and Chief Financial Officer of Parent EPC since October 2002. Mr. Scott served as Senior Vice President of Finance and Planning for Parent EPC from July 2002 to September 2002. Mr. Scott was Executive Vice President of Power for El Paso Merchant Energy from December 2001 to June 2002, and he served as Chief Financial Officer of El Paso Global Networks from October 2000 to November 2001. From January 1999 to October 2000, he served as a managing director in the energy investment banking practice of Donaldson, Lufkin and Jenrette.

     On November 17, 2003, Douglas L. Foshee (44) was elected director of El Paso Production. Mr. Foshee has been president, chief executive officer, and a director of El Paso Corporation since September 2003. Mr. Foshee became executive vice president and chief operating officer of Halliburton in 2003 having joined that company in 2001 as executive vice president and chief financial officer. Prior to that, Mr. Foshee was president, chief executive officer, and chairman of the board at Nuevo Energy Company. From 1993 to 1997, Mr. Foshee served Torch Energy Advisors Inc. in various capacities, including chief operating officer and chief executive officer. He held various positions in finance and new business ventures with ARCO International Oil and Gas Company and spent seven years in commercial banking, primarily as an energy lender.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table and narrative text discuss the compensation earned by or paid in 2002 and 2001 to our President and our two other executive officers. They were compensated for their services provided in all capacities to El Paso Production and its subsidiaries. None of the named executives were employed by El Paso Production in 2000. The table also identifies the principal capacity in which each of the named executives served El Paso Production at the end of fiscal year 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                        --------------------------------------
                                                                                AWARDS              PAYOUTS
                                          ANNUAL COMPENSATION           -----------------------   ------------
                                   ----------------------------------   RESTRICTED   SECURITIES    LONG-TERM
                                                         OTHER ANNUAL     STOCK      UNDERLYING    INCENTIVE        ALL OTHER
NAME AND                            SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     PLAN PAYOUTS    COMPENSATION
PRINCIPAL POSITION          YEAR     ($)        ($)         ($)(1)        ($)(2)        (#)           ($)            ($)(3)
------------------          ----   --------   --------   ------------   ----------   ----------   ------------   ---------------
Rodney D. Erskine(4)......  2002   $375,000   $      0          --             --          --           --          $ 40,962
President                   2001   $321,879   $262,518          --       $524,963     183,750           --          $225,927

Gene T. Waguespack(5).....  2002   $ 55,002   $ 22,002     $ 9,000       $     --       4,329           --          $  2,485
Senior Vice President,      2001         --         --          --             --          --           --                --
Chief Financial Officer
and Controller

Randy L. Bartley(4).......  2002   $240,000   $ 98,000     $36,000             --          --           --          $ 19,974
Senior Vice President and   2001   $207,084   $ 98,006     $33,000       $195,987     101,375           --          $161,551
Chief Operations Officer

---------------

(1) The amounts in this column include perquisite and benefit allowances.

(2) The amounts in this column reflect the market value of restricted stock of El Paso Corporation on the date of grant. The shares of restricted stock were awarded as part of the named executive's 2001 annual bonus and generally vest four years from the date of grant. At December 31, 2002, Messrs. Erskine, Waguespack and Bartley held a total of 42,316, 15,593 and 19,598 shares of restricted stock, respectively, having a market value on such date of $294,519, $108,527 and $136,402, respectively.

(3) The compensation reflected in this column for fiscal year 2002 includes El Paso Production's contributions to the El Paso Corporation Retirement Savings Plan, a supplemental company match for the Retirement Savings Plan under the Supplemental Benefits Plan, and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 2002 were $9,000, $31,499 and $463 for Mr. Erskine; and $0, $2,475 and $10 for
    Mr. Waguespack; and $9,000, $10,845 and $129 for Mr. Bartley, respectively.

(4) Messrs. Erskine and Bartley became employees of El Paso Production in February 2001. Accordingly, 2001 information for Messrs. Erskine and Bartley is for the period from February 1, 2001 through December 31, 2001.

(5) Mr. Waguespack became an employee of El Paso Production in October 2002. Accordingly, information for Mr. Waguespack is for the period from October 1, 2002 through December 31, 2002.

STOCK OPTION GRANTS

     This table sets forth the number of stock options to purchase El Paso Corporation common stock granted at fair market value to the named executive during the fiscal year 2002. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2012 (the expiration date of the stock options) at an assumed annualized rate of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, annualized stock price appreciation of 5% and 10% would result in stock prices in the year 2012 of approximately $14.83 and $23.62, respectively. No gain to the named executive is possible without an increase in stock price, which would benefit all stockholders. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. The potential realizable values shown in this table may not be achieved.

                             OPTION GRANTS IN 2002

                                           INDIVIDUAL GRANTS(1)
                          -------------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                                        % OF TOTAL                                   PRICE APPRECIATION FOR OPTION TERM
                                         OPTIONS                                    -------------------------------------
                          NUMBER OF     GRANTED TO                                   IF STOCK PRICE      IF STOCK PRICE
                          SECURITIES     EL PASO                                        AT $14.83           AT $23.62
                          UNDERLYING   CORPORATION                                       IN 2012             IN 2012
                           OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------   -----------------
NAME                      GRANTED(#)       2002         ($/SHARE)         DATE            5%($)              10%($)
----                      ----------   ------------   --------------   ----------   -----------------   -----------------
Gene T. Waguespack......    4,329         0.17%          $9.10500      11/6/2012     $       24,788      $       62,818

---------------

(1) The stock options granted in 2002 to the executive named above vest one-half on each of the first two anniversaries of the grant. No stock options were granted to any other of the named executives. There were no stock appreciation rights granted in 2002. Any unvested stock options become fully exercisable in the event of a "change in control" (see "-- Benefit
    Plans -- Key Executive Severance Protection Plan" below for the definition of the term "change in control"). Under the terms of El Paso Corporation's 2001 Omnibus Incentive Compensation Plan, the Compensation Committee of El Paso Corporation may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     This table sets forth information concerning stock option exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the named executives.

                      AGGREGATED OPTION EXERCISES IN 2002
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                              SHARES ACQUIRED    VALUE             YEAR-END(#)              FISCAL YEAR-END($)(1)
                                ON EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                (#)           ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   --------   -----------   -------------   -----------   -------------
Rodney D. Erskine...........          0            $0        84,584         99,166           $0             $0
Gene T. Waguespack..........          0            $0        31,109         45,995           $0             $0
Randy L. Bartley............          0            $0        44,708         56,667           $0             $0

---------------

(1) The figures presented in these columns have been calculated based upon the difference between $7.00, the fair market value of the El Paso Corporation common stock on December 31, 2002, for each in-the-money stock option, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No executives named in this prospectus had stock appreciation rights that were outstanding on December 31, 2002.

PENSION PLAN

     Effective January 1, 1997, El Paso Corporation amended its pension plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, El Paso Corporation provided pension benefits under a plan (the "Prior Plan") that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each El Paso Corporation employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996. At the end of each calendar quarter, participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4% per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

                                                              PAY CREDIT
AGE PLUS SERVICE                                              PERCENTAGE
----------------                                              ----------
Less than 35................................................      4%
35 to 49....................................................      5%
50 to 64....................................................      6%
65 and over.................................................      7%

     Under El Paso Corporation's pension plan and applicable Internal Revenue Code provisions, compensation in excess of $200,000 cannot be taken into account and the maximum payable benefit in 2002 was $160,000. Any excess benefits otherwise accruing under El Paso Corporation's pension plan are payable under El Paso Corporation's Supplemental Benefits Plan. Participants may elect to receive benefits in the form of either a lump sum payment or actuarial equivalent monthly payments over a period of time not less than five years and not more than the participant's remaining life.

     Participants with an initial account balance on January 1, 1997 are provided minimum benefits equal to the Prior Plan benefit accrued as of the end of 2001. The Prior Plan benefit is computed as follows: for each year of credited service up to a total of 30 years, 1.1% of the first $26,800, plus 1.6% of the excess over $26,800, of the participant's average annual earnings during his five years of highest earnings. Upon retirement, the pension benefit equals the greater of the cash balance formula benefit or the Prior Plan benefit accrued as of the end of 2001.

     Prior to El Paso Corporation's merger with Coastal, Coastal provided non-contributory pension plans covering substantially all of its U.S. employees. On April 1, 2001, Coastal's primary plan was merged into the El Paso Corporation pension plan. Coastal employees who were participants in Coastal's primary plan (including Messrs. Erskine, Bartley, and Waguespack) on March 31, 2001 receive the greater of cash balance benefits or the Coastal plan benefits accrued through March 31, 2006. The initial cash balance was equal to the present value of Coastal plan benefits as of March 31, 2001. The Coastal primary plan benefit at age 65 is computed as follows: 2.0% of the participant's highest five year average annual salary for each year of service up to a total of 30 years, minus 1.5% of the participant's primary Social Security benefits for each year of service up to a total of 33.33 years. Credited service as of March 31, 2006, for each executive named in this prospectus is shown in the table below. Amounts reported under Salary and Bonus for each executive named in this prospectus in the Summary Compensation Table approximate earnings as defined under the pension plan.

     Estimated annual benefits payable from the pension plan and Supplemental Benefits Plan upon retirement at the normal retirement age for each executive named in this prospectus is reflected below (based on assumptions that each executive named in this prospectus receives base salary shown in the Summary Compensation Table with no pay increases, receives 75% of maximum annual bonuses beginning with January 2004 bonus, and cash balances are credited with interest at a rate of 4% per annum):

                                                          CREDITED SERVICE   PAY CREDIT    ESTIMATED
                                                               AS OF         PERCENTAGE     ANNUAL
NAMED EXECUTIVE                                            MARCH 31, 2006    DURING 2003   BENEFITS
---------------                                           ----------------   -----------   ---------
Rodney D. Erskine.......................................         12               7%       $ 85,644
Gene T. Waguespack......................................         16               6%       $ 81,380
Randy L. Bartley........................................         27               7%       $103,042

EMPLOYMENT AGREEMENTS

     Rodney D. Erskine. As part of El Paso Corporation's merger with Coastal, Coastal entered into an employment agreement with Mr. Erskine effective January 29, 2001. The employment agreement was for a term of two years. On December 31, 2002, Mr. Erskine entered into an agreement to terminate that employment agreement. Under this termination agreement, both El Paso Corporation and its affiliates and

Mr. Erskine were released from their obligations under the employment agreement and Mr. Erskine received a lump-sum payment in the amount of approximately $2.7 million in consideration for the release. Pursuant to the termination agreement, if Mr. Erskine voluntarily terminates his employment before December 31, 2003, he will be subject to a noncompetition provision through December 31, 2003. The noncompetition provision does not apply if Mr. Erskine's employment is terminated as a result of a "change in control" or if Mr. Erskine terminates his employment for "good reason."

     Gene T. Waguespack. As part of El Paso Corporation's merger with Coastal, Coastal entered into an employment agreement with Mr. Waguespack effective January 29, 2001, with a term of three years. Under the agreement, Mr. Waguespack receives an annual base salary at a rate no less favorable than his annual base salary on the date of the agreement. He is also eligible to receive an annual cash bonus and participate in all incentive, savings, retirement, and benefit plans applicable to other similarly situated senior officers. If Mr. Waguespack's employment is terminated involuntarily without "cause" or is voluntarily terminated by Mr. Waguespack for "good reason", Mr. Waguespack will receive 2.99 times his annual salary and bonus in addition to a prorated portion of his bonus, assuming all performance objectives were met for the year. In addition, Mr. Waguespack will receive any accrued but unpaid salary or bonus amounts, his benefits under the El Paso Production Company Long-Term Incentive Plan will vest and he will receive the continuation of benefits through the end of the term of the employment agreement. If Mr. Waguespack's employment is terminated for "cause" or is voluntarily terminated by Mr. Waguespack other than for "good reason", death or disability, Mr. Waguespack will receive any accrued but unpaid salary and bonus amounts; however, his right to receive other benefits will be determined according to the terms of the applicable plans. If Mr. Waguespack's employment is involuntarily terminated for "cause" or other than for "good reason", death or disability prior to the end of the term, he will be subject to a noncompetition provision for a period of one year following his termination date.

BENEFIT PLANS

     Severance Pay Plan. The El Paso Corporation Severance Pay Plan is a broad-based employee plan providing severance benefits following a "qualifying termination" for all salaried employees of El Paso Corporation and certain of its subsidiaries. The plan also includes an executive supplement, which provides enhanced severance benefits for certain executive officers of El Paso Corporation and certain of its subsidiaries, including El Paso Production. The enhanced severance benefits available under the supplement include an amount equal to two times the sum of the officer's annual salary, including annual target bonus amounts as specified in the plan. A qualifying termination includes an involuntary termination of the officer as a result of the elimination of the officer's position or a reduction in force and a termination for "good reason" (as defined under the plan). In the event the Severance Pay Plan is terminated, the executive supplement will continue as a separate plan unless the action terminating the Severance Pay Plan explicitly terminates the supplement. The executive supplement of the Severance Pay Plan terminates on January 1, 2005, unless extended. In the event of a "change in control" (as defined in the Key Executive Severance Protection Plan), participants whose termination of employment entitles them to severance pay under the executive supplement and the Key Executive Severance Protection Plan will receive severance pay under the Key Executive Severance Protection Plan, rather than under the executive supplement.

     Key Executive Severance Protection Plan. This plan, initially adopted in 1992, provides severance benefits following a "change in control" of El Paso Corporation for certain officers of El Paso Corporation and certain of its subsidiaries, including El Paso Production. The benefits of the plan include:
(1) an amount equal to three times the participant's annual salary, including maximum bonus amounts as specified in the plan; (2) continuation of life and health insurance for an 18-month period following termination; (3) a supplemental pension payment calculated by adding three years of additional credited pension service; (4) additional payments to the terminated employee to cover excise taxes if the payments made under the plan are subject to excise taxes on golden parachute payments; and (5) payment of legal fees and expenses incurred by the employee to enforce any rights or benefits under the plan. Benefits are payable for any termination of employment for a participant in the plan within two years of the date of a

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change in control, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason," as defined below. A change in control occurs if: (i) any person or entity becomes the beneficial owner of 20% or more of El Paso Corporation's common stock; (ii) any person or entity (other than El Paso) purchases the common stock by way of a tender or exchange offer; (iii) El Paso Corporation stockholders approve a merger or consolidation, sale or disposition or a plan of liquidation or dissolution of all or substantially all of El Paso Corporation's assets; or (iv) if over a two-year period a majority of the members of the Board of Directors at the beginning of the period cease to be directors. A change in control has not occurred if El Paso Corporation is involved in a merger, consolidation or sale of assets in which the same stockholders of El Paso Corporation before the transaction own 80% of the outstanding common stock after the transaction is complete. This plan generally may be amended or terminated at any time, provided that no amendment or termination may impair participants' rights under the plan or be made following the occurrence of a change in control. This plan has been closed to new participants, unless the Board of Directors of El Paso Corporation determines otherwise. All of the named executive officers of El Paso Production participate in this plan.

     "Good reason" is defined as: (i) a substantial reduction in a participant's status, title, position or responsibilities; (ii) a reduction in the participant's annual base salary; (iii) a requirement by El Paso Corporation that the participant be based outside a 35-mile radius of his or her place of employment prior to a change in control; (iv) the failure by El Paso Corporation to continue any compensation or benefit plan in which the participant was participating at the time of a change in control or provide the participant with compensation and benefits at least equal to those provided to the participant immediately prior to a change in control, or following a change in control, if greater; (v) any material breach by El Paso Corporation of a provision of the plan; or (vi) any purported termination of the participant's employment for cause by El Paso Corporation which does not comply with the terms of the plan. We are unable to predict which of our executive officers may be terminated in the event of a change in control or may terminate their employment for "good reason" and, accordingly, are unable to estimate the actual amount of severance payments that may be triggered.

     Supplemental Benefits Plan. This plan provides for certain benefits to officers and key management employees of El Paso Corporation and its subsidiaries, including El Paso Production. The benefits include: (1) a credit equal to the amount that a participant did not receive under El Paso Corporation's pension plan because the pension plan does not consider deferred compensation (whether in deferred cash or deferred restricted common stock) for purposes of calculating benefits and eligible compensation is subject to certain Internal Revenue Code limitations; and (2) a credit equal to the amount of El Paso Corporation's matching contribution to El Paso Corporation's Retirement Savings Plan that cannot be made because of a participant's deferred compensation and Internal Revenue Code limitations. The plan may not be terminated so long as the pension plan and/or Retirement Savings Plan remain in effect. The management committee of this plan designates who may participate and also administers the plan. Benefits under El Paso's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a change in control (as defined under the Key Executive Severance Protection Plan), the supplemental pension benefits become fully vested and nonforfeitable.

     Senior Executive Survivor Benefit Plan. This plan provides certain senior executives (including each of the named executives in this prospectus) of El Paso Corporation and its subsidiaries, including El Paso Production, who are designated by the plan administrator with survivor benefit coverage in lieu of the coverage provided generally for employees under El Paso Corporation's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the plan administrator may, in its discretion, accelerate payments.

COMPENSATION PLANS

     El Paso Production Companies Long-Term Incentive Plan. This plan provides for a long-term incentive award in the form of a cash payment to officers and key employees of El Paso Production at the

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end of the performance cycle; provided, however, in the event (i) of an initial offering of El Paso Production's common stock to the public or (ii) El Paso Production is spun-off from El Paso Corporation during the performance cycle, any awards under the plan will be in the form of restricted common stock in El Paso Production or the newly created entity. The amount of any awards under the plan is based on El Paso Production's performance against a performance peer group. If a "change in control" occurs, all restrictions placed on awards automatically lapse. A change in control has occurred following an initial public offering if: (i) any person or entity other than El Paso Corporation or any of its subsidiaries or affiliates becomes the beneficial owner of 20% or more of El Paso Production's common stock; (ii) any person or entity (other than El Paso Production, El Paso Corporation or any of their subsidiaries or affiliates) purchases the common stock by way of a tender or exchange offer;
(iii) El Paso Production's stockholders approve a merger or consolidation, sale or disposition or a plan of liquidation or dissolution of all or substantially all of its assets; or (iv) if over a two year period a majority of the members of the Board of Directors at the beginning of the period cease to be directors. A change in control has not occurred if El Paso Production is involved in a merger, consolidation or sale of assets in which the same stockholders of El Paso Production before the transaction own 80% of the outstanding common stock after the transaction is complete. Notwithstanding the above, (i) a change in control has occurred upon (x) a qualifying change in control of El Paso Corporation provided El Paso Corporation owns at least 80% of the outstanding common stock of El Paso Production at the time of the qualifying change in control, or (y) El Paso Corporation sells or disposes (other than pursuant to a public offering or spin-off of El Paso Production) of all of its shares of El Paso Production and in the event of clause (y) the participant's employment is terminated (other than a termination for cause or a voluntary termination by the participant) within six months of such sale or disposition and (ii) a change in control does not occur upon (x) a public offering of El Paso Production's common stock or (y) any spin-off of El Paso Production. A "qualifying change in control" is any change in control, as defined above, except a change in control that results solely from a change to the Board of Directors of El Paso Corporation. The plan generally may be amended or terminated at any time; provided, however, that no amendment or termination may impair participants' rights under the plan.

     2001 Omnibus Incentive Compensation Plan. This plan provides for the grant to officers and key employees of El Paso Corporation and its subsidiaries, including El Paso Production, of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. The plan administrator designates which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a "change in control" (defined in substantially the same manner as under the Key Executive Severance Protection Plan) occurs: (1) all outstanding stock options become fully exercisable; (2) stock appreciation rights and limited stock appreciation rights become immediately exercisable; (3) designated amounts of performance units become fully vested; (4) all restrictions placed on awards of restricted common stock automatically lapse; and (5) the current year's maximum incentive award for each officer participating in the plan becomes fully payable within 30 days, except that no incentive award will become payable in connection with a change in control that results solely from a change to the Board of Directors of El Paso Corporation. The plan generally may be amended or terminated at any time. Any amendment following a change in control that impairs participants' rights requires participant consent.

     1999 Omnibus Incentive Compensation Plan. This plan provided for the grant to officers and key employees of El Paso Corporation and its subsidiaries, including El Paso Production, of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. This plan was replaced by the 2001 Omnibus Incentive Compensation Plan. Although this plan has been terminated with respect to new grants, certain shares of restricted El Paso Corporation common stock and performance units remain outstanding under it. If a "change in control" of El Paso Corporation occurs, all restrictions placed on restricted common stock lapse and designated amounts of performance units become fully vested. For purposes of the plan, the term "change in control" has the same meaning given such term in the Key Executive Severance Protection Plan.

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     Strategic Stock Plan.  This plan provides for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted common stock to non-employee members of El Paso Corporation's Board of Directors, officers and key employees of El Paso Corporation and its subsidiaries, including El Paso Production, primarily in connection with El Paso Corporation's strategic acquisitions. The plan administrator determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control, as defined earlier under the Key Executive Severance Protection Plan, occurs: (1) all outstanding stock options become fully exercisable; (2) stock appreciation rights and limited stock appreciation rights become immediately exercisable; and (3) all restrictions placed on awards of restricted common stock automatically lapse. The plan generally may be amended or terminated at any time. Any amendment following a change in control that impairs participants' rights requires participant consent.

     Omnibus Plan for Management Employees. This plan provides for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted common stock to salaried employees (other than employees covered by a collective bargaining agreement) of El Paso Corporation and its subsidiaries, including El Paso Production. If a change in control, as defined earlier under the Key Executive Severance Protection Plan, occurs: (1) all outstanding stock options become fully exercisable; (2) stock appreciation rights and limited stock appreciation rights become immediately exercisable; and
(3) all restrictions placed on awards of restricted common stock automatically lapse. The plan generally may be amended or terminated at any time. Any amendment following a change in control that impairs participants' rights requires participant consent.

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a summary of certain material transactions between us and El Paso Corporation and its affiliates. For a more complete discussion of these transactions, see Note 3 to our historical consolidated audited financial statements included in this prospectus. Prior to the issuance of the Old Notes, we were not required in our affiliate transactions to obtain terms as favorable to us as could have been obtained from third parties in arm's length negotiations, and accordingly, the transactions described below have not necessarily met that standard. However, the indenture governing the notes requires us to conduct our affiliate transactions as we would with unaffiliated third parties. See "Description of Notes -- Covenants -- Limitation on Affiliate Transactions".

CASH MANAGEMENT AGREEMENTS

     Pursuant to cash management agreements between Parent EPC and each of our wholly owned subsidiaries El Paso Production Company and El Paso Production GOM, Inc., a cash pool has been established for these subsidiaries to loan funds to, or borrow funds from, Parent EPC. Any funds advanced pursuant to the cash management agreements will earn interest based on the month-end cash pool balance, at an interest rate that approximates Parent EPC's short term borrowing and/or investing rate, and are payable on demand. At December 31, 2002 and September 30, 2003, Parent EPC owed these subsidiaries a total of approximately $431 million and $701 million, respectively, pursuant to these agreements. Following the offering of the Old Notes, we entered into a cash management agreement with terms similar to those agreements between Parent EPC and our subsidiaries.

AFFILIATED MARKETING ARRANGEMENTS

     We sell the majority of our production to Parent EPC's energy trading group, pursuant to various marketing agreements and arrangements, at monthly index prices for natural gas and market prices for oil and condensate. Before consideration of hedges, sales of natural gas to these affiliates accounted for approximately 85% of our natural gas sales in 2001, 75% of our natural gas sales in 2002, 90% of our natural gas sales for the nine months ended September 30, 2003 and 85% of our natural gas sales for the nine months ended September 30, 2002. Affiliate sales of oil and condensate production accounted for 21% of our oil, condensate and liquids sales in 2001, 82% of our oil, condensate and liquids sales in 2002, 86% of our oil, condensate and liquids sales for the nine months ended September 30, 2003 and 83% of our oil, condensate and liquids sales for the nine months ended September 30, 2002.

     Prior to January 1, 2003, we paid Parent EPC's energy trading group an overhead fee of $0.015 per Mcf of natural gas and $52,000 per month for oil and condensate. In November 2002, Parent EPC announced its intention to exit the energy trading business over the next 18 to 24 months. Effective January 1, 2003, we no longer pay an overhead fee to Parent EPC's energy trading group, although we continue to sell our production to this group. After Parent EPC has implemented its exit strategy, we may assume the responsibility for marketing our own production.

GULFTERRA ENERGY PARTNERS, EL PASO FIELD SERVICES AND OTHER EL PASO AFFILIATES

     GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) is a publicly traded master limited partnership that provides natural gas and oil gathering, transportation, processing, storage and other related services. A wholly owned subsidiary of Parent EPC serves as the general partner and owns 19% of the outstanding common units of the partnership, all outstanding Series B preferred units and all outstanding Series C common units. For the nine months ended September 30, 2003 and 2002, and for the years ended December 31, 2002 and 2001, we paid $3.0 million, $13.4 million, $17.3 million and $10.3 million, respectively, to GulfTerra for gathering, transportation and processing services. During 2002, our subsidiary, El Paso Production GOM, acquired the Prince offshore platform from GulfTerra for $190 million. Parent EPC provided an equity contribution to El Paso Production GOM of $190 million to pay for the acquisition.

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     We also contract for services with El Paso Field Services and Parent EPC's regulated interstate pipelines. These companies provide transportation, gathering, processing, and treating for our natural gas, oil, condensate and liquids production. For the nine months ended September 30, 2003 and 2002, and for the years ended December 31, 2002 and 2001, we paid $0.7 million, $1.8 million, $3.1 million and $1.0 million, respectively, to El Paso Field Services for those services. For the nine months ended September 30, 2003 and 2002, and for the years ended December 31, 2002 and 2001, we paid $7.7 million, $4.6 million, $13.2 million and $5.0 million, respectively, to Parent EPC's regulated interstate pipelines, including Tennessee Gas Pipeline Company and Colorado Interstate Gas Company for services they provided.

ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     In the ordinary course of our business, we conduct commercial activities with affiliates of Parent EPC as discussed above. These activities result in affiliate receivables and payables that are settled on a monthly basis. Accounts receivable due from affiliates at December 31, 2002 and September 30, 2003 was $90.1 million and $126.4 million, respectively. Accounts payable due to affiliates at December 31, 2002 and September 30, 2003 was $9.7 million and $6.5 million, respectively.

TRINITY RIVER FINANCING

     During 1999, Parent EPC formed a series of companies referred to as Trinity River. The Trinity River companies were formed to raise money to be used for Parent EPC's general working capital needs. To secure the financing made to the Trinity River companies, Parent EPC pledged assets that included all of our equity interests in certain of our subsidiaries.

     In connection with the Trinity River financing, we converted $1 billion we owed to Parent EPC under its cash management program to two $500 million notes payable to Parent EPC. Parent EPC then contributed those notes receivable to certain of our subsidiaries as a capital contribution. Interest on the notes was payable by us, to these subsidiaries, at a rate of LIBOR plus 0.5% per year. The subsidiaries then loaned to Parent EPC the interest we paid, at the same interest rate. In connection with the repayment of the Trinity River financing, these notes were cancelled. However, the interest amounts loaned by our subsidiaries to Parent EPC remained outstanding at December 31, 2002 and totaled $150 million. In March 2003, we dividended this receivable to Parent EPC.

     In March 2002, we sold to third parties certain natural gas and oil properties that had been serving as collateral for the Trinity River financing, for an aggregate of $382.2 million. To maintain adequate collateral for the financing, we then had to acquire replacement properties. We did this by acquiring comparable south Texas natural gas and oil properties from an affiliate of Parent EPC, for $395.5 million plus $3.9 million of transaction costs.

     In March 2003, Parent EPC entered into a $1.2 billion term loan secured by substantially all of the natural gas and oil reserves of our subsidiaries. The purpose of this loan was to repay in full the Trinity River financing. To accomplish this, Parent EPC loaned the proceeds of this term loan to our subsidiaries, which in turn used the funds to repay the outstanding $913 million net balance on the Trinity River financing. We provided a guarantee for this loan. As a result of these transactions, (i) the Trinity River financing was paid in full; (ii) our wholly owned subsidiaries owe $1.2 billion to Parent EPC;
(iii) we are a guarantor of these subsidiaries' loans; and (iv) substantially all of the natural gas and oil reserves of our subsidiaries are pledged to secure the Parent EPC term loan. For the nine months ended September 30, 2003, the interest expense related to these loans was $23.0 million. We repaid our subsidiaries' loans with the net proceeds of the offering of the Old Notes.

CLYDESDALE FINANCING

     During 2000, Parent EPC formed a series of companies referred to as Clydesdale for the purpose of raising money for Parent EPC's general working capital needs. To secure Clydesdale's borrowings, Parent EPC pledged as collateral $85.3 million of our assets.
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     Also in connection with the Clydesdale financing, we and two other Parent
EPC affiliates formed an entity called Noric Holdings I. Through a series of contributions of economic interests in natural gas and oil properties, we obtained a 58% equity interest in Noric Holdings I. On April 16, 2003, we sold our 58% equity interest in Noric Holdings I to an indirect subsidiary of Parent EPC for $100,000. This sale was required by the terms of our subsidiaries' $1.2 billion loan agreement with Parent EPC, as discussed in "Trinity River Financing" above. At the time of the sale, the book value of our combined interest in Noric Holdings I was approximately $159.7 million. Because this sale involved entities under the common control of Parent EPC, we recorded the difference between the cash consideration price and the book value of the investment as a dividend to Parent EPC.

CORPORATE OVERHEAD AND AFFILIATE SERVICE AGREEMENTS

     We are allocated a portion of Parent EPC's corporate overhead, with our allocable share of Parent EPC's overhead determined as of the beginning of each calendar year. This overhead allocation covers expenses related to management, legal, financial, tax, consultative, administrative, insurance, bonding and other services, including employee benefits, annual incentive bonuses, rent, insurance, and information technology. In the first nine months of 2003, and in 2002 and 2001, we were allocated $99.9 million, $104.4 million and $68.3 million, respectively, in corporate overhead. In connection with the offering of the Old Notes, we entered into a Services Agreement with El Paso Energy Service Company, an affiliate of Parent EPC, pursuant to which El Paso Energy Service Company agreed to continue to provide these overhead services. We have agreed to reimburse El Paso Energy Service Company for our allocable share of Parent EPC's corporate overhead on a basis substantially similar to how our allocable share has been determined in the past, subject to such changes as El Paso Energy Service Company determines in its sole discretion to be appropriate. The Services Agreement is terminable upon 30 days' advance notice by either party to the other or at the election of a party upon a change of control of the other party.

     We allocate a portion of our general corporate overhead, labor, and general and administrative expenses to affiliates of El Paso CGP, a subsidiary of Parent EPC, based upon the relative values of the plant, property and equipment of El Paso compared to our plant, property and equipment. We provide management, legal, accounting, financial, tax, consulting, administrative, and other services to these affiliates who are engaged in the ownership of natural gas and oil properties. During the first nine months of 2003, and during 2002 and 2001, we allocated $99.7 million, $140.6 million and $97.7 million of our expenses to affiliates of El Paso CGP. In connection with the offering of the Old Notes, we entered into a Services Agreement with El Paso Production Oil & Gas Company, an affiliate of El Paso CGP, pursuant to which we agreed to continue to provide these overhead services. El Paso Production Oil & Gas Company has agreed to reimburse us for its allocable share of our corporate overhead on a basis substantially similar to how its allocable share of our corporate overhead has been determined in the past, subject to such changes as we determine in our sole discretion to be appropriate. The Services Agreement is terminable upon 30 days' advance notice by either party to the other or at the election of a party upon a change of control of the other party.

TAX REIMBURSEMENT AGREEMENT

     As a member of Parent EPC's consolidated group of companies, we are required to reimburse Parent EPC for our proportionate share of the consolidated federal and state income taxes. Specifically, Parent EPC has in effect with us a Tax Billing Agreement, effective from January 1, 2002, under which we are obligated to reimburse Parent EPC in accordance with its Accounting Policy for the Accrual of U.S. Federal Income Taxes (the "Tax Policy"). Under this policy we reimburse Parent EPC based upon the taxable income of our consolidated group times the statutory income tax rate, with adjustments if we have a taxable loss instead of a gain or we have capital gains that are taxed at a rate different than the rate on ordinary taxable income. The Tax Policy also specifies treatment for items such as tax benefits for general business credits, Section 29 credits, valuation allowances and other matters. As of December 31, 2002, Parent EPC owed us a total of $131 million under the Tax Policy. As of September 30, 2003, we

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owed Parent EPC a total of $89.5 million for our allocable portion of income taxes under the Tax Policy. We are obligated to reimburse Parent EPC in accordance with the Tax Policy in effect from time to time.

AFFILIATED HEDGING AGREEMENT

     We are parties to a master hedging contract with El Paso Merchant Energy, L.P., an affiliate of Parent EPC that conducts energy trading activities. Pursuant to that agreement, we hedge our production with El Paso Merchant Energy which then enters into hedging arrangements with third parties. Under the master hedging agreement, neither we nor El Paso Merchant Energy is obligated to post cash or other collateral.

     Parent EPC has announced that it will exit the energy trading business within the next 18 to 24 months. As a result, we may be assuming responsibility for our future hedging activities. Until Parent EPC has exited this business, any hedging activities that El Paso Merchant Energy conducts on our behalf will be conducted under the existing master hedging contract.

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                               THE EXCHANGE OFFER

EXCHANGE TERMS

     Old Notes in an aggregate principal amount of $1.2 billion are currently issued and outstanding. The maximum aggregate principal amount of New Notes that will be issued in exchange for Old Notes is $1.2 billion. The terms of the New Notes and the Old Notes are substantially the same in all material respects, except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and payments of liquidated damages.

     The New Notes will bear interest at a rate of 7 3/4% per year, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2003. Interest on the New Notes will accrue from May 23, 2003. Holders of New Notes will not receive any interest on Old Notes tendered and accepted for exchange. In order to exchange your Old Notes for transferable New Notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

     - the New Notes that you receive will be acquired in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the New Notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering Old Notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the New Notes.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered in the exchange offer, and the exchange agent will deliver the New Notes promptly after the expiration date of the exchange offer.

     If you tender your Old Notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "-- Transfer Taxes."

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING OLD NOTES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The exchange offer expires at 5:00 p.m., New York City time, on           ,
2003, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

     We expressly reserve the right, so long as applicable law allows:

     - to delay our acceptance of Old Notes for exchange, provided, that we will not delay acceptance subsequent to expiration of the exchange offer unless we are awaiting necessary government approvals;

     - prior to expiration of the exchange offer, to terminate the exchange offer if any of the conditions set forth under "-- Conditions of the Exchange Offer" exist;

     - prior to expiration of the exchange offer, to waive any condition to the exchange offer, other than those relating to necessary government approvals;

     - to amend any of the terms of the exchange offer; and

     - to extend the expiration date and retain all Old Notes tendered in the exchange offer, subject to your right to withdraw your tendered Old Notes as described under "-- Withdrawal of Tenders."

     Any waiver or amendment to the exchange offer will apply to all Old Notes tendered, regardless of when or in what order the Old Notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

     In the event we terminate the exchange offer, all Old Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, New Notes will not be given to holders of Old Notes who have validly tendered their Old Notes.

RESALE OF NEW NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to third parties, we believe that New Notes issued under the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

     - you are acquiring New Notes in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the New Notes; and

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act; and

     - you are not a broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

     If you tender Old Notes in the exchange offer with the intention of participating in any manner in a distribution of the New Notes:

     - you cannot rely on those interpretations by the SEC staff, and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

     Only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE

     We will accept for exchange Old Notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us. We will not accept Old Notes for exchange subsequent to the expiration date of the exchange offer. Tenders of Old Notes will be accepted only in denominations of $1,000 and integral multiples thereof.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of Old Notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

     - terminate the exchange offer prior to expiration and not accept for exchange any Old Notes not theretofore accepted for exchange, if any of the conditions set forth below under "-- Conditions of the Exchange Offer" have not been satisfied or waived by us. In all cases, New Notes will be issued only after timely receipt by the exchange agent of certificates representing Old Notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Old Notes, or defectively tendered Old Notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the New Notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the New Notes and transmitting them to the holders. The exchange agent will deliver the New Notes to holders of Old Notes accepted for exchange after the exchange agent receives the New Notes.

     If, for any reason, we delay acceptance for exchange of validly tendered Old Notes or we are unable to accept for exchange validly tendered Old Notes, then the exchange agent may, nevertheless, on our behalf, retain tendered Old Notes, without prejudice to our rights described under "-- Expiration Date; Extensions; Termination; Amendments", "-- Conditions of the Exchange Offer" and "-- Withdrawal of Tenders", subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

     If any tendered Old Notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more Old Notes than those that are tendered, certificates evidencing Old Notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Old Notes -- Book-Entry Transfer", such Old Notes will be credited to the account maintained at such book-entry transfer facility from which such Old Notes were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the expiration date or the termination of the exchange offer.

     Tendering holders of Old Notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Old Notes other than as described in "-- Transfer Taxes" or in Instruction 13 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Old Notes should contact such registered holder promptly and instruct such registered holder to tender Old Notes on such beneficial owner's behalf.

  TENDER OF OLD NOTES HELD THROUGH DEPOSITORY TRUST COMPANY

     The exchange agent and Depository Trust Company ("DTC") have confirmed that the exchange offer is eligible for the DTC's automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Old Notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that they have received and agree to be bound by the notice of guaranteed delivery.

  TENDER OF OLD NOTES HELD IN CERTIFICATED FORM

     For a holder to validly tender Old Notes held in certificated form:

     - the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - the exchange agent must receive certificates for tendered Old Notes at such address, or such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender Old Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Old Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO DTC.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING OLD NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERTY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD NOTES WILL BE ACCEPTED.

  SIGNATURE GUARANTEE

     Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

     - the letter of transmittal is signed by the registered holder of the Old Notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Old Notes, or if any Old Notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Old Notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

     - the Old Notes are tendered for the account of an eligible institution.

     An eligible institution is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

  BOOK-ENTRY TRANSFER

     The exchange agent will seek to establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT DTC, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

  GUARANTEED DELIVERY

     If you wish to tender your Old Notes and:

          (1) certificates representing your Old Notes are not lost but are not immediately available,

          (2) time will not permit your letter of transmittal, certificates representing your Old Notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

          (3) the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following conditions are complied with:

        - your tender is made by or through an eligible institution; and

        - on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

             (a) set forth your name and address, the registered number(s) of your Old Notes and the principal amount of Old Notes tendered;

             (b) state that the tender is being made thereby;

             (c) guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Old Notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

             (d) the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Old Notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the expiration date.

  OTHER MATTERS

     New Notes will be issued in exchange for Old Notes accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for (or a timely book-entry confirmation with respect to) your Old Notes,

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

     - any other documents required by the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Old Notes. Our determination will be final and binding on all parties. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD NOTES WILL NOT BE CONSIDERED VALID. WE RESERVE THE ABSOLUTE RIGHT TO REJECT ANY OR ALL TENDERS OF OLD NOTES THAT ARE NOT IN PROPER FORM OR THE ACCEPTANCE OF WHICH, IN OUR OPINION, WOULD BE UNLAWFUL. WE ALSO RESERVE THE RIGHT TO WAIVE ANY DEFECTS, IRREGULARITIES OR CONDITIONS OF TENDER AS TO PARTICULAR OLD NOTES. TO THE EXTENT WE WAIVE ANY SUCH DEFECTS, IRREGULARITIES OR CONDITIONS OF TENDER WITH RESPECT TO ANY OLD NOTES, WE WILL WAIVE THE SAME FOR ALL OTHER TENDERS OF OLD NOTES.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Old Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Old Notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of Old Notes at any time prior to the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "-- Exchange Agent", or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the Old Notes to be withdrawn, and

     - identify the Old Notes to be withdrawn, including the principal amount of the Old Notes.

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following one of the procedures described under "-- Procedures for Tendering Old Notes" at any time on or prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

     Pursuant to the terms of the registration rights agreement, notwithstanding any other provisions of the exchange offer, if, on or prior to the expiration date, we determine, in our reasonable judgment, that the exchange offer, or the making of an exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC, we will not be required to accept for exchange, or to exchange, any tendered Old Notes. Prior to termination of the exchange offer, we may also terminate, waive any conditions to or amend the exchange offer. In addition, prior to termination we may postpone the acceptance for exchange of tendered Old Notes, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer.

TRANSFER TAXES

     We will pay all transfer taxes applicable to the transfer and exchange of Old Notes pursuant to the exchange offer. If, however:

     - delivery of the New Notes and/or certificates for Old Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Old Notes tendered;

     - tendered certificates for Old Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the New Notes.

CONSEQUENCES OF FAILING TO EXCHANGE

     If you do not exchange your Old Notes for New Notes in the exchange offer, you will remain subject to the restrictions on transfer of the Old Notes:

     - as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise set forth in the offering circular distributed in connection with the private offering of the Old Notes.

     In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Old Notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

                            WILMINGTON TRUST COMPANY


    By Overnight Delivery:                  By Mail:                      By Hand Delivery:
     1100 North Market St.           DC 1615 Reorg Services            (9:00 a.m. - 5:00 p.m.
   Wilmington, DE 19890-1615              P.O. Box 8861                  New York City Time)
       Attn: Aubrey Rosa            Wilmington, DE 19899-8861           1100 North Market St.
Corporate Trust Reorg Services          Attn: Aubrey Rosa             Wilmington, DE 19890-1615
                                 Corporate Trust Reorg Services           Attn: Aubrey Rosa
                                          By Facsimile:            Corporate Trust Reorg Services
                                         (302) 636-4145
                                  Confirm receipt of facsimile
                                          by telephone:
                                         (302) 636-6472

                              DESCRIPTION OF NOTES

     El Paso Production Holding Company issued the Old Notes, and will issue the New Notes, under an Indenture (the "Indenture") among itself, the Subsidiary Guarantors and Wilmington Trust Company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     Certain terms used in this description are defined under the subheading "-- Definitions." In this description, the word "El Paso Production" and the words "we," "us" and "our" refer only to El Paso Production Holding Company and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Prospectus Summary."

BRIEF DESCRIPTION OF THE NOTES

     The Notes:

     - are unsecured senior obligations of El Paso Production;

     - are senior in right of payment to any future Subordinated Obligations of El Paso Production;

     - are guaranteed by each Subsidiary Guarantor; and

     - will be subject to the provisions of the Registration Rights Agreement.

PRINCIPAL, MATURITY AND INTEREST

     We will issue the Notes initially with a maximum aggregate principal amount of $1.2 billion. We will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on June 1, 2013. We may issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes in an unlimited aggregate principal amount (the "Additional Notes"), without the consent of the holders if such Additional Notes are fungible with the applicable Notes for U.S. Federal income tax purposes. Any issuance of Additional Notes is subject to all of the covenants in the Indenture, including the covenant described under the subheading
"-- Covenants -- Limitation on Indebtedness." The Notes and any Additional Notes will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes", references to the Notes include any Additional Notes actually issued.

     Interest on the Notes will:

     - accrue at the rate of 7 3/4% per annum and

     - be payable semiannually in arrears on June 1 and December 1, commencing on December 1, 2003.

     We will pay interest on:

     - the Notes to the holders of record on the immediately preceding May 15 and November 15, and

     - overdue principal at 1 percentage point per annum in excess of the above rate, and

     - overdue installments of interest at such higher rate to the extent lawful.

     Interest on the Notes will:

     - accrue from the date of original issuance and

     - be computed on the basis of a 360-day year comprised of twelve 30-day months.

     If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment.

     We may become liable for liquidated damages on the Notes in certain circumstances pursuant to the Registration Rights Agreement. See "-- Exchange Offer and Registration Rights."

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the Notes prior to June 1, 2008. On or after June 1, 2008, we are entitled to redeem the Notes at our option, at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2008........................................................   103.875%
2009........................................................   102.583%
2010........................................................   101.292%
2011 and thereafter.........................................   100.000%

     In addition, on or prior to June 1, 2006, El Paso Production may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to the redemption date, with the net cash proceeds of a public offering or private placement of common stock of El Paso Production or the net cash proceeds of a capital contribution to El Paso Production's common equity; provided, however, that:

          (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by El Paso Production and its Affiliates); and

          (2) each such redemption occurs within 90 days after the related offering or capital contribution.

     If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions
"-- Change of Control" and "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTEES

     The Subsidiary Guarantors will fully and unconditionally, and jointly and severally, guarantee, on a senior unsecured basis, our obligations under the Notes and will be liable on a joint and several basis for the payment of liquidated damages, if any, on the Notes. Holders of the Notes will be direct creditors of each Subsidiary Guarantor by virtue of its Subsidiary Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Subsidiary Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Subsidiary Guarantee exceeds the economic benefits it receives from the issuance of the Subsidiary Guarantee.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors -- A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims." If the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Subsidiary Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors -- A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

     Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "-- Covenants -- Merger and Consolidation"; provided, however, that if such other Person is not El Paso Production, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other Person, subject to the following paragraph.

     The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

     - upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

     - upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor; or

     - upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

in the case of the first and second bullet points above (a) other than to El Paso Production or an Affiliate of El Paso Production and as permitted by the Indenture and (b), if in connection therewith El Paso Production provides an Officers' Certificate to the Trustee to the effect that El Paso Production will comply with its obligations under the covenant described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

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RANKING

  SENIOR INDEBTEDNESS VERSUS NOTES

     The indebtedness evidenced by these Notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of El Paso Production and the Subsidiary Guarantors, as the case may be. The Notes will be guaranteed by the Subsidiary Guarantors.

     As of June 30, 2003, after giving effect to the offering of Old Notes and the application of the proceeds therefrom:

     - El Paso Production's Senior Indebtedness is approximately $1.2 billion;
       and

     - the Subsidiary Guarantors do not have any Senior Indebtedness (other than their guarantees of the Notes).

     The Notes are unsecured obligations of El Paso Production. Secured debt and other secured obligations of El Paso Production or the Subsidiary Guarantors will be effectively senior to the Notes or the Subsidiary Guarantees, respectively, to the extent of the value of the assets securing such debt or other obligations.

  LIABILITIES OF SUBSIDIARIES VERSUS NOTES

     We conduct our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that such subsidiaries guarantee our obligations under the Notes, and except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

     As of the Issue Date, all our continuing existing subsidiaries will be Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See
"-- Covenants -- Limitation on Indebtedness."

EXCHANGE OFFER AND REGISTRATION RIGHTS

     In connection with the issuance of the Old Notes, we entered into a Registration Rights Agreement with the Initial Purchasers. In the Registration Rights Agreement, we agree to:

     - file with the SEC within 90 days after the Issue Date this registration statement relating to an offer to exchange the Notes for new notes of El Paso Production (the "New Notes") with principal amount and terms identical in all material respects to the principal amount and terms of the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions under the Securities Act or the payment of liquidated damages;

     - use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 210 days after the Issue Date;

     - commence the exchange offer promptly after the exchange offer registration statement has been declared effective;

     - use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and

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     - use our reasonable best efforts to cause the exchange to be completed within 30 business days after the SEC declares the exchange offer registration statement effective.

     Promptly after the exchange offer registration statement has been declared effective, we will offer the New Notes in exchange for surrender of the Old Notes. We will keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the effective date of the registration statement. Interest will accrue on each New Note from the last interest payment date on which we paid interest on the Old Note tendered in the exchange offer, or if we have not paid interest on the tendered Old Note, from the date of original issuance of the New Note.

     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, we believe that Holders other than our affiliates may offer for resale, resell and otherwise transfer the New Notes without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder that is an affiliate of ours and who intends to participate in the exchange offer for the purpose of distributing the New Notes or any broker-dealer who purchased the Old Notes for the purpose of reselling the Old Notes under Rule 144A or any other available exemption under the Securities Act:

     - will not be able to rely on the interpretation of the staff of the SEC set forth in these letters;

     - will not be entitled to tender their Old Notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or transfer of the Old Notes unless the resale or transfer is made under an exemption from those requirements.

     Any holder wishing to exchange its Old Notes for New Notes in the exchange offer will be required to represent that:

     - it is not an affiliate of ours;

     - at the time of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes; and

     - it is acquiring the New Notes in the ordinary course of its business.

     In addition, any broker-dealer who acquired the Old Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The SEC has taken the position that broker-dealers may use the prospectus contained in the registration statement to fulfill this prospectus delivery requirement. Under the Registration Rights Agreement, we must allow broker-dealers and any other persons subject to prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the New Notes.

     If:

          (1) we determine that applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

          (2) for any other reason the exchange offer has not been consummated within 260 days after the Issue Date; or

          (3) in the written opinion of counsel for holders of the Old Notes, a shelf registration statement must be filed and a prospectus must be delivered by a holder of the Old Notes in connection with its reoffering or resale of the Old Notes, then in addition to, or instead of, effecting the registration of the New Notes under the exchange offer registration statement, we will file a shelf registration statement covering resales of the Old Notes within

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75 days after the determination described in clause (1), the last date described in clause (2) or our receipt of the opinion described in clause (3), as applicable.

     If required to file a resale shelf registration statement, we will:

     - use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 60 days after filing the registration statement;

     - use our reasonable best efforts to keep the shelf registration statement continuously effective until the earlier of:

      (1) the expiration of the period referred to in Rule 144(k) under the Securities Act, or similar successor rule, with respect to the Old Notes; or

      (2) such time as all of the Old Notes have been sold under the shelf registration statement or otherwise cease to be Registrable Notes within the meaning of the Registration Rights Agreement.

     If we file a shelf registration statement, we will notify each holder for whom such shelf registration statement was filed when the shelf registration statement has become effective and take other actions which are required to permit unrestricted resales of the Old Notes. Each holder who sells Old Notes under the shelf registration statement will be:

     - required to deliver information to be used in connection with the shelf registration statement;

     - required to be named as a selling securityholder in the related prospectus;

     - required to deliver a prospectus to purchasers;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     - bound by some of the provisions of the Registration Rights Agreement, including those regarding indemnification rights and obligations.

     By accepting an Old Note, a holder is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. Under the Registration Rights Agreement, upon receipt of notice from us of the occurrence of any event which makes any statement of a material fact in the prospectus which is part of the exchange registration statement or shelf registration statement untrue or which requires the making of any changes in the prospectus in order to make the statements in the prospectus not misleading, any holder must suspend the disposition of the Old Notes until we have amended or supplemented the prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus.

     For purposes of the Registration Rights Agreement, "Registrable Notes" means each Old Note until the earliest on the date of which:

          (1) a registration statement with respect to such Old Notes has been declared effective and such Old Notes have been exchanged for New Notes pursuant to an exchange offer registration statement or disposed of under a shelf registration statement, as applicable;

          (2) such Old Notes have been sold to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A); or

          (3) such Old Notes have ceased to be outstanding.

     If:

     - we do not file with the SEC a registration statement which we are required to file under the Registration Rights Agreement on or prior to the date specified in the Registration Rights Agreement and described above;

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     - the SEC does not declare a registration statement effective on or prior to the date specified in the Registration Rights Agreement and described above;

     - we do not consummate the exchange offer within 260 days after the Issue Date; or

     - we have filed, and the SEC has declared effective, the shelf registration statement and at any time prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, or similar successor rule, with respect to the Old Notes, other than after all the Old Notes have been disposed of under the shelf registration statement or cease to be Registrable Notes under the Registration Rights Agreement, the shelf registration statement ceases to be effective, or fails to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment which cures the failure and that is itself immediately declared effective;

(each, a "Registration Default") then we agree to pay each holder of transfer restricted securities affected thereby liquidated damages in an amount equal to 0.25% per annum of the principal amount of transfer restricted securities held by such holder for the first 90 day period immediately following the occurrence of a Registration Default, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period, increasing to a maximum of 1.00% per annum, from and including the date on which any such Registration Default occurs. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     We have agreed to pay all expenses incident to the exchange offer and to indemnify the Initial Purchasers and holders of the Notes against some liabilities, including liabilities under the Securities Act.

     All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any liquidated damages pursuant to the Registration Rights Agreement.

     We have not completely summarized the provisions of the Registration Rights Agreement in this prospectus and our summary is subject to, and is qualified in its entirety by reference to, the actual Registration Rights Agreement. For a complete description of the terms of the Registration Rights Agreement, read the Registration Rights Agreement. We will provide a copy of the Registration Rights Agreement without charge upon request. In addition, do not construe our description of the interpretations of, and positions taken by, the staff of the SEC as legal advice. Holders should consult their own legal advisor about this matter.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that El Paso Production repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) prior to the first public offering of common stock of El Paso Production, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of El Paso Production, whether as a result of issuance of securities of El Paso Production, any merger, consolidation, liquidation or dissolution of El Paso Production, or any direct or indirect transfer of securities (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

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          (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of El Paso Production; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of El Paso Production than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified Person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (3) the adoption of a plan relating to the liquidation or dissolution of El Paso Production; or

          (4) the merger or consolidation of El Paso Production with or into another Person or the merger of another Person with or into El Paso Production, or the sale of all or substantially all the assets of El Paso Production (determined on a consolidated basis) to another Person other than:

             (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders; or

             (B) a transaction following which (a) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of El Paso Production immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (b) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

provided, however, that the events set forth above under paragraphs (1) through
(4) shall constitute a Change of Control if, but only if, within 30 days after such an event, any downgrade in the ratings of the Notes by either S&P or Moody's shall have occurred.

     Within 30 days following any downgrade in the ratings of the Notes by either S&P or Moody's following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

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          (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of El Paso Production and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between El Paso Production and the Initial Purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Covenants -- Limitation on Indebtedness", "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of El Paso Production to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of El Paso Production. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require El Paso Production to make an offer to repurchase the Notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the Notes.

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COVENANTS

  COVENANT TERMINATION

     From and after any time that the Notes have both a Moody's rating of BaaB or higher and an S&P rating of BBB- or higher and no Default has occurred and is then continuing, El Paso Production and the Restricted Subsidiaries will cease to be subject to the following covenants:

     - "-- Limitation on Indebtedness;"

     - "-- Limitation on Advances under Parent's Cash Management Program;"

     - "-- Limitation on Restricted Payments;"

     - "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries;"

     - "-- Limitation on Sales of Assets and Subsidiary Stock;"

     - "-- Limitation on Affiliate Transactions;"

     - "-- Limitation on Line of Business;"

     - clause (3) of the covenant described under "-- Merger and Consolidation;"

     - "-- Future Guarantors;" and

     - "-- Change of Control."

  LIMITATION ON INDEBTEDNESS

     El Paso Production will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that El Paso Production and the Subsidiary Guarantors may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto (and the application of the proceeds thereof) on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

     The first paragraph of this covenant will not prohibit the Incurrence of any or all of the following items of Indebtedness:

          (1) Indebtedness Incurred by El Paso Production and its Restricted Subsidiaries under any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the lesser of (x) $200 million plus 20% of ACNTA of El Paso Production as of the date of such Incurrence and (y) prior to May 15, 2005, $400 million and thereafter, $500 million;

          (2) Indebtedness owed to and held by El Paso Production or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to El Paso Production or a Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

          (3) the Old Notes and the New Notes (other than any Additional Notes) and all Subsidiary Guarantees;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this paragraph);

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or before the date on which such Subsidiary became a Restricted Subsidiary or was acquired by El Paso Production (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by El Paso Production); provided, however, that

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     on the date of the acquisition and after giving pro forma effect to the acquisition, El Paso Production would have been able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of this covenant or pursuant to clause (3),
     (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness will be Incurred only by such Subsidiary;

          (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by El Paso Production and the Restricted Subsidiaries pursuant to the Indenture;

          (8) Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of El Paso Production and its Subsidiaries;

          (9) obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds and obligations incurred by El Paso Production or any Restricted Subsidiary in the ordinary course of business and any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (11) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to the first paragraph of this covenant or pursuant to clause (1), (2), (3) or (4) or pursuant to clause (6) of this paragraph to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to the first paragraph of this covenant or pursuant to clause (3) or (4);

          (12) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of El Paso Production and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (12), in an aggregate principal amount at any one time outstanding not to exceed $50 million;

          (13) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

          (14) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

          (15) any obligation of El Paso Production or any of its Restricted Subsidiaries to reimburse any of its vendors (or any assignee of a vendor) for services, materials, equipment or other items furnished by such vendor in the ordinary course of business to the extent such obligation (a) involves an obligation to reimburse such vendor for the cost of such services, materials, equipment or other items so furnished plus a specified return thereon and (b) is to be satisfied from the production of oil, gas and other hydrocarbons attributable to an overriding royalty interest, net profits interest, Dollar-Denominated Production Payment or Volumetric Production Payment or other similar interest that is granted by El Paso Production or a Restricted Subsidiary in consideration for such vendor(s) agreement not to seek a cash payment from El Paso Production or its Restricted Subsidiaries therefor (the "Vendor Program");
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          (16) Capital Stock (other than Disqualified Stock) of El Paso
     Production or of any of the Subsidiary Guarantors;

          (17) Indebtedness, including Refinancing Indebtedness, Incurred by a Foreign Restricted Subsidiary in an aggregate amount not to exceed 20% of such Foreign Restricted Subsidiary's ACNTA at any time outstanding;

          (18) all contracts, Indebtedness and other obligations, agreements instruments or arrangements described in clauses (13), (15), (16), (19) or
     (24) of the definition of "Permitted Liens" to the extent any of the contracts, obligations, agreements, instruments, liens or arrangements referred to in such clauses may constitute Indebtedness;

          (19) Indebtedness of El Paso Production or of any of the Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of El Paso Production and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (18) of this paragraph or the first paragraph of this covenant does not exceed $50 million.

     Neither El Paso Production nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the second paragraph of this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of El Paso Production or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

     For purposes of determining compliance with this covenant:

          (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, El Paso Production, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

          (2) El Paso Production will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

          (3) the dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness will be calculated based on the relevant currency.

  LIMITATION ON ADVANCES UNDER PARENT'S CASH MANAGEMENT PROGRAM

     El Paso Production will not, and will not permit any Restricted Subsidiary to, advance any funds to the Parent or any of its Subsidiaries (other than to El Paso Production and any of its Subsidiaries) pursuant to Parent's Cash Management Program if any default occurs or exists under any bond, debenture, note or other evidence of debt for money borrowed or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt for money borrowed, in each case, by Parent or any of its Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Subsidiaries) whether such debt or Guarantee now exists, or is created after the Issue Date, if such default:

          (1) is caused by a failure to pay principal of, or interest or premium, if any, on such debt of Parent or such Subsidiary prior to the expiration of the grace period provided in such debt of Parent or such Subsidiary on the date of such default (a "Payment Default"); or

          (2) results in the acceleration (without cure or revocation within five business days) of debt of Parent or such Subsidiary prior to its express maturity,

and, in each case, the principal amount of any such debt of Parent or such Subsidiary, together with the principal amount of any other such debt of Parent or such Subsidiary under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more, until
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such acceleration has been cured or revoked or such payment of such debt of
Parent or such Subsidiary has been made in full.

     El Paso Production will not, and will not permit any Restricted Subsidiary to, advance any funds at any time after the Issue Date, to the Parent or any of its Subsidiaries (other than El Paso Production and any of its Restricted Subsidiaries) pursuant to Parent's Cash Management Program if, after giving pro forma effect to any proposed advance, the aggregate amount of all funds so advanced and not repaid would exceed the sum of:

          (1) $125 million; plus

          (2) an amount equal to 5% of the ACNTA of El Paso Production attributable to:

             (A) oil and natural gas reserves or properties contributed to or acquired by El Paso Production or any of its Restricted Subsidiaries after the Issue Date, to the extent such reserves or properties were contributed by or acquired from Parent or its Subsidiaries; or

             (B) any Person that became a Restricted Subsidiary of El Paso Production after the Issue Date, to the extent such Person was contributed by or acquired from Parent or its Subsidiaries.

     Neither El Paso Production nor any of its Subsidiaries shall be precluded by this covenant from paying or repaying any Indebtedness or other obligation owed to any Person.

  LIMITATION ON RESTRICTED PAYMENTS

     El Paso Production will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time El Paso Production or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) El Paso Production is not entitled to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

             (A) 100% of Free Cash Flow accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the most recent date for which financial information is publicly available (or, in case such Free Cash Flow shall be a deficit, minus 100% of such deficit); plus

             (B) 100% of the aggregate Net Cash Proceeds, and the fair market value (as determined by El Paso Production's board of directors in good faith) of property or securities other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by El Paso Production from the issuance or sale of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than an issuance or sale to a Subsidiary of El Paso Production and other than an issuance or sale to an employee stock ownership plan or to a trust established by El Paso Production or any of its Subsidiaries for the benefit of their employees) and 100% of any cash and 100% of the fair market value (as determined by El Paso Production's board of directors in good faith) of property or securities other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by El Paso Production as a capital contribution from its shareholders after the Issue Date; plus

             (C) the amount by which Indebtedness of El Paso Production is reduced on El Paso Production's balance sheet upon the conversion or exchange after the Issue Date of any Indebtedness of El Paso Production convertible or exchangeable for Capital Stock (other than Disqualified Stock) of El Paso Production (less the amount of any cash, or the fair value of any

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        other property, distributed by El Paso Production upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by El Paso Production or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of El Paso Production or to an employee stock ownership plan or to a trust established by El Paso Production or any of its Subsidiaries for the benefit of their employees); plus

             (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made after the Issue Date by El Paso Production or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by El Paso Production or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to El Paso Production's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

     The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of:

             (A) the substantially concurrent sale of, or made by exchange for, Capital Stock of El Paso Production (other than (x) Disqualified Stock (unless the proposed Restricted Payment is the purchase, redemption or other acquisition or retirement of Disqualified Stock) and (y) Capital Stock issued or sold to a Subsidiary of El Paso Production or an employee stock ownership plan or to a trust established by El Paso Production or any of its Subsidiaries for the benefit of their employees); or

             (B) a substantially concurrent cash capital contribution received by El Paso Production from its shareholders;

provided, however, that (a) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) will be excluded from the calculation of amounts under clause (3)(B) of the first paragraph of this covenant;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of El Paso Production or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

          (3) the payment of any dividend or making of any distribution paid within 60 days after the date of declaration of the dividend or distribution if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of Capital Stock of Parent, El Paso Production or any of its Subsidiaries from employees, former employees, directors or former directors of El Paso Production or any of its Subsidiaries (or permitted transferees or heirs or estates of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions made during any fiscal year shall not

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     exceed the greater of (a) $5.0 million and (b) the difference between (1)
     the product of $5.0 million times the number (which may be a fraction) of fiscal years elapsed after the Issue Date and (2) the aggregate amount of such repurchases and other acquisitions made since the Issue Date; provided further, however, that such repurchases and other acquisitions will be excluded in the calculation of the amount of Restricted Payments;

          (5) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock of Parent or El Paso Production deemed to occur upon exercise or exchange of warrants, options or rights to acquire Capital Stock if such Capital Stock represents a portion of the exercise or exchange price of such warrants, options or rights, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that any payment pursuant to this clause (5) will be excluded in the calculation of the amount of Restricted Payments;

          (6) payments or distributions, directly or indirectly through any Parent, to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (6) will be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (7) will be excluded in the calculation of the amount of Restricted Payments;

          (8) payments of dividends, distributions or other amounts by us to fund the payment by Parent or its Affiliates of administrative, legal, financial, accounting or other similar expenses relating to Parent's direct or indirect ownership of us and to pay other corporate overhead expenses relating to such ownership interest, including directors' fees, indemnifications and similar arrangements, so long as such payments are fair and reasonable and are paid as and when needed by Parent; provided, however, that any payment pursuant to this clause (8) will be excluded in the calculation of the amount of Restricted Payments;

          (9) any transfers, advances, loans or other payments by El Paso Production or any of its Restricted Subsidiaries pursuant to the Cash Management Program of the Parent and its Subsidiaries, consistent with past practices; provided, however, (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to any such transfers, advances, loans or other payments and (b) that any such transfer, advance, loan or other payment pursuant to this clause (9) will be excluded in the calculation of the amount of Restricted Payments;

          (10) payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by El Paso Production and its Subsidiaries to the appropriate taxing authorities if each of El Paso Production and such Subsidiaries filed a separate tax return, to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of El Paso Production or its Subsidiaries; provided, however, that any payment pursuant to this clause
     (10) will be excluded in the calculation of the amount of Restricted Payments;

          (11) the grant from time to time by El Paso Production or any Restricted Subsidiary of any Lien described in clause (24) of the definition of "Permitted Liens," and any sale, transfer or other disposition of properties mentioned in such clause (24) made (a) upon or pursuant to foreclosure of any such Lien (or in lieu of such a foreclosure) or (b) by a dividend, distribution or other transfer of such properties by El Paso Production or any of its Restricted Subsidiaries to Parent; provided, however that any such grant, sale, transfer, disposition, dividend or distribution will be excluded in the calculation of the amount of Restricted Payments; and

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          (12) other Restricted Payments not in excess of $50 million in the aggregate since the Issue Date; provided, however, that (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to any such Restricted Payment and (b) any Restricted Payment made pursuant to this clause (12) will be included in the calculation of Restricted Payments.

  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     El Paso Production will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to El Paso Production or a Restricted Subsidiary or pay any Indebtedness owed to El Paso Production; or

          (2) make any loans or advances to El Paso Production; or

          (3) transfer any of its property or assets to El Paso Production.

     However, the preceding restrictions will not apply to the following encumbrances or restrictions:

          (1) with respect to clauses (1), (2) and (3) of the first paragraph of the covenant:

             (A) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date;

             (B) customary encumbrances and restrictions contained in agreements of the types described in the definition of "Permitted Business Investments";

             (C) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of El Paso Production and the Restricted Subsidiaries to realize the value of, property or assets of El Paso Production or any Restricted Subsidiary in any manner material to El Paso Production or any Restricted Subsidiary;

             (D) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to or by reason of an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by El Paso Production (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by El Paso Production) and outstanding on such date;

             (E) with respect to any Subsidiary Guarantor, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement or instrument pursuant to which such Indebtedness was Incurred if:

                (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement;

                (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by El Paso Production); and

                (c) El Paso Production determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of El Paso Production, whose determination shall be conclusive;

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             (F) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if:

                (a) either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) El Paso Production determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of El Paso Production, whose determination shall be conclusive; and

                (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financing (as determined by El Paso Production);

             (G) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (A) through (F) of clause (1) of this paragraph or this clause (G) or contained in any amendment to an agreement referred to in clauses (A) through (F) of clause (1) of this paragraph or this clause (G); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

             (H) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (2) with respect to clause (3) only of the first paragraph of the covenant:

             (A) any encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

             (B) any encumbrance or restriction contained in security agreements, mortgages, purchase money agreements or similar instruments securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, mortgages, purchase money agreements or similar instruments;

             (C) any encumbrance or restriction contained in (a) any instrument giving rise to any Lien described in clause (24) of the definition of "Permitted Liens" or (b) any instrument giving rise to an obligation secured by any such Lien, in each case to the extent such encumbrance or restriction restricts the transfer of the property subject to such Lien;

             (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

             (E) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

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  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     El Paso Production will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) El Paso Production or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

          (2) at least 85% of the consideration thereof received by El Paso Production or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by El Paso Production (or such Restricted Subsidiary, as the case may be):

             (A) first, to the extent El Paso Production elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of any Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to El Paso Production or an Affiliate of El Paso Production) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent El Paso Production elects, to acquire or pay for Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor designated by El Paso Production) to purchase Notes (and such other Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of this paragraph, El Paso Production or such Restricted Subsidiary will permanently retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     However, El Paso Production and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $25 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash will be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          (1) the assumption of Indebtedness of El Paso Production (other than obligations in respect of Disqualified Stock of El Paso Production) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of El Paso Production or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

          (2) securities received by El Paso Production or any Restricted Subsidiary from the transferee that are promptly converted by El Paso Production or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

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In lieu of the release described in clause (1) of this paragraph, the acquirer or its parent company may agree to indemnify and hold El Paso Production or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Indebtedness; provided, however, that such indemnifying party (or its long term debt securities) has both a Moody's rating of Baa3 or higher and an S&P rating of BBB- or higher (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have those ratings) at the time the indemnity is entered into.

     The 85% limitation referred to in clause (2) of the first paragraph of this covenant will be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the 85% limitation.

     The requirement of clause (3)(B) of the first paragraph of this covenant will be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by El Paso Production or its Restricted Subsidiary within the time period specified in clause (3)(B) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

     If an Asset Disposition requires the purchase of Notes (and other Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor) pursuant to clause (3)(C) of the first paragraph of this covenant, El Paso Production will purchase Notes tendered pursuant to an offer by El Paso Production for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, if such other Senior Indebtedness of El Paso Production was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest and liquidated damages, if any, (or, in respect of such other Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) described in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, El Paso Production will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. El Paso Production will not be required to make such an offer to purchase Notes (and other Senior Indebtedness of El Paso Production or of a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available for an offer is less than $100 million (which lesser amount will be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     El Paso Production will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, El Paso Production will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

  LIMITATION ON AFFILIATE TRANSACTIONS

     El Paso Production will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee

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compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of El Paso Production (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to El Paso Production or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves payments or value in excess of $25 million, the Board of Directors approves such Affiliate Transaction and determines, in the good faith judgment of the Board of Directors, that such Affiliate Transaction complies with clause (1) of this paragraph; and

          (3) if such Affiliate Transaction involves an amount in excess of $100 million, the Board of Directors shall also have received a written opinion from an investment banking firm, accounting firm or appraisal firm of national standing, provided, that such firm is not an Affiliate of El Paso Production, to the effect that such Affiliate Transaction is fair, from a financial standpoint, to El Paso Production and its Restricted Subsidiaries or is not less favorable to El Paso Production and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     The provisions of the first paragraph of this covenant will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments";

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or severance arrangements, stock options and stock ownership, phantom stock or other incentive compensation plans approved by the Board of Directors;

          (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of El Paso Production or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees to directors of El Paso Production and its Restricted Subsidiaries;

          (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because El Paso Production or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of El Paso Production or the receipt by El Paso Production of any capital contribution from its shareholders;

          (7) indemnities of officers, directors and employees of El Paso Production or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by El Paso Production or any of its Restricted Subsidiaries;

          (8) the grant from time to time by El Paso Production or any Restricted Subsidiary of any Lien described in clause (24) of the definition of "Permitted Liens," and any sale, transfer or other disposition of properties mentioned in such clause (24) made (A) upon or pursuant to foreclosure of any such Lien (or in lieu of such a foreclosure) or (B) by a dividend or distribution of such properties by El Paso Production or any of its Restricted Subsidiaries to Parent; and

          (9) transactions and arrangements in effect on the Issue Date, including any modifications, extensions or renewals of those transactions and arrangements or payments or repayments pursuant to

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     those transactions and arrangements that do not adversely affect El Paso
     Production and its Restricted Subsidiaries, considered as a single enterprise.

  LIMITATION ON LINE OF BUSINESS

     El Paso Production will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

  LIMITATION ON LIENS

     El Paso Production will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

  LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     El Paso Production will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

          (1) El Paso Production or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "-- Limitation on Liens";

          (2) the net proceeds received by El Paso Production or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

          (3) El Paso Production applies the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock."

  FUTURE GUARANTORS

     El Paso Production will cause each Domestic Restricted Subsidiary that Incurs any Indebtedness to, at the same time, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions set forth in the Indenture.

  MERGER AND CONSOLIDATION

     El Paso Production will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if other than El Paso Production) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of El
     Paso Production under the Notes and the Indenture;
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          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness"; provided, however, that this clause
     (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to El Paso Production or (B) El Paso Production merging with an Affiliate solely for the purpose and with the sole effect of reincorporating El Paso Production in another jurisdiction;

          (4) El Paso Production shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

          (5) El Paso Production shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of El Paso Production, which properties and assets, if held by El Paso Production instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of El Paso Production on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of El Paso Production.

     The Successor Company will be the successor to El Paso Production and will succeed to, and be substituted for, and may exercise every right and power of, El Paso Production under the Indenture, and the predecessor Company, except in the case of a lease, will be released from the obligation to pay the principal of and interest on the Notes.

     El Paso Production will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) (except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to El Paso Production or an Affiliate of El Paso Production), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith El Paso Production provides an Officers' Certificate to the Trustee to the effect that El Paso Production will comply with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition), the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) El Paso Production delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the Indenture.

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SEC REPORTS

     Whether or not required by the SEC's rules and regulations, El Paso Production will file with the SEC (to the extent the SEC has adopted rules expressly providing that it will accept such filings) and in any event will provide the Trustee and Noteholders with the annual reports and the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections. El Paso Production will file and provide such information, documents and other reports at the times specified for the filings of such information, documents and reports under Sections 13 and 15(d) of the Exchange Act.

     If any of El Paso Production's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of El Paso Production and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of El Paso Production.

     In addition, El Paso Production will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

USE OF PROCEEDS

     Notwithstanding any other provision of the Indenture to the contrary, the use of proceeds of the issuance of the Notes on the Issue Date, as described in this prospectus, and the transactions reasonably necessary to or related to such use of proceeds, will not be prohibited by any provision of the Indenture.

DEFAULTS

     Each of the following is an Event of Default:

          (1) a default in the payment of interest or liquidated damages, if any, on the Notes when due, continued for 30 days;

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise;

          (3) the failure by El Paso Production to comply with its obligations under "-- Covenants -- Merger and Consolidation" above or to consummate a purchase of Notes when required pursuant to the covenants described above under "-- Change of Control" or "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (4) the failure by El Paso Production to comply for 30 days after receipt of written notice with any of its obligations in the covenants described above under:

             (A) "-- Change of Control" (other than a failure to purchase Notes); or

             (B) "-- Covenants" under:

                - "-- Limitation on Indebtedness",

                - "-- Limitation on Advances under Parent's Cash Management
                      Program",

                - "-- Limitation on Restricted Payments",

                - "-- Limitation on Restrictions on Distributions from
                      Restricted Subsidiaries",

                - "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes),

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                - "-- Limitation on Affiliate Transactions",

                - "-- Limitation on Line of Business",

                - "-- Limitation on Liens",

                - "-- Limitation on Sale/Leaseback Transactions",

                - "-- Future Guarantors" or

                - "-- SEC Reports";

          (5) the failure by El Paso Production or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) (A) Indebtedness of El Paso Production, any Subsidiary Guarantor or any Significant Subsidiary (x) is not paid within any applicable grace period after final maturity, and such defaulted payment shall not have been made, waived or extended within 10 days of such payment default or (y) is accelerated by the holders thereof because of a default, and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 10 days of such acceleration; and

             (B) the total amount of such Indebtedness unpaid or accelerated exceeds $25 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of El Paso Production, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

          (8) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $100 million is entered against El Paso Production, a Subsidiary Guarantor or any Significant Subsidiary, and is not paid or discharged, and there is any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect (the "judgment default provision"); provided, however, that if any such final judgment or decree described above requires the payment by El Paso Production, a Subsidiary Guarantor or a Significant Subsidiary of money in excess of $100 million, which payment(s) are to be made over a stipulated future period after the date of such final judgment or decree or upon or following the future occurrence of specified events, an Event of Default shall not occur under this clause (8), unless (A) any such payment is not made within 60 days of its due date and (B) such amount that is not paid within 60 days of its due date, together with any other amounts in respect of such judgment or decree that have become due and payable, including as a result of such nonpayment discussed in clause (A), and have not been paid, exceeds $100 million; or

          (9) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee as set forth in the Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify El Paso Production in writing of the default and El Paso Production does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest and liquidated damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest and liquidated damages, if any, will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of El Paso Production occurs and is continuing, the principal of and interest and liquidated damages, if any, on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the

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Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to restrictions set forth in the indenture, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest or liquidated damages, if any, on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     Except as described in the next three paragraphs, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

     However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of Notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or change the Stated Maturity of any Note;

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          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above; provided, however, that for the avoidance of doubt, redemption will not be deemed to include any purchase or repurchase of Notes;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

          (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guarantee that would adversely affect the Noteholders.

     Notwithstanding the preceding, without the consent of any holder of the Notes, El Paso Production, the Subsidiary Guarantors and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of El Paso Production, or any Subsidiary Guarantor under the Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended);

          (4) to add Guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or any Guarantees;

          (5) to effect the release of a Subsidiary Guarantor from its Subsidiary Guarantee and the termination of such Subsidiary Guarantee, all in accordance with the provision of the Indenture governing such release and termination;

          (6) to add to the covenants of El Paso Production or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon El Paso Production or a Subsidiary Guarantor;

          (7) to make any change that does not adversely affect the rights of any holder of the Notes; or

          (8) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover

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any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

     In addition, at any time we may terminate:

     - our obligations under "-- Change of Control" and under the covenants described under "-- Covenants" (other than the covenant described under "-- Merger and Consolidation");

     - the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "-- Defaults" above; and

     - the limitations contained in clause (3) of the first paragraph under "-- Covenants -- Merger and Consolidation" above.

This termination is referred to as "covenant defeasance."

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "-- Defaults" above or because of the failure of El Paso Production to comply with clause (3) of the first paragraph under "-- Covenants -- Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. In addition, we must also comply with other specified conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

          (1) all such Notes that have been authorized and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by El Paso Production and thereafter repaid to El Paso Production or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (2) (A) El Paso Production shall have given irrevocable and unconditional notice of redemption for all of the outstanding Notes within 60 days of such Notes pursuant to the redemption provisions of the Indenture or all Notes that have not been delivered to the Trustee for cancellation otherwise have become due and payable, and El Paso Production has irrevocably deposited or caused to be

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     deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes that have not been delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest;

             (B) El Paso Production has paid all sums payable by it under the Indenture;

             (C) El Paso Production has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and

             (D) the holders of the Notes have a valid, perfected, exclusive security interest in such trust.

In addition, El Paso Production must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

CONCERNING THE TRUSTEE

     Wilmington Trust Company is to be the Trustee under the Indenture. We have appointed Wilmington Trust Company as Registrar and Paying Agent with regard to the Notes.

     If the Trustee becomes a creditor of El Paso Production or a Subsidiary Guarantor, the Indenture limits the rights of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of El Paso Production or any Subsidiary Guarantor will have any liability for any obligations of El Paso Production or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

DEFINITIONS

     "Additional Assets" means:

          (1) any asset used in a Related Business, including capital expenditures;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by El Paso Production or another Restricted Subsidiary;
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          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

          (4) any Permitted Business Investment

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" of a Person means (without duplication), as of the date of termination:

          (a) the sum of:

             (1) discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination, which reserve report is prepared or audited or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

                (A) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated, or constituting reserves contributed to such Person or any of its Restricted Subsidiaries since the date of such reserve report, and

                (B) estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs Incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

                (C) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

                (D) reductions in the estimated oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report);

        provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases will be estimated by El Paso Production's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue will be reviewed and confirmed in writing by an independent petroleum engineer;

             (2) the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are
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        attributed, based on such Person's books and records as of a date no earlier than the most recent fiscal quarter for which financial information is publicly available;

             (3) the Net Working Capital of such Person as of the end of the most recent fiscal quarter for which financial information is publicly available; and

             (4) the greater of (A) the net book value as of the date no earlier than the most recent fiscal quarter for which financial information is publicly available and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year for which financial information is publicly available (provided that such Person will not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

          (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

             (1) minority interests;

             (2) any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person's latest audited financial statements;

             (3) the discounted future net revenue, calculated in accordance with SEC guidelines (using the same prices used in such Person's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

             (4) the discounted future net revenue calculated in accordance with SEC guidelines (using the same prices used in such Person's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

             (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (using the same prices used in such Person's year-end reserve report), would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     If El Paso Production changes its method of accounting from the full costs method to the successful efforts method or a similar method of accounting, "ACNTA" will continue to be calculated as if El Paso Production were still using the full costs method of accounting.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Covenants -- Limitation on Restricted Payments", "-- Covenants -- Limitation on Affiliate Transactions" and "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of El Paso Production or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

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     "Asset Disposition" means any sale, lease, transfer or other disposition
(or series of related sales, leases, transfers or dispositions) by El Paso Production or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than El Paso Production or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of El Paso Production or any Restricted Subsidiary; or

          (3) any other assets of El Paso Production or any Restricted Subsidiary outside of the ordinary course of business of El Paso Production or such Restricted Subsidiary.

Notwithstanding the preceding paragraph, "Asset Disposition" will not include any transaction (or any component of any transaction) described below:

          (1) a disposition by a Restricted Subsidiary to El Paso Production or by El Paso Production or a Restricted Subsidiary to a Wholly Owned Subsidiary;

          (2) for purposes of the covenant described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only,
     (a) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "-- Covenants -- Limitation on Restricted Payments" or that constitutes a Permitted Investment and (b) a disposition of all or substantially all the assets of El Paso Production in accordance with the covenant described under "-- Covenants -- Merger and Consolidation";

          (3) the trade or exchange by El Paso Production or any Restricted Subsidiary of any oil or natural gas property or interest therein of El Paso Production or such Restricted Subsidiary for any oil or natural gas property or interest therein of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by El Paso Production or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination will be conclusive evidence of compliance with this provision) of the oil or natural gas property or interest therein (including any cash or cash equivalents) so traded or exchanged;

          (4) the consummation of any Permitted Business Investment;

          (5) the creation of any Permitted Lien;

          (6) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Internal Revenue Code of 1986, as amended;

          (7) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

          (8) any disposition of defaulted receivables that arose in the ordinary course of business for collection;

          (9) the grant to a vendor or its assignee of an overriding royalty interest, net profits interest or similar interest in production in connection with the Vendor Program;

          (10) any sale, assignment, lease, license, transfer, abandonment or other disposition of (a) damaged, worn-out, unserviceable or other obsolete property or (b) other property no longer necessary for the proper conduct of the business of El Paso Production or any of its Subsidiaries;
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          (11) any sale, assignment, transfer or other disposition of oil and gas for properties having an SEC PV-10 Value as of the end of the calendar year preceding the date of such sale, assignment, transfer or other disposition of up to, together with the SEC PV-10 Value of all other oil and gas properties of El Paso Production and its Restricted Subsidiaries sold, assigned, transferred or otherwise disposed of since the Issue Date in reliance on this clause (11), $200 million, which sale, assignment, transfer or other disposition is made (a) upon or pursuant to foreclosure of the Lien permitted by clause (24) of the definition of Permitted Lien (or in lieu of such a foreclosure) or (b) by a dividend, distribution or other transfer of such properties by El Paso Production and its Restricted Subsidiaries to Parent; and

          (12) a disposition of assets with a fair market value of less than $10.0 million.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such sale/leaseback Transaction does not result in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) and
(2) if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Board of Directors" means the Board of Directors of El Paso Production or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity of a Capital Lease Obligation will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "-- Covenants -- Limitations on Liens", a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Cash Management Program" means the Parent's cash management program applicable to the Parent and its subsidiaries, as in effect from time to time; provided, however, that any advances or loans made by El Paso Production or any Restricted Subsidiary to any Affiliate of El Paso Production (other than any Restricted Subsidiary of El Paso Production) are recorded as receivables on the consolidated balance sheet of El Paso Production in accordance with GAAP.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the

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date of such determination and for which financial information is then publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if El Paso Production or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

          (2) if El Paso Production or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if El Paso Production or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period El Paso Production or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of El Paso Production or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to El Paso Production and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent El Paso Production and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period El Paso Production or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (or shall have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into El Paso Production or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by El Paso Production or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of El Paso Production. If any Indebtedness
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bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

     The Consolidated Interest Expense for a period attributable to interest on any Indebtedness Incurred during such period under a Revolving Credit Facility, the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing, will be computed, to the extent the chief financial officer determines in good faith that the principal amount (or applicable portion thereof) of such Indebtedness was Incurred for working capital purposes in the ordinary course of business, based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance will take into account the amount of any repayment of Indebtedness under such Revolving Credit Facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

     "Consolidated Interest Expense" means, for any period, the total interest expense of El Paso Production and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by El Paso Production or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to Hedging Obligations (other than any Oil and Natural Gas Hedging Contract);

          (7) dividends accrued in respect of all Preferred Stock held by Persons other than El Paso Production or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of El Paso Production);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) El Paso Production or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than El Paso Production) in connection with Indebtedness Incurred by such plan or trust minus, to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

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     "Consolidated Net Income" means, for any period, the net income of El Paso
Production and its consolidated Subsidiaries; provided, however, that the following will not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than El Paso Production) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, El Paso Production's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to El Paso Production or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
        (3) below); and

             (B) El Paso Production's equity in a net loss of any such Person for such period shall not be included in determining such Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by El Paso Production or a Restricted Subsidiary during such period;

          (2) any net income (or loss) of any Person acquired by El Paso Production or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to El Paso Production, except that:

             (A) subject to the exclusion contained in clause (4) below, El Paso Production's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to El Paso Production or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) El Paso Production's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any assets of El Paso Production, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses; and

          (6) the cumulative effect of a change in accounting principles.

For the purposes of the covenant described under "-- Covenants -- Limitation on Restricted Payments" only, there will be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to El Paso Production or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(D) of the first paragraph of that covenant.

     "Credit Facility" means one or more debt facilities (including a Revolving Credit Facility) or commercial paper facilities with banks or other lenders, including Affiliates, providing revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes will not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control"; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto (or concurrently therewith, provided that all of the Notes validly tendered for purchase and not withdrawn pursuant to the requirements described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control" are so purchased).

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

          (1) all income tax expense of El Paso Production and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

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          (3) any depreciation, depletion, exploration and amortization expense of El Paso Production and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

          (4) all other non-cash charges of El Paso Production and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

          (5) any unrealized noncash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS
     133),

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

          (A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

          (B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     The provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary will be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to El Paso Production by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Farm-In Agreement" means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

     "Farm-Out Agreement" means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

     "Free Cash Flow" for any period means EBITDA for such period minus the sum of the following:

          (1) all income tax expense of El Paso Production and its consolidated Restricted Subsidiaries for such period, but only to the extent actually paid in cash during such period;

          (2) Consolidated Interest Expense for such period, but only to the extent actually paid in cash during such period; and

          (3) (a) for any period through March 31, 2005, 125% of, and (b) for any period thereafter, 105% of, in each case any depreciation, depletion, exploration and amortization expense of El Paso Production and its consolidated Restricted Subsidiaries for such period, regardless of whether actually paid in cash during such period.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;
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          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment of the Indebtedness or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees El Paso Production's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Oil and Natural Gas Hedging Contract or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Notwithstanding the foregoing, solely for purposes of determining compliance with "-- Covenants -- Limitation on Indebtedness," the following will not be deemed to be the Incurrence of Indebtedness:

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

          (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

          (4) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133).

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment

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     of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person, to the extent such Capital Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

          (3) all obligations of such Person representing the balance deferred and unpaid of the purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

          (5) (A) the amount of all mandatory payment obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or (B) the amount of all obligations of any Subsidiary of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Subsidiary or that are determined by the value of such Capital Stock, in each case the principal amount of such obligations for purposes of this clause (5) to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends) (and the term "Incur Indebtedness" and similar terms include issuances of such Disqualified Stock and Preferred Stock and the term "Indebtedness" includes such Disqualified Stock and Preferred Stock);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property (as determined in good faith by the Board of Directors of such Person) or assets and the amount of the obligation so secured;

          (8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

          (9) any Guarantee by such Person of production or payment with respect to a Dollar-Denominated Production Payment or a Volumetric Production Payment;

provided, however, that any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Temporary Cash Investments (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, will not constitute "Indebtedness."

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     None of the following will constitute "Indebtedness":

          (1) accrued expenses and trade accounts payable arising in the ordinary course of business;

          (2) except as expressly provided in clause (9) of the first paragraph of this definition, Production Payments and Reserve Sales; and

          (3) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement.

     In connection with the purchase by El Paso Production or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of a Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Covenants -- Limitation on Restricted Payments":

          (1) "Investment" will include the portion (proportionate to El Paso Production's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of El Paso Production at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, El Paso Production shall be deemed to continue to have a "Investment" in an Unrestricted Subsidiary equal to the amount (if positive) of (A) El Paso Production's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to El Paso Production's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date of first issuance of any Notes under the Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

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     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated development costs) of more than 50% during a fiscal quarter in the discounted future net revenues from proved oil and natural gas reserves of El Paso Production and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

          (1) any acquisitions or contribution to capital during such fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

          (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Moody's" means Moody's Investors Service, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by El Paso Production or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Incurrence of Indebtedness, means the cash proceeds of such issuance, sale or Incurrence net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Working Capital" means

          (1) all current assets of El Paso Production and its Restricted Subsidiaries, except (A) current assets from commodity price risk management activities arising in the ordinary course of business and (B) receivables from affiliates; minus

          (2) all current liabilities of El Paso Production and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in accordance with GAAP.

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     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of El Paso Production.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Oil and Gas Business" means:

          (1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

          (2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil and gas obtained from unrelated Persons;

          (3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, gas and other hydrocarbons, minerals and products produced in association therewith;

          (4) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from hydrocarbons produced substantially from properties in which El Paso Production or its Restricted Subsidiaries, directly or indirectly, participates;

          (5) any business relating to oil field sales and service; and

          (6) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

     "Oil and Natural Gas Hedging Contract" means any oil and natural gas hedging agreement, and other agreement or arrangement designed to protect El Paso Production or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to El Paso Production or the Trustee.

     "Parent" means El Paso Corporation, a Delaware corporation, and its successors.

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

          (1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems; and

          (2) entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

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

     "Permitted Holders" means the Parent and its Wholly Owned Subsidiaries. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

     "Permitted Investment" means an Investment by El Paso Production or any Restricted Subsidiary in:

          (1) El Paso Production, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, El Paso Production or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) receivables owing to El Paso Production or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as El Paso Production or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of El Paso Production or such Restricted Subsidiary;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to El Paso Production or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (9) any Person where such Investment was acquired by El Paso Production or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by El Paso Production or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by El Paso Production or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by El Paso Production or any Restricted Subsidiary;

          (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "-- Covenants -- Limitation on Indebtedness";

          (12) Persons to the extent such Investments are in existence on the Issue Date;

          (13) Permitted Business Investments;

          (14) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas

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     exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

          (15) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed $50 million.

     "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters); or deposits of cash or United States government bonds to secure surety, stay appeal, indemnity performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) statutory and contractual Liens of landlords and Liens imposed by law, such as carriers', warehousemen's, royalty Liens and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments, decrees, orders or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by El Paso Production in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by El Paso Production or any Restricted Subsidiary to provide collateral to the depository institution;

          (3) Liens for taxes, assessments and governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, minor defects in title or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred or created to secure the payment of borrowed money which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
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          (7) (A) Liens to secure Indebtedness permitted under the provisions described in clause (1) of the second paragraph under "-- Covenants -- Limitation on Indebtedness"; provided, however, that the holder of such Indebtedness is not an Affiliate of El Paso Production; and
     (B) Liens to secure obligations permitted under the provisions described in clause (9) of the second paragraph under "-- Covenants -- Limitation on Indebtedness";

          (8) Liens existing on the Issue Date;

          (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (13) Liens on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof to the extent such Liens (A) do not secure Indebtedness and (B) are customary in the Oil and Gas Business, are granted to the Person performing the service to which such costs relate and are discharged in the ordinary course of business;

          (14) Liens on pipeline or pipeline facilities that arise under operation of law;

          (15) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil, gas, other hydrocarbons and minerals leases, the Vendor Program, Farm-Out Agreements or Farm-In Agreements, assignments, purchase and sale agreements, division orders, contracts for the sale, purchase, transportation, processing (but not refining) or exchange of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

          (16) Liens reserved in oil, gas or other hydrocarbons minerals leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

          (17) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18) Liens in favor of El Paso Production or a Subsidiary Guarantor;

          (19) leases, pooling agreements, unitization agreements, subleases, licenses or sublicenses, royalties, joint interest billing arrangements, net profits interests, participation agreements, and arrangements similar to any of the foregoing, entered into in the ordinary course of business;

          (20) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are

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     solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

          (21) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under "-- Covenants -- Limitation on Restricted Payments;"

          (22) Liens to secure Dollar-Denominated Production Payments or Volumetric Production Payments, to the extent such Liens are limited to the assets that are the subject of such Dollar-Denominated Production Payments or Volumetric Production Payments;

          (23) Liens in favor of collecting or payer banks having a right of setoff, revocation, refused or charge back with respect to money or instruments of El Paso Production or any Subsidiary of El Paso Production on deposit with or in possession of such bank;

          (24) Liens on oil and gas properties of El Paso Production or any of its Restricted Subsidiaries, securing any Indebtedness or other obligation of the Parent or any of its Subsidiaries; provided, however, that at the date of grant of such Liens the SEC PV-10 Value of the oil and gas properties to be so subject to such Lien, together with the SEC PV-10 Value of all other oil and gas properties of El Paso Production and its Restricted Subsidiaries subject to Liens described in this clause (24) and then outstanding, does not exceed $200 million (based on the SEC PV-10 Value of all such oil and gas properties as of the end of the calendar year preceding the date of the grant in respect of which such determination is being made);

          (25) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:

             (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

             (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (26) Liens to secure Indebtedness having an aggregate principal amount which, when added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (26) and then outstanding, does not exceed $100 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

     Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Covenants -- Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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     "Preferred Stock", as applied to the Capital Stock of any Person, means
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Production Payments and Reserve Sales" means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of El Paso Production or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

          (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

However, Refinancing Indebtedness will not include:

          (1) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of El Paso Production; or

          (2) Indebtedness of El Paso Production or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among El Paso Production, Credit Suisse First Boston LLC, Citigroup Global Markets Inc. and the other initial purchasers.

     "Related Business" means the Oil and Gas Business and any business in which El Paso Production was engaged on the Issue Date and any business related, ancillary or complementary to any business of El Paso Production in which El Paso Production was engaged on the Issue Date.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than

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

     dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to El Paso Production or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of El Paso Production held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of El Paso Production (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of El Paso Production that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of El Paso Production that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means any revolving credit facility (or facilities) pursuant to written agreements from time to time in effect.

     "S&P" means Standard and Poor's Ratings Group.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by El Paso Production or a Restricted Subsidiary on the Issue Date or thereafter acquired by El Paso Production or a Restricted Subsidiary whereby El Paso Production or a Restricted Subsidiary transfers such property to a Person and El Paso Production or a Restricted Subsidiary leases it from such Person.

     "SEC PV-10 Value" means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be. However, Senior Indebtedness will not include:

          (1) any obligation of such Person to El Paso Production or any Subsidiary;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

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

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of El Paso Production within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each of El Paso Production GOM, Inc., El Paso Energy Raton, L.L.C., El Paso Production Company and Vermejo Minerals Corporation and each other Subsidiary of El Paso Production that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of El Paso Production that thereafter guarantees the Notes pursuant to the terms of the Indenture.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of El Paso Production's obligations with respect to the Notes.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

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

          (4) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which El Paso Production or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business;

          (5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of El Paso Production) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of El Paso Production that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of El Paso Production (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, El Paso Production or any other Subsidiary of El Paso Production that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Covenants -- Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) El Paso Production could Incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "-- Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by El Paso Production.

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            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of the material U.S. federal income tax consequences applicable to the exchange of New Notes for Old Notes in the exchange offer and, in the case of an initial beneficial owner of the notes that is a "non-United States holder," the material U.S. federal income tax consequences of the ownership and disposition of the New Notes constitutes the opinion of Andrews Kurth LLP, our legal counsel, insofar as it relates to matters of U.S. federal income tax and legal conclusions with respect to those matters. The following discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings, and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, you are a "United States holder" if you are a beneficial owner of notes and you are a "United States person" for United States federal tax purposes or a "non-United States holder" if you are a beneficial owner of notes and are not a "United States holder." A "United States person" is:

     - a citizen or resident of the United States,

     - a corporation, partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof including the District of Columbia,

     - an estate whose income is subject to United States federal income taxation regardless of its source, or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or certain electing trusts that were in existence on August 19, 1996, and treated as a domestic trust on that date.

     If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.


     This discussion only applies to you if you are a beneficial owner of notes who holds the notes as capital assets. The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax exempt organizations, financial institutions, broker-dealers and persons holding the notes as part of a "straddle," "hedge" or "conversion transaction," may be subject to special rules not discussed below. We urge you to consult your own tax advisors regarding the particular United States federal tax consequences of holding and disposing of notes, as well as any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty.


TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of New Notes for Old Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. United States holders and non-United States Holders will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the New Notes as they had in the Old Notes immediately before the exchange.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     Interest. Interest that we pay to you will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

     - do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock,

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

     - are not a controlled foreign corporation with respect to which we are a related person,

     - are not a bank receiving interest on a loan entered into in the ordinary course of business within the meaning of the Internal Revenue Code, and

     - you certify to us, our payment agent, or the person who would otherwise be required to withhold United States tax, on Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a United States person and provide your name and address.

     If you do not satisfy the preceding requirements, your interest on a New Note would generally be subject to United States withholding tax at a flat rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty.


     If you are engaged in trade or business in the United States, and if interest on a New Note is effectively connected with the conduct of that trade or business or in the case of an applicable tax treaty, is attributable to a permanent establishment you maintain in the United States, you will be exempt from United States withholding tax but will be subject to regular United States federal income tax on the interest in the same manner as if you were a United States person. Because this discussion does not address the United States federal income tax consequences of the ownership and disposition of exchange notes by a United States holder, we urge you to consult your own tax advisor if you are engaged in a trade or business in the United States. In order to establish an exemption from United States withholding tax, you may provide to us, our payment agent or the person who would otherwise be required to withhold United States tax, a properly completed and executed IRS Form W-8ECI or applicable substitute form. In addition to regular United States federal income tax, if you are a foreign corporation, you may be subject to a United States branch profits tax.


     Gain on Disposition. You generally will not be subject to United States federal income tax with respect to gain recognized on a sale, redemption, exchange or other disposition of a New Note unless:

     - the gain is effectively connected with your conduct of a trade or business within the United States, or, under an applicable tax treaty, is attributable to a permanent establishment you maintain in the United States; or

     - if you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

     Information Reporting and Backup Withholding. Backup withholding and information reporting generally will not apply to payments of principal or interest on the New Notes by us or our paying agent to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge that you are a United States person or that the conditions of any other exemptions are not in fact satisfied. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments.

     The payment of the proceeds of the disposition of New Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or otherwise establish an exemption. The proceeds of a disposition effected outside the United States by you of New Notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is actively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.


     We urge you to consult your own tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the

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procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided you furnish the required information to the United States Internal Revenue Service.



     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


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                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that you may transfer New Notes issued under the exchange offer in exchange for Old Notes unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Old Notes directly from us; or

     - a broker-dealer that acquired Old Notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the New Notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes. Broker-dealers receiving New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the New Notes.

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other
trading activities. In addition, until [            ], 2003, all dealers
effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

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                                 LEGAL MATTERS

     The validity of the notes and certain other matters will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

                                    EXPERTS

     The financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Certain estimates of our natural gas and oil reserves and related information as of December 31, 2002, 2001 and 2000 included in this prospectus have been derived from engineering reports reviewed by Huddleston & Co., Inc., Houston, Texas and all such information has been so included on the authority of such firm as experts regarding the matters contained in its report. The review conducted by Huddleston & Co., Inc. meets the standard of an "estimate" as defined by the Society of Petroleum Engineers.

                             AVAILABLE INFORMATION

     We have not been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the SEC a registration statement on Form S-4 under the Securities Act, with respect to the offer to exchange New Notes for Old Notes pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the registration statement and other public filings can be obtained from the SEC internet site at http://www.sec.gov. For further information pertaining to the notes and to us, reference is made to the registration statement.

     As a result of the filing of the Form S-4 and the exchange of New Notes for Old Notes, we will become subject to information and periodic reporting requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the SEC's public reference facility at prescribed rates or obtained from the SEC's internet website.

     Our parent El Paso Corporation files reports, proxy statements and other information with the SEC under the Exchange Act. Each holder of Old Notes should consider the information disclosed therein in addition to the matters described in this prospectus before making a decision to participate in the exchange offer.

                               GLOSSARY OF TERMS

     The terms defined in this section are used throughout this prospectus:

/d.........................  Per day.

Bbl........................  One stock tank barrel, of 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or natural gas liquids.

Bbtu.......................  Billion British thermal units.

Bbls/d.....................  Barrels of oil produced per day.

Bcf........................  One billion cubic feet of natural gas.

Bcfe.......................  One billion cubic feet of natural gas equivalent using the ratio of one barrel of crude oil, condensate or natural gas liquids to 6 Mcf of natural gas.

Bcp/d......................  Barrels of condensate per day.

BOE........................  One barrel of oil equivalent using the ratio of one barrel of crude oil, condensate or natural gas liquids to 6 Mcf of natural gas.

BOE/d......................  BOEs produced per day.

Btu........................  British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

Finding and development
costs per Mcfe.............  Total capital costs related to acquisition, exploration and development activities divided by total proved reserve revisions, extensions, discoveries and proved reserve acquisitions.

Henry Hub spot price.......  The price of natural gas, in dollars per MMbtu, being traded at the Henry Hub in Louisiana in transactions for next-day delivery, measured downstream from the wellhead after the natural gas liquids have been removed and a transportation cost has been incurred.

MBbls......................  One thousand barrels of crude oil, condensate or natural gas liquids.

MBOE.......................  One thousand BOEs.

Mcf........................  One thousand cubic feet of natural gas.

Mcf/d......................  Mcf produced per day.

Mcfe.......................  One thousand cubic feet of natural gas equivalents.

MMBbls.....................  One million barrels of crude oil, condensate or natural gas liquids.

MMBOE......................  One million BOEs.

MMBtu......................  One million British thermal units.

MMcf.......................  One million cubic feet of natural gas.

MMcf/d.....................  MMcf produced per day.

MMcfe......................  One million cubic feet of natural gas equivalents.

Net Present Value of Proved
Reserves...................  See "PV-10 value" definition.

NYMEX......................  The New York Mercantile Exchange.

NYMEX Henry Hub price......  The NYMEX trading price of natural gas futures contracts providing for delivery at the Henry Hub in Louisiana.

PV-10 value................  When used with respect to oil and natural gas reserves, PV-10 value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC.


Proved developed
reserves...................  Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. See Rule 4-10(a), paragraph (3) of Regulation S-X under the Exchange Act for a complete definition.


Proved reserves............  The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. See Rule 4-10(a), paragraphs
                             (2), (2i), (2ii), and (2iii) of Regulation S-X under the Exchange Act for a complete definition.

Proved undeveloped
reserves...................  Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. See Rule 4-10(a), paragraph (4) of Regulation S-X under the Exchange Act for a complete definition.


Reserve Estimate...........  Estimates of the total amount and net present value of proved reserves are determined under the rules established by Regulation S-X Rule 4-10. Reserve estimates are made using established generally accepted geologic and engineering methods. For a complete discussion of the standards for estimating reserves and other reserve information, please refer to the Society of Petroleum Engineers website at www.spe.org under "Auditing Standards for Reserves." The definitions of proved reserves, proved developed reserves and proved undeveloped reserves at this website are not equivalent to those specified in Regulation S-X Rule 4-10 and were not used for the determination of proved reserves disclosed in this document.

Standardized Measure of
Discounted Future Net Cash
Flows......................  Represents the future cash inflows based on year-end prices and proved reserves, less future development and production costs assuming current costs and economic conditions, less future income tax expenses at the statutory rate, discounted at the SEC mandated 10% rate.

Tcf........................  One trillion cubic feet of natural gas.

Tcfe.......................  One trillion cubic feet of natural gas equivalents.

WTI Cushing spot price.....  The price of West Texas Intermediate grade crude oil, in dollars per barrel, in transactions for immediate delivery at Cushing, Oklahoma.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants...........................   F-2
Consolidated Statements of Income for the years ended
  December 31, 2002, 2001 and 2000..........................   F-3
Consolidated Balance Sheets as of December 31, 2002 and
  2001......................................................   F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 2002, 2001 and 2000..........................   F-5
Consolidated Statements of Stockholder's Equity for the
  years ended December 31, 2002, 2001 and 2000..............   F-6
Consolidated Statements of Comprehensive Income for the
  years ended December 31, 2002, 2001 and 2000..............   F-7
Notes to Consolidated Financial Statements..................   F-8
Condensed Consolidated Statements of Income (Unaudited) for
  the nine months ended September 30, 2003 and 2002.........  F-30
Condensed Consolidated Balance Sheets (Unaudited) as of
  September 30, 2003 and December 31, 2002..................  F-31
Condensed Consolidated Statements of Cash Flows (Unaudited)
  for the nine months ended September 30, 2003 and 2002.....  F-32
Condensed Consolidated Statements of Comprehensive Income
  (Unaudited) for the nine months ended September 30, 2003
  and 2002..................................................  F-33
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................  F-34

PRO FORMA FINANCIAL STATEMENTS
Note regarding Pro Forma Financial Statements...............  F-45
Unaudited Pro Forma Income Statement for the nine months
  ended September 30, 2003..................................  F-46
Unaudited Pro Forma Income Statement for the year ended
  December 31, 2002.........................................  F-47
Notes to Unaudited Pro Forma Financial Statements...........  F-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso Production Holding Company:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholder's equity, of comprehensive income and of cash flows present fairly, in all material respects, the financial position of El Paso Production Holding Company (the "Company") at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 25, 2003, except for the last paragraph of Note 14, for which the date is May 20, 2003

                       EL PASO PRODUCTION HOLDING COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2002      2001     2000
                                                              -------   ------   ------
Operating revenues
  Natural gas and oil sales -- third parties................   $ 166     $106     $307
  Natural gas and oil sales -- affiliates...................     685      497      225
  Other.....................................................     (10)       1        5
                                                               -----     ----     ----
     Total operating revenues...............................     841      604      537
Operating expenses
  Cost of sales.............................................      55       43       32
  Operation and maintenance.................................     137      111       90
  Merger-related costs......................................      --        2       --
  Gain on long-lived assets.................................      (2)      --       --
  Depreciation, depletion and amortization..................     317      234      206
  Taxes, other than income taxes............................      25       29       22
                                                               -----     ----     ----
     Total operating expenses...............................     532      419      350
                                                               -----     ----     ----
Operating income............................................     309      185      187
Other income................................................       5        1        4
Interest income from affiliates.............................       8        9        8
Earnings from unconsolidated affiliates.....................       6       29       11
Minority interest in consolidated subsidiaries..............      (3)      (4)      --
                                                               -----     ----     ----
Income before income taxes..................................     325      220      210
Income taxes................................................    (112)     (71)     (70)
                                                               -----     ----     ----
Net income..................................................   $ 213     $149     $140
                                                               =====     ====     ====

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                               DECEMBER 31,
                                                              ---------------
                                                               2002     2001
                                                              ------   ------
                                   ASSETS
Current assets
  Cash and cash equivalents.................................  $  156   $   --
  Accounts and notes receivable
    Customer, net of allowance of $5 in 2002 and $6 in
     2001...................................................     114      164
    Affiliates..............................................     676      536
    Other...................................................       4        4
  Assets from price risk management activities..............      34       11
  Income tax receivable from affiliate......................     131      152
  Other.....................................................      21        9
                                                              ------   ------
         Total current assets...............................   1,136      876
                                                              ------   ------
Property, plant and equipment, at cost
  Natural gas and oil properties
    Proved properties -- full cost method...................   6,927    6,465
    Unevaluated costs excluded from full cost base..........     276      132
  Other.....................................................     107      116
                                                              ------   ------
                                                               7,310    6,713
  Less accumulated depreciation, depletion and
    amortization............................................   4,502    4,612
                                                              ------   ------
         Total property, plant and equipment, net...........   2,808    2,101
                                                              ------   ------
Other assets
  Investments in unconsolidated affiliates..................     232      256
  Assets from price risk management activities..............      --        3
  Restricted cash...........................................       6       --
  Notes receivable-affiliates...............................      36       --
                                                              ------   ------
                                                                 274      259
                                                              ------   ------
         Total assets.......................................  $4,218   $3,236
                                                              ======   ======

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable
    Trade...................................................  $   73   $   33
    Affiliates..............................................      10        7
    Other...................................................     161       40
  Deferred income taxes.....................................      --       61
  Liabilities from price risk management activities.........       9       20
  Other.....................................................      12       24
                                                              ------   ------
         Total current liabilities..........................     265      185
                                                              ------   ------
Other
  Liabilities from price risk management activities.........     400       62
  Deferred income taxes.....................................     120       57
  Other.....................................................      11       24
                                                              ------   ------
                                                                 531      143
                                                              ------   ------
Commitments and contingencies
Minority interest of consolidated subsidiaries..............     113      110
Stockholder's equity
  Common stock, par value $1 per share; 1,000 shares
    authorized and outstanding..............................      --       --
  Additional paid-in capital................................   3,465    2,956
  Retained earnings (accumulated deficit)...................      68     (114)
  Accumulated other comprehensive loss......................    (224)     (44)
                                                              ------   ------
         Total stockholder's equity.........................   3,309    2,798
                                                              ------   ------
         Total liabilities and stockholder's equity.........  $4,218   $3,236
                                                              ======   ======

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               2002     2001    2000
                                                              -------   -----   -----
Cash flows from operating activities
  Net income................................................  $   213   $ 149   $ 140
  Adjustments to reconcile net income to net cash from
     operating activities
     Depreciation, depletion and amortization...............      317     234     206
     Deferred income tax expense............................       73     141      --
     Gain on long-lived assets..............................       (2)     --      --
     Undistributed earnings from unconsolidated
      affiliates............................................      (13)    (18)    (10)
     Other non-cash income items............................       28      (1)    (11)
     Working capital changes, net of non-cash
      transactions..........................................      233    (153)   (128)
                                                              -------   -----   -----
       Net cash provided by operating activities............      849     352     197
                                                              -------   -----   -----
Cash flows from investing activities
  Capital expenditures......................................   (1,290)   (675)   (500)
  Net proceeds from the sale of assets......................      363      20       3
  Investments and other.....................................       36      --     (25)
                                                              -------   -----   -----
       Net cash used in investing activities................     (891)   (655)   (522)
                                                              -------   -----   -----
Cash flows from financing activities
  Change in notes receivable from parent....................     (271)   (237)    214
  Restricted cash...........................................       (6)     --      11
  Dividends.................................................     (374)    (28)     (3)
  Contributions from parent.................................      849     568     101
                                                              -------   -----   -----
       Net cash provided by financing activities............      198     303     323
                                                              -------   -----   -----
Increase in cash and cash equivalents.......................      156      --      (2)
Cash and cash equivalents
  Beginning of period.......................................       --      --       2
                                                              -------   -----   -----
  End of period.............................................  $   156   $  --   $  --
                                                              =======   =====   =====

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                  (IN MILLIONS, EXCEPT SHARES OF COMMON STOCK)

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                                   2002              2001              2000
                                              ---------------   ---------------   ---------------
                                              SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT
                                              ------   ------   ------   ------   ------   ------
Common stock, $1.00 par:
  Balance at beginning of year..............  1,000    $   --   1,000    $   --   1,000    $   --
                                              -----    ------   -----    ------   -----    ------
     Balance at end of year.................  1,000        --   1,000        --   1,000        --
                                              -----    ------   -----    ------   -----    ------
Additional paid-in capital:
  Balance at beginning of year..............            2,956             2,382             2,267
  Contribution from parent..................              849               568               101
  Tax benefit of equity plans...............                3                 6                14
  Dividends.................................             (343)               --                --
                                                       ------            ------            ------
     Balance at end of year.................            3,465             2,956             2,382
                                                       ------            ------            ------
Retained earnings:
  Balance at beginning of year..............             (114)             (235)             (372)
  Net income................................              213               149               140
  Dividends.................................              (31)              (28)               (3)
                                                       ------            ------            ------
     Balance at end of year.................               68              (114)             (235)
                                                       ------            ------            ------
Accumulated other comprehensive (loss):
  Balance at beginning of year..............              (44)               --                --
  Other comprehensive (loss)................             (180)              (44)               --
                                                       ------            ------            ------
     Balance at end of year.................             (224)              (44)               --
                                                       ------            ------            ------
Total stockholder's equity..................  1,000    $3,309   1,000    $2,798   1,000    $2,147
                                              =====    ======   =====    ======   =====    ======

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN MILLIONS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               2002     2001    2000
                                                              ------   ------   -----
Net income..................................................  $ 213    $ 149    $140
                                                              -----    -----    ----
Net gains (losses) from cash flow hedging activities:
  Cumulative-effect of transition adjustment (net of income
     tax of $359)...........................................     --     (667)     --
  Unrealized mark-to-market gains (losses) arising during
     period (net of income tax of $(122) and $200 in 2002
     and 2001)..............................................   (203)     386      --
  Reclassification adjustments for changes in initial value
     to settlement date (net of income tax of $18 and $137
     in 2002 and 2001)......................................     23      237      --
                                                              -----    -----    ----
     Other comprehensive (loss).............................   (180)     (44)     --
                                                              -----    -----    ----
Comprehensive income........................................  $  33    $ 105    $140
                                                              =====    =====    ====

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Our consolidated financial statements include the accounts of all majority-owned, controlled subsidiaries after the elimination of all significant intercompany accounts and transactions. Our financial statements for prior periods include reclassifications that were made to conform to the current year presentation. Those reclassifications did not impact our reported net income or stockholder's equity.

  PRINCIPLES OF CONSOLIDATION

     We consolidate entities when we have the ability to control the operating and financial decisions and policies of that entity. Where we can exert significant influence over, but do not control, those policies and decisions, we apply the equity method of accounting. We use the cost method of accounting where we are unable to exert significant influence over the entity. The determination of our ability to control or exert significant influence over an entity involves the use of judgment as to the extent of our control or influence and that of the other equity owners or participants of the entity.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues, and expenses and our disclosures in these financial statements. In addition, our accounting policies for asset impairments, natural gas and oil properties, environmental costs and other contingencies, asset retirement obligation, and price risk management activities require estimates that involve complex situations and a high degree of judgment. Actual results can, and often do, differ from those estimates.

  CASH AND CASH EQUIVALENTS

     We consider short-term investments with an original maturity of less than three months to be cash equivalents.

  RESTRICTED CASH

     We classify cash in bank accounts that is unavailable for immediate withdrawal, that is subject to limitations on its use, or that is considered a compensating balance as restricted cash. At December 31, 2002 we had $6 million in restricted cash.

  ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     Trade receivables and payables are due to and from third parties. We designate transactions with our parent, El Paso Corporation, and its subsidiaries and related parties as affiliates. Our accounts payable-other consists of payables related to our operating expenses, capitalized costs and checks in transit.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     We establish provisions for losses on accounts receivable and for natural gas imbalances due from shippers and operators if we determine that we will not collect all or part of the outstanding balance. We regularly review collectibility and establish or adjust our allowance as necessary using the specific identification method. Our allowance was $5 million and $6 million as of December 31, 2002 and 2001, respectively.

                       EL PASO PRODUCTION HOLDING COMPANY

  INVENTORY

     Materials and supplies are valued at lower of cost or market with cost determined using the average cost method.

  NATURAL GAS AND OIL IMBALANCES

     Natural gas and oil imbalances occur when the actual amount of natural gas or oil delivered from or received by a pipeline system, processing plant or storage facility differs from the contractual amount scheduled to be delivered or received. We record these imbalances due to or from shippers and operators at an appropriate market index price. Imbalances are settled in cash subject to the contractual terms of settlement and tariffs.

     Imbalances due from others are reported in our balance sheet as accounts receivable from customers. Imbalances owed to others are reported on the balance sheet as trade accounts payable. In addition, all imbalances are classified as current or long-term depending on when we expect to settle them.

  ASSET IMPAIRMENTS

     We apply the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to account for asset impairments related to non-full cost pool assets. Under this standard, we evaluate an asset for impairment when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. These events include market declines, changes in the manner in which we intend to use an asset or decisions to sell an asset and adverse changes in the legal or business environment such as adverse actions by regulators. When we decide to exit or sell a long-lived asset or group of assets, we adjust the carrying value of these assets downward, if necessary, to the estimated sales price, less costs to sell. We also reclassify the asset or assets as either held for sale or as discontinued operations, depending on whether they have independently determinable cash flows.

  NATURAL GAS AND OIL PROPERTIES

     We use the full cost method to account for our natural gas and oil properties. Under the full cost method, substantially all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of natural gas and oil reserves are capitalized. These capitalized amounts include the costs of all unproved properties, internal costs directly related to acquisition, development and exploration activities and capitalized interest.

     We amortize these costs using the unit of production method over the life of our proved reserves. Each quarter, we calculate the unit of production depletion rate based on our estimated production and an estimate of proved reserves. Capitalized costs associated with unproved properties are excluded from amortizable costs until these properties are evaluated. Future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values, are included in costs subject to amortization.

     Our capitalized costs, net of related income tax effects, are limited to a ceiling based on the present value of future net revenues using end of period spot prices discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, net of related income tax effects. If these discounted revenues are not equal to or greater than total capitalized costs, we are required to write down our capitalized costs to this level. We perform this ceiling test calculation each quarter. Any required write-downs are included in our income statement as a ceiling test charge. Our ceiling test calculations include the effects of derivative instruments we have designated as cash flow hedges of our anticipated future natural gas and oil production.

                       EL PASO PRODUCTION HOLDING COMPANY

     We do not recognize a gain or loss on sales of our natural gas and oil properties, unless those sales would significantly alter the relationship between capitalized costs and proved reserves. We treat sales proceeds on non-significant sales as an adjustment to the cost of our properties.

  REVENUE RECOGNITION

     Our revenues are derived principally through physical sales of natural gas, oil and natural gas liquids produced. Revenues from sales of these products are recorded upon the passage of title using the sales method, net of any royalty interests or other profit interests in the produced product. When actual natural gas sales volumes exceed our entitled share of sales volumes, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds our share of the remaining estimated proved natural gas reserves for a given property, we record a liability. Costs associated with the transportation and delivery of production are included in cost of sales.

  TAXES OTHER THAN INCOME TAXES

     Severance taxes, payroll taxes, ad valorem taxes, franchise taxes, and miscellaneous other taxes are included in taxes other than income taxes on the income statement.

  ENVIRONMENTAL COSTS AND OTHER CONTINGENCIES

     We expense or capitalize expenditures for ongoing compliance with environmental regulations that relate to past or current operations as appropriate. We expense amounts for clean up of existing environmental contamination caused by past operations which do not benefit future periods by preventing or eliminating future contamination. We record liabilities when our environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. Estimates of our liabilities are based on currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies' clean-up experience and data released by the EPA or other organizations. These estimates are subject to revision in future periods based on actual costs or new circumstances and are included in our balance sheet in other current and long-term liabilities at their undiscounted amounts. We evaluate recoveries from insurance coverage, government sponsored and other programs separately from our liability and, when recovery is assured, we record and report an asset separately from the associated liability in our financial statements.

     We recognize liabilities for other contingencies when we have an exposure that, when fully analyzed, indicates it is both probable that an asset has been impaired or that a liability has been incurred and the amount of impairment or loss can be reasonably estimated. Funds spent to remedy these contingencies are charged against a reserve, if one exists, or expensed. When a range of probable loss can be estimated, we accrue the most likely amount or at least the minimum within the range of probable loss.

  PRICE RISK MANAGEMENT ACTIVITIES

     We engage in hedging activities on our natural gas and oil production to obtain more determinable cash flows and to mitigate the risk of downward price movements on sales of these commodities. We do this through natural gas and oil swaps with our affiliate, El Paso Merchant, who then enters into third party transactions.

     We account for our non-trading derivative instruments under SFAS No. 133 Accounting for Derivatives and Hedging Activities. Under SFAS No. 133, all derivatives are reflected in our balance sheet at their fair value as price risk management activities. We classify our price risk management activities as

                       EL PASO PRODUCTION HOLDING COMPANY
either current or non-current assets or liabilities based on our overall position by counterparty and their anticipated settlement date. Cash inflows and outflows associated with the settlement of our price risk management activities are recognized in operating cash flows, and any receivables and payables resulting from these settlements are reported separately from price risk management activities in our balance sheet as trade receivables and payables. The accounting for revenues and expenses associated with our price risk management activities varies based on whether those activities are trading activities or non-trading activities. See Note 6 for a further description of our price risk management activities.

     In November 2002, El Paso announced its intention to exit the energy trading business over the next 18 to 24 months. After El Paso has implemented its exit strategy, we will assume the responsibility for managing our own third party derivative transactions.

  INCOME TAXES

     We report current income taxes based on our taxable income, and we provide for deferred income taxes to reflect estimated future tax payments and receipts. Deferred taxes represent the tax impacts of differences between the financial statement and tax bases of assets and liabilities and carryovers at each year end. We account for tax credits under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. We reduce deferred tax assets by a valuation allowance when, based on our estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances.

     El Paso maintains a tax accrual policy to record both regular and alternative minimum taxes for companies included in its consolidated federal income tax return. The policy provides, among other things, that (i) each company in a taxable income position will accrue a current expense equivalent to its federal income tax, and (ii) each company in a tax loss position will accrue a benefit to the extent its deductions, including general business credits, can be utilized in the consolidated return. El Paso pays all federal income tax directly to the IRS and, under a separate tax billing agreement, El Paso may bill or refund its subsidiaries for their portion of these income tax payments.

  NEW ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT YET ADOPTED

     As of December 31, 2002, there were a number of accounting standards and interpretations that had been issued, but not yet adopted by us. Below is a discussion of the more significant standards that could impact us.

  Accounting for Asset Retirement Obligations

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability for the estimated retirement and removal costs of long-lived assets used in their business. The liability is recorded at its fair value, with a corresponding asset which is depreciated over the remaining useful life of the long-lived asset to which the liability relates. An ongoing expense will also be recognized for changes in the value of the liability as a result of the passage of time. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002. Upon our adoption of SFAS No. 143 on January 1, 2003, we recognized current liabilities of $9.1 million, long-term liabilities of $67.1 million, non-current retirement assets of $73.2 million, and a pre-tax charge to earnings of $3.0 million as the cumulative effect of an accounting change. Our liability relates primarily to our obligations to plug abandoned wells over the next one to 99 years.

                       EL PASO PRODUCTION HOLDING COMPANY

  Accounting for Costs Associated with Exit or Disposal Activities

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement will require us to recognize costs associated with exit or disposal activities when they are incurred rather than when we commit to an exit or disposal plan. Examples of costs covered by this guidance include lease termination costs, employee severance costs associated with a restructuring, discontinued operations, plant closings or other exit or disposal activities. The statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities we initiate after January 1, 2003. We do not expect any significant impact to result from the adoption of this statement.

  Accounting for Guarantees

     In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation requires that companies record a liability for all guarantees issued after January 31, 2003, including financial, performance and fair value guarantees. This liability is recorded at its fair value upon issuance and does not affect any existing guarantees issued before January 31, 2003. This standard also requires expanded disclosures on all existing guarantees at December 31, 2002. El Paso issues any guarantees needed on our behalf. While we currently do not believe that there will be any initial impact of adopting this standard, it will impact any guarantees we might issue in the future.

2.  MERGERS, ACQUISITIONS AND DIVESTITURES

  MERGER

     In January 2001, El Paso merged with The Coastal Corporation (El Paso CGP). El Paso accounted for the transaction as a pooling of interests and converted each share of El Paso CGP's common stock and Class A common stock on a tax-free basis into 1.23 shares of El Paso's stock. El Paso also exchanged El Paso CGP's outstanding convertible preferred stock for its common stock on the same basis as if the preferred stock had been converted into El Paso CGP common stock immediately prior to the merger. In the merger, El Paso issued approximately 271 million shares of its common stock, including 4 million shares in exchange for El Paso CGP stock options. As part of the merger, we recorded a pre-tax merger-related charge in 2001 of $2.1 million to consolidate offices.

  ACQUISITIONS

     In March 2002, we acquired natural gas and oil properties located in south Texas from an affiliate of El Paso CGP for $395.5 million and the Prince offshore platform from GulfTerra (formerly El Paso Energy Partners) for $190 million. For more information on these transactions, refer to Note 3.

     In July 2002, we also acquired Vermejo Mineral Corporation from a third party for approximately $140 million. The acquisition was accounted for as a purchase and all of the purchase price was assigned to natural gas and oil properties in our full cost pool.

  DIVESTITURES

     In March 2002, we sold natural gas and oil properties and related non-full cost properties in east Texas to third parties for $382.2 million. We treated the full cost pool sales proceeds as adjustment to the cost of the properties in our full cost pool. We recognized a gain of $2.4 million on the sale of the non-full cost pool assets.

                       EL PASO PRODUCTION HOLDING COMPANY

3.  RELATED PARTY TRANSACTIONS

  SALES

     We sell our natural gas primarily to affiliates of El Paso at spot-market prices. Before consideration of hedges, sales of natural gas to affiliates of El Paso accounted for approximately 75 percent of our sales in 2002 and 85 percent of sales in 2001. Before consideration of hedges, sales of oil and condensate to affiliates accounted for 82 and 21 percent of our sales in 2002 and 2001.

     In November 2002, El Paso announced its intention to exit the energy trading business over the next 18 to 24 months. After El Paso has implemented its exit strategy, we will assume the responsibility for marketing our own natural gas production.

  ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     Accounts receivable due from affiliates at December 31, 2002 and 2001 was $90.1 million and $176.6 million, respectively. Accounts payable due to affiliates at December 31, 2002 and 2001 was $9.7 million and $6.7 million, respectively. These affiliate receivables and payables were created during the normal course of business and are settled on a monthly basis.

  RED RIVER FINANCING (also referred to as Trinity River)

     During 1999 El Paso formed Sabine River Investors, L.L.C., a wholly owned limited liability company, and other separate legal entities, for the purpose of generating funds for El Paso to invest in capital projects and other assets. El Paso pledged assets to collateralize the Sabine borrowings, including 100 percent of our investments in Sabine River Investors VI, L.L.C., Sabine River Investors VII, L.L.C., Sabine River Investors VIII, L.L.C., and Sabine River Investors IX, L.L.C. In the event of default on the provisions of the financing, El Paso will transfer its investment in Sabine River Investors VI, L.L.C., Sabine River Investors VII, L.L.C., and Sabine River Investors VIII, L.L.C. to the third party investors who provided the financing. At December 31, 2002 and 2001, El Paso's investment in Sabine River Investors VI, L.L.C. was $1,081.0 million and $678.3 million, Sabine River Investors VII, L.L.C. was $577.6 million and $563.8 million, and Sabine River Investors VIII, L.L.C. was $577.6 million and $563.8 million, respectively. El Paso's investment in Sabine River Investors IX, L.L.C. was $1,172.8 million and $707.7 million, respectively.

  RED RIVER NOTES RECEIVABLE AND PAYABLE

     Prior to December 31, 1999, we regularly borrowed funds from El Paso. On December 31, 1999, the $1 billion in borrowings under this agreement were converted into two $500 million notes payable from El Paso Production. El Paso then contributed its two $500 million notes receivable to our subsidiaries Sabine River Investors VII, L.L.C. and Sabine River Investors VIII, L.L.C., as a capital contribution. These notes are due on June 30, 2009 and carry an interest rate based on a London InterBank Offered Rate (LIBOR) plus 0.5% per year, which was 2.3% at December 31, 2002. These notes receivable and payable are eliminated in conjunction with the preparation of our consolidated financial statements. Interest earned on the notes receivable is subsequently loaned back to El Paso. At December 31, 2002 and 2001, the Sabine River Investors VII, L.L.C. and Sabine River Investors VIII, L.L.C. had both loaned $74.6 million and $63.8 million, respectively, back to El Paso. These amounts are reflected as notes receivable from affiliates in our balance sheets and carry an interest rate based on a London InterBank Offered Rate (LIBOR) plus 0.5% per year, which was 2.3% at December 31, 2002. The interest earned on these notes is added back to the note receivable balance until it is paid. These notes are payable by El Paso on demand.

                       EL PASO PRODUCTION HOLDING COMPANY

  RED RIVER REPLACEMENT PROPERTIES

     During March 2002, we acquired natural gas and oil properties from an affiliate of El Paso CGP for $395.5 million in cash. In order to maintain an adequate collateral balance for our Red River financing, these properties were acquired to replace comparable properties in south and east Texas that were sold to third parties. This agreement was facilitated through a series of investments, contributions, and sales through various affiliated legal entities. We provided an additional $3.9 million in cash to accomplish the series of steps. Because this property acquisition involved entities under the common control of El Paso, we recorded the acquired properties at their El Paso CGP carryover basis net book value of $343.1 million, along with an associated deferred tax asset of $17.0 million. The $31.5 million difference between the cash consideration price and the carryover basis of the acquired properties was reflected as a dividend.

     We accounted for this transaction as a pooling of interests in accordance with FAS 141, "Business Combinations", under the exceptions for transfers of net assets between entities under common control. The following table presents the revenues and net income of the previously separate business entities and the combined amounts presented in these audited financial statements. Adjustments to revenues and expenses were made to add the impact of this transaction to prior periods. The adjustments we have made in these statements require us to use estimates and assumptions based on currently available information. We believe our estimates and assumptions are reasonable, however actual results may differ from the estimates and assumptions used. You should not assume that these financial statements are indicative of future results or the results we would have achieved had the transaction occurred at the dates presented.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              -------------
                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
REVENUES
  El Paso Production Holding Company........................  $826    $531
  El Paso CGP affiliate replacement properties..............    15      73
                                                              ----    ----
  Combined..................................................  $841    $604
                                                              ----    ----
NET INCOME (LOSS)
  El Paso Production Holding Company........................  $214    $121
  El Paso CGP affiliate replacement properties..............    (1)     28
                                                              ----    ----
  Combined..................................................  $213    $149
                                                              ----    ----

  CASH MANAGEMENT SERVICES

     El Paso provides us with cash management services. A cash pool has been established for us to loan funds to or borrow funds from El Paso. We receive interest on loaned funds based on the month-end cash pool balance. The interest rate is based on the Bloomberg Index H15 rate plus 10 basis points. The H15 rate is the average dealer placed Commercial Paper offering rate for AA rated U.S. Industrial Companies. The cash pool was initially funded on December 31, 1999, through a $400 million capital contribution from El Paso to our subsidiary. At December 31, 2002 and 2001, the balance in the cash pool totaled $431.4 million and $220.2 million, respectively, and is reflected as notes receivable from affiliates in our balance sheets. This cash pool is payable by El Paso on demand.

  MUSTANG FINANCING

     During 2000, El Paso formed Noric Holdings I, and other separate legal entities, for the purpose of generating funds for El Paso to invest in capital projects and other assets. El Paso used $85.3 million of

                       EL PASO PRODUCTION HOLDING COMPANY
our assets, net of deferred income taxes of $14.4 million, as collateral for the borrowings. As such, we contributed our economic interest in these assets to Noric, L.L.C. in exchange for an investment in the company. As a part of this transaction, El Paso also contributed $25 million to us, which was subsequently used to make a $25 million investment in Clydesdale Associates, L.P. (Clydesdale) in return for an 8.2% voting interest. These funds were then used by Clydesdale to invest in Noric, L.L.C.

     During 2001, we contributed additional assets to Noric, L.L.C. valued at $5.3 million, net of deferred income taxes, of $2.5 million, and two other El Paso CGP affiliates contributed assets valued at $105.6 million, net of deferred income taxes of $46.7 million. As a result of these contributions we have a 58% equity interest in Noric Holdings I. The 42% interest held by the other two El Paso CGP affiliates is shown as a minority interest in our balance sheets and our statements of income. As of December 31, 2002 and 2001, the minority interest expense was $3.5 million and $4.4 million, respectively.

     Our investment in Clydesdale is accounted for using the cost method. Our investment in Clydesdale was $25 million at December 31, 2002 and 2001. During 2002 and 2001, we received $1.1 million and $10.5 million in dividends, respectively, from Clydesdale. These appear on our statements of income as earnings from unconsolidated affiliated companies. In May 2002, we were notified by Clydesdale that it had distributed cash of $8.1 million in excess earnings to us because of a change in the pro rata allocation between us and other Clydesdale investors. We returned the excess earnings to Clydesdale by demanding El Paso repay part of our affiliated notes receivable. This return of earnings is reflected in our statements of income as a reduction in earnings from affiliated companies.

     Our investment in Noric, L.L.C. is accounted for using the equity method, because of our ability to exert significant influence over, but not control, its operating and financial policies. As of December 31, 2002 and 2001, our investment in Noric, L.L.C. was $200.3 million and $224.1 million, respectively. During 2002 and 2001, we recognized $12.7 million and $18.2 million in equity earnings from this unconsolidated affiliate. For additional information on our investment in Noric, L.L.C., refer to Note 11.

  CORPORATE OVERHEAD AND AFFILIATE SERVICE AGREEMENTS

     We are allocated a portion of El Paso's corporate overhead. This overhead allocation covers expenses related to management, legal, financial, tax, consultative administrative and other services, including employee benefits, annual incentive bonuses, rent, insurance, and information technology. In 2002 and 2001, we were allocated $104.4 million and $68.3 million, respectively, in corporate overhead.

     We allocate a portion of our general corporate overhead, labor, and general and administrative expenses to affiliates of El Paso CGP. We provide management, legal, accounting, financial, tax, consulting, administrative, and other services to these affiliates who are engaged in the ownership of natural gas and oil properties. During 2002 and 2001, we allocated $140.6 million and $97.7 million of our expenses to affiliates of El Paso CGP. This allocation is reflected on our statements of income as a reduction in operations and maintenance expense.

  GULFTERRA ENERGY PARTNERS

     GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) is a publicly traded master limited partnership that provides natural gas and oil gathering, transportation, processing, storage, and other related services. Affiliates of El Paso serve as the general partner and own 26.5% of the outstanding common units of the partnership, all outstanding Series B preferred units and all outstanding Series C common units. During 2002 and 2001, we used $17.3 million and $10.3 million, respectively, in services from GulfTerra. During 2002, El Paso Production GOM acquired the Prince offshore platform from GulfTerra for $190 million. El Paso provided a capital contribution to pay for the acquisition. At December 31, 2002 and 2001, we had no material receivables or payables with GulfTerra.

                       EL PASO PRODUCTION HOLDING COMPANY

  AFFILIATED HEDGING AGREEMENT

     We are parties to a master hedging contract with El Paso Merchant Energy, L.P., an affiliate of El Paso that conducts energy trading activities. Pursuant to that agreement, we hedge our production with El Paso Merchant Energy which then enters into hedging agreements with third parties. Under the master hedging agreement, we are not obligated to post cash or other collateral.

  OTHER SERVICES

     We also contract for services with El Paso Field Services and El Paso's regulated interstate pipelines. These companies provide transportation, gathering, processing, and treating for our natural gas, oil, condensate, and liquids production. During 2002 and 2001, we used $3.1 million and $1.0 million, respectively, in services from El Paso Field Services. During 2002 and 2001, we used $13.2 million and $5.0 million, respectively, in services from El Paso's regulated interstate pipelines, including Tennessee Gas Pipeline Company and Colorado Interstate Gas Company.

4.  INCOME TAXES

     Pretax income is composed of the following for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Pretax income...............................................  $325   $220   $210
                                                              ====   ====   ====

     The following table reflects the components of income tax expense (benefit) included in income for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Current
  Federal...................................................  $ 39   $(61)  $ 70
  State.....................................................    --     (9)    --
                                                              ----   ----   ----
                                                                39    (70)    70
                                                              ----   ----   ----
Deferred
  Federal...................................................    71    137     --
  State.....................................................     2      4     --
                                                              ----   ----   ----
                                                                73    141     --
                                                              ----   ----   ----
          Total income tax expense..........................  $112   $ 71   $ 70
                                                              ====   ====   ====

                       EL PASO PRODUCTION HOLDING COMPANY

     Our tax expense, included in income, differs from the amount computed by applying the statutory federal income tax rate of 35 percent for the following reasons for each of the three years ended December 31:

                                                              2002   2001   2000
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Tax expense at the statutory federal rate of 35%............  $114   $77    $73
Increase (decrease)
  State income tax, net of federal income tax benefit.......     2    (3)    --
  Earnings from unconsolidated affiliates...................    (4)   (6)    (3)
  Other.....................................................    --     3     --
                                                              ----   ---    ---
Income tax expense..........................................  $112   $71    $70
                                                              ====   ===    ===
Effective tax rate..........................................    34%   32%    33%
                                                              ====   ===    ===

     The following are the components of our net deferred tax liability as of December 31:

                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
Deferred tax liabilities
  Property, plant and equipment.............................  $398    $298
  Employee benefits.........................................    16      --
  Merger related costs......................................    47      46
  Other.....................................................    --       5
                                                              ----    ----
     Total deferred tax liability...........................   461     349
                                                              ----    ----
  Net operating loss carryforwards..........................   190     177
  U.S. tax credit carryovers................................    23      23
  Employee benefits.........................................    --       7
  Price risk management activities..........................   136      24
  Other.....................................................     4      --
                                                              ----    ----
     Total deferred tax asset...............................   353     231
                                                              ----    ----
Net deferred tax liability..................................  $108    $118
                                                              ====    ====

     Under El Paso's tax accrual policy, we are allocated the tax benefit associated with our employees' exercise of nonqualified stock options. This allocation decreased the deferred tax liability by $2.6 million in 2002 and $6.3 million in 2001. This benefit is included in additional paid-in capital in our Balance Sheets.

     At December 31, 2002, we had available net operating loss carryforwards of approximately $542 million for income tax purposes. The net operating loss carryforward periods end primarily in the years 2015 through 2021. We also have alternative minimum tax credit carryforwards of approximately $22.9 million, which are carried forward indefinitely. In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that all, or a portion, of the deferred tax assets will not be realized, given appropriate consideration of El Paso's tax accrual policy. We believe the remaining deferred tax assets will be realized through the future reversal of existing taxable temporary differences within the carryforward period or through the consideration of taxable income expected to be generated in future periods.

                       EL PASO PRODUCTION HOLDING COMPANY

5.  FINANCIAL INSTRUMENTS

     Following are the carrying amounts and estimated fair values of our financial instruments as of December 31:

                                                        2002                    2001
                                                ---------------------   ---------------------
                                                CARRYING                CARRYING
                                                 AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                --------   ----------   --------   ----------
                                                                (IN MILLIONS)
Price risk management activities..............   $(375)      $(375)       $(68)       $(68)

     As of December 31, 2002 and 2001, our carrying amounts of cash and cash equivalents and trade receivables and payables are representative of fair value because of the short-term nature of these instruments. We estimated the fair value of all derivative financial instruments based on quoted market prices, current market conditions, estimates we obtained from third-party brokers or dealers, or amounts derived using valuation models.

6.  PRICE RISK MANAGEMENT ACTIVITIES

     We use derivative financial instruments to hedge the impact of our market price risk exposures on our forecasted transactions related to our natural gas and oil production. We engage in hedges of cash flow exposure. Hedges of cash flow exposure are entered into to hedge a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. On the date that we enter into the derivative contract, we designate the derivative as a cash flow hedge. Changes in derivative fair values that are designated as cash flow hedges are deferred to the extent that they are effective and are recorded as a component of accumulated other comprehensive income until the hedged transactions occur and are recognized in earnings. The ineffective portion of a cash flow hedge's change in value is recognized immediately in earnings as a component of operating revenues in our income statement.

     As required by SFAS No. 133, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objectives, strategies for undertaking various hedge transactions and our methods for assessing and testing correlation and hedge ineffectiveness. All hedging instruments are linked to the hedged asset, liability, firm commitment or forecasted transaction. We also assess, both at the inception of the hedge and on an on-going basis, whether the derivatives that are used in our hedging transactions are highly effective in offsetting changes in cash flows or fair values of the hedged items. We discontinue hedge accounting prospectively if we determine that a derivative is no longer highly effective as a hedge or if we decide to discontinue the hedging relationship.

     The fair value of our hedging instruments reflects our best estimate and is based on exchange or over-the-counter quotations when they are available. Quoted valuations may not be available due to location differences or terms that extend beyond the period for which quotations are available. Where quotes are not available, we utilize other valuation techniques or models to estimate market values. These modeling techniques require us to make estimations of future prices, price correlation and market volatility and liquidity. Our actual results may differ from our estimates, and these differences can be positive or negative.

     On January 1, 2001, we adopted the provisions of SFAS No. 133 and recorded a cumulative-effect adjustment of $667 million, net of income taxes, in accumulated other comprehensive income to recognize the fair value of all derivatives designated as hedging instruments. The majority of the initial charge related to hedging cash flows from anticipated sales of natural gas for 2001 and 2002. During the year ended December 31, 2001, $475 million, net of income taxes, of this initial transition adjustment was

                       EL PASO PRODUCTION HOLDING COMPANY
reclassified to earnings as a result of hedged sales and purchases during the year. A discussion of our hedging activities is as follows:

     Cash Flow Hedges. A majority of our commodity sales and purchases are at spot market or forward market prices. We use futures, forward contracts and swaps to limit our exposure to fluctuations in the commodity markets and allow for a fixed cash flow stream from these activities. As of December 31, 2002 and 2001, the value of cash flow hedges included in accumulated other comprehensive income was a net unrealized loss of $224 million and a net unrealized loss of $44 million, net of income taxes. We estimate that unrealized losses of $129 million, net of income taxes, will be reclassified from accumulated other comprehensive income during 2003. Reclassifications occur upon physical delivery of the hedge commodity and the corresponding expiration of the hedge. The maximum term of our cash flow hedges is 10 years; however, most of our cash flow hedges expire within the next 24 months. We had a net liability from price risk management activities of $375 million as of December 31, 2002 and a net liability from price risk management activities of $68 million as of December 31, 2001 associated with our cash flow hedges. This net change of $307 million during 2002 resulted from net payments on settlements of $18 million during 2002 and a decrease of $325 million in the fair value of our cash flow hedge positions during 2002.

     For the years ended December 31, 2002 and 2001, we recognized a net loss of $11 million and a net loss of $2 million, net of income taxes, related to the ineffective portion of all cash flow hedges.

     In March 2002, we sold natural gas and oil properties whose anticipated future production had been hedged. As a result, the derivative positions no longer qualify as cash flow hedges under SFAS No. 133. Changes in the value of these hedges are recorded through the income statement.

     In May 2002, we announced a plan to reduce the volumes of natural gas that we have hedged. We removed the hedging designation on derivatives that had a fair value loss of $20 million at December 31, 2002. This amount, net of income taxes of $7 million, is reflected in accumulated other comprehensive income and will be reclassified to income as the original hedged transactions are settled through 2003.

7.  OTHER ASSETS AND LIABILITIES

     Below is the detail of our other current and non-current assets and liabilities on our balance sheets as of December 31:

                                                              2002    2001
                                                              -----   -----
                                                              (IN MILLIONS)
Other current assets
  Deferred income taxes.....................................   $12     $--
  Prepaid assets............................................     9       9
                                                               ---     ---
     Total..................................................   $21     $ 9
                                                               ===     ===
Other current liabilities
  Accrued taxes, other than income..........................   $ 7     $16
  Other.....................................................     5       8
                                                               ---     ---
     Total..................................................   $12     $24
                                                               ===     ===
Other non-current liabilities
  Other deferred credits....................................   $11     $24
                                                               ---     ---
     Total..................................................   $11     $24
                                                               ===     ===

                       EL PASO PRODUCTION HOLDING COMPANY

8.  PROPERTY, PLANT AND EQUIPMENT

     Presented below are capitalized costs of natural gas and oil properties by year of expenditure that are not being amortized, pending determination as the existence of proved reserves.

                                                                    COSTS
                                                   CUMULATIVE    EXCLUDED FOR    CUMULATIVE
                                                    BALANCE       YEAR ENDED      BALANCE
                                                  DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      2002           2002           2001
                                                  ------------   ------------   ------------
                                                                (IN MILLIONS)
Acquisition.....................................      $108           $ 59           $ 49
Exploration.....................................       108             78             30
Development.....................................        60             60             --
                                                      ----           ----           ----
                                                      $276           $197           $ 79
                                                      ====           ====           ====

     During 2002 and 2001, our weighted average unit of production depletion rate per equivalent unit was $1.13 and $1.02, respectively.

9.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     We are defendants in a number of lawsuits involving royalty claims, contract claims, environmental claims and other disputes that evolve from the normal course of business. While we cannot predict the outcomes of these legal suits with certainty, we do not believe that the results from these cases will cause material adverse effects on our financial results. Below is a discussion of our more significant legal proceedings.

     Grynberg. A number of El Paso entities, including our subsidiary, El Paso Production Company, are defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. The plaintiff in this case seeks royalties that he contends the government should have received had the volume and heating value of natural gas produced from royalty properties been differently measured, analyzed, calculated and reported, together with interest, treble damages, civil penalties, expenses and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. These matters have been consolidated for pretrial purposes (In re: Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming, filed June 1997). In May 2001, the court denied the defendants' motions to dismiss. Discovery is proceeding. Our costs and legal exposure related to these lawsuits and claims are not currently determinable.

     Will Price (formerly Quinque). Seventeen El Paso entities, including our subsidiary, El Paso Production Company, were named as defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al., filed in 1999 in the District Court of Stevens County, Kansas. Quinque has been dropped as a plaintiff and Will Price has been added. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The plaintiff in this case seeks certification of a nationwide class of natural gas working interest owners and natural gas royalty owners to recover royalties that the plaintiff contends these owners should have received had the volume and heating value of natural gas produced from their properties been differently measured, analyzed, calculated and reported, together with prejudgment and postjudgment interest, punitive damages, treble damages, attorney's fees, costs and expenses, and future

                       EL PASO PRODUCTION HOLDING COMPANY
injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. Plaintiffs' motion for class certification was denied on April 10, 2003. Our costs and legal exposure related to this lawsuit are not currently determinable.

  COMMITMENTS AND PURCHASE OBLIGATIONS

     Commitments. We lease office space and various equipment under operating leases. As of December 31, 2002, the annual minimum lease payments under noncancelable future operating lease commitments total $2 million as follows:
2003 -- $1.1 million, 2004 -- $0.4 million, 2005 -- $0.3 million and
2006 -- $0.2 million. During the years ended December 31, 2002 2001 and 2000, rental expense charged to operations was $0.2 million $1.8 million and $8.4 million, respectively.

     Other Commercial Commitments. We have transportation commitments with various natural gas pipelines that extend through 2012. At December 31, 2002 we valued these commitments at $101 million.

10.  SUPPLEMENTAL CASH FLOW INFORMATION

     The detail of our cash flow changes in working capital for the three years ending December 31 are as follows:

                                                              2002   2001    2000
                                                              ----   -----   -----
                                                                 (IN MILLIONS)
Working capital changes
  Accounts and notes receivable.............................  $136   $  18   $(176)
  Income tax receivable.....................................    42     (85)     68
  Accounts payable..........................................    80     (99)    (13)
  Accrued liabilities and other.............................   (25)     16      (5)
  Other working capital changes.............................    --      (3)     (2)
                                                              ----   -----   -----
       Total................................................  $233   $(153)  $(128)
                                                              ====   =====   =====
Supplemental cash flow information
  Accrued capital expenditures..............................    90       3      33
  Contributions of tax benefits from El Paso................     3       6      14

     During each of the three years in the period ended December 31, 2002, we had no cash interest payments because we had no outstanding third party debt. We paid no cash taxes because our parent paid our taxes as part of our tax sharing agreement.

                       EL PASO PRODUCTION HOLDING COMPANY

11.  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     Summarized financial information for our investment in Noric, L.L.C. is shown below. Our share is presented using a book value liquidation methodology. The net income appears in our statements of income as earnings from unconsolidated affiliates and the net investment appears in our balance sheets as a component of Investments in unconsolidated affiliates.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2002     2001     2000
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
RESULTS OF OPERATIONS
Revenues....................................................   $ 35     $ 40     $ 19
Operating expenses..........................................    (12)      (6)      (1)
Depreciation, depletion and amortization....................    (19)     (14)      (6)
Taxes other than income and other expenses..................     (2)      (3)      (1)
                                                               ----     ----     ----
Operating income............................................      2       17       11
Interest income.............................................      4        3        1
Income tax benefit (provision)..............................      7       (2)      (2)
                                                               ----     ----     ----
Net income..................................................   $ 13     $ 18     $ 10
                                                               ----     ----     ----
FINANCIAL POSITION
Current assets..............................................   $  7     $  4     $  1
Non-current assets..........................................    199      222       93
                                                               ----     ----     ----
Total assets................................................    206      226       94
Current liabilities.........................................      6        2       (1)
                                                               ----     ----     ----
Total net investment........................................   $200     $224     $ 95
                                                               ====     ====     ====

     We hold an investment in an unconsolidated affiliate, Black Warrior Transmission Corporation, of which we have a 50 percent net ownership interest. We account for this investment using the equity method of accounting. Our investment was $7 million as of December 31, 2002 and 2001.

     We hold an investment in an unconsolidated affiliate, Clydesdale Associates, L.P., of which we have a 2 percent net ownership interest. We account for this investment using the cost method of accounting. Our investment was $25 million as of December 31, 2002 and 2001.

12.  RETIREMENT BENEFITS

  PENSION AND RETIREMENT BENEFITS

     Our employees participate in the El Paso Corporation Pension Plan. El Paso maintains a pension plan to provide benefits determined under a cash balance formula covering substantially all of its U.S. employees, including our employees. El Paso also maintains a defined contribution plan covering its U.S. employees, including our employees. Prior to May 1, 2002, El Paso matched 75 percent of participant basic contributions up to 6 percent, with matching contributions being made to the defined contribution plan's stock fund, which participants could diversify at any time. After May 1, 2002, the defined contribution plan was amended to allow for matching contributions to be invested in the same manner as that of participant contributions. Effective March 1, 2003, El Paso temporarily suspended the matching contribution. El Paso is responsible for benefits accrued under its plans and allocates the related costs to its affiliates. See Note 3 for a summary of transactions with affiliates.

                       EL PASO PRODUCTION HOLDING COMPANY

  OTHER POSTRETIREMENT BENEFITS

     We provide limited postretirement life insurance benefits for current and retired employees. The liability for these benefits is expensed under El Paso and the liability for us is not material. We do not provide subsidized postretirement medical benefits.

13.  SUPPLEMENTAL SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Financial information by quarter is summarized below:

                                                     QUARTERS ENDED
                                     -----------------------------------------------
                                     DECEMBER 31   SEPTEMBER 30   JUNE 30   MARCH 31   TOTAL
                                     -----------   ------------   -------   --------   -----
                                                          (IN MILLIONS)
2002
  Operating revenues...............     $211           $245        $218       $167     $841
  Gain on long-lived assets........       --             --          --         (2)      (2)
  Operating income.................       78            108          80         43      309
  Net income.......................       56             76          48         33      213

                                                     QUARTERS ENDED
                                     -----------------------------------------------
                                     DECEMBER 31   SEPTEMBER 30   JUNE 30   MARCH 31   TOTAL
                                     -----------   ------------   -------   --------   -----
                                                          (IN MILLIONS)
2001
  Operating revenues...............     $171           $167        $127       $139     $604
  Merger-related costs.............       --             --          --          2        2
  Operating income.................       59             55          34         37      185
  Net income.......................       45             43          22         39      149

14.  SUBSEQUENT EVENTS

  AMORTIZATION OF RED RIVER FINANCINGS

     On January 7, 2003, we used $56 million of our cash from operations to amortize the Red River financing. As of March 1, 2003, we had $55 million in restricted cash from operations and $6 million restricted cash from interest on the Red River notes receivable and payable. We have elected not to use this restricted cash to amortize the Red River financing.

     On February 7, 2003, Noric used $4.2 million of its funds from operations and $9.4 million from asset sales to amortize the Mustang financing. As of March 1, 2003, Noric had $3.2 million in restricted cash from operations.

  RED RIVER RESTRUCTURING

     In March 2003, El Paso obtained a new $1.2 billion fully underwritten financing commitment arranged by Salomon Smith Barney and Credit Suisse First Boston. The proceeds of the new financing were used by El Paso to retire the $913 million net balance of the Red River financing on March 13, 2003. The cash generated from the assets supporting Red River was restricted so that El Paso did not have full access to this cash. Upon the retirement of the Red River financing, El Paso no longer has to utilize the cash flow from the assets supporting Red River to amortize the facility. The new $1.2 billion financing is secured by substantially all of the natural gas and oil reserves of our subsidiaries. The new financing has scheduled maturities of $300 million in June 2004, $300 million in September 2004, and the $600 million

                       EL PASO PRODUCTION HOLDING COMPANY
balance in March 2005. The financing commitment also contains customary conditions for closing and various restrictive covenants and reporting requirements that we are required to follow.

  ASSET DIVESTITURE

     In March 2003, we sold natural gas and oil properties located in Oklahoma and Texas to Chesapeake Energy Corp. for approximately $440 million. The proceeds from the sale of these natural gas and oil properties were treated as an adjustment to the cost of our properties in the full cost pool. The proceeds from this sale were not restricted under the Red River financing agreements and they were loaned to El Paso through our cash pool.

  DIVIDEND OF CARVED OUT SUBSIDIARIES

     In March 2003, we distributed our investment in El Paso Energy Oil Transmission L.L.C., El Paso Energy Minerals, L.L.C., and El Paso Energy Minerals Leasing, L.L.C. to El Paso CGP. At December 31, 2002 and 2001, our combined investment in the three subsidiaries was $24 million and $22.8 million, respectively.

  TRANSFER OF NORIC HOLDINGS I INVESTMENT

     In April 2003, we sold our interest in Noric Holdings I to El Paso for $0.1 million. At December 31, 2002 and 2001, our investment in Noric Holdings I was $156.1 million and $151.2 million, respectively. Because this sale involved entities under the common control of El Paso, we will record the difference between the cash consideration price and book value of the investment as a dividend.

  NOTE OFFERING

     On May 20, 2003, we offered and sold $1.2 billion of senior unsecured notes to refinance our liability to El Paso for the Red River refinancing discussed above. The senior unsecured notes are fully and unconditionally guaranteed by our 100% owned subsidiary guarantors on a joint and several basis. We have no independent assets or operations, and any other subsidiaries, other than the subsidiary guarantors, are minor. There are no restrictions on us or our subsidiaries to obtain funds from our subsidiaries by dividend or loan.

15.  SUPPLEMENTAL NATURAL GAS AND OIL OPERATIONS (UNAUDITED)

     At December 31, 2002, we had interests in natural gas and oil properties in 16 states and offshore operations and properties in federal and state waters in the Gulf of Mexico.

     Capitalized costs relating to natural gas and oil producing activities and related accumulated depreciation, depletion and amortization were as follows at December 31 (in millions):

                                                               2002     2001
                                                              ------   ------
Natural gas and oil properties:
  Costs subject to amortization.............................  $7,034   $6,581
  Costs not subject to amortization.........................     276      132
                                                              ------   ------
                                                               7,310    6,713
Less accumulated DD&A.......................................   4,502    4,612
                                                              ------   ------
Net capitalized costs.......................................  $2,808   $2,101
                                                              ======   ======
Net capitalized costs -- Non-Consolidated Interest..........  $  148   $  244
                                                              ======   ======

                       EL PASO PRODUCTION HOLDING COMPANY

     Costs incurred in natural gas and oil producing activities, whether capitalized or expensed, were as follows at December 31 (in millions):

                                                               2002    2001   2000
                                                              ------   ----   ----
Property acquisition costs
  Proved properties.........................................  $  339   $  4   $ 73
  Unproved properties.......................................      16      7     37
Exploration costs...........................................     195     70     96
Development costs...........................................     826    577    284
                                                              ------   ----   ----
  Total costs incurred......................................  $1,376   $658   $490
                                                              ======   ====   ====
  Total costs incurred -- Non-Consolidated Interest.........  $    4   $  3   $  1
                                                              ======   ====   ====

     Per our January 1, 2003 reserve report, the amounts estimated to be spent in 2003, 2004 and 2005 to develop our booked proved undeveloped reserves are $247 million, $201 million and $90 million.

     Presented below is an analysis of the capitalized costs of natural gas and oil properties by year of expenditure that are not being amortized as of December 31, 2002, pending determination of proved reserves.

                                          CUMULATIVE     COSTS EXCLUDED FOR YEARS     CUMULATIVE
                                           BALANCE          ENDED DECEMBER 31,         BALANCE
                                         ------------   --------------------------   ------------
                                         DECEMBER 31,                                DECEMBER 31,
                                             2002        2002      2001      2000        1999
                                         ------------   ------    ------    ------   ------------
                                                              (IN MILLIONS)
Acquisition............................      $108        $ 59       $18       $28        $ 3
Exploration............................       108          78        17         9          4
Development............................        60          60        --        --         --
                                             ----        ----       ---       ---        ---
                                             $276        $197       $35       $37        $ 7
                                             ====        ====       ===       ===        ===

     Projects presently excluded from amortization are in various stages of evaluation. The majority of these costs are expected to be included in the amortization calculation in the years 2003 through 2006. Total amortization expense per Mcfe was $1.17, $1.06, and $0.97 in 2002, 2001 and 2000.

     All of our proved properties are located in the United States.

                       EL PASO PRODUCTION HOLDING COMPANY

     Net quantities of proved developed and undeveloped reserves of natural gas and liquids, including condensate and crude oil, and changes in these reserves are presented below. The estimates of proved reserves presented in this table are based on the reserve report dated January 1, 2003, prepared internally by us. Huddleston & Co., Inc., an independent petroleum engineering firm, prepared an independent reserve estimate for 100% of our properties. The total estimate of proved reserves prepared independently by Huddleston & Co., Inc. is within 5% of our internally prepared estimate presented in the table. This information is consistent with estimates of reserves filed with other federal agencies except for differences of less than five percent resulting from actual production, acquisitions, property sales, necessary reserve revisions and additions to reflect actual experience.

                                                              NATURAL GAS   LIQUIDS(1)
                                                               (IN BCF)     (IN MBBLS)
                                                              -----------   ----------
Net proved developed and undeveloped reserves(2)
  January 1, 2000...........................................     1,275        30,447
     Revisions of previous estimates........................       (46)         (815)
     Extensions, discoveries and other......................       566         5,639
     Purchases of reserves in place.........................        78         1,043
     Sales of reserves in place.............................      (105)       (1,093)
     Production.............................................      (182)       (5,004)
                                                                 -----        ------
  December 31, 2000.........................................     1,586        30,217
     Revisions of previous estimates........................       (64)        9,545
     Extensions, discoveries and other......................       812        21,648
     Purchases of reserves in place.........................        29            47
     Sales of reserves in place.............................       (54)          (71)
     Production.............................................      (187)       (5,600)
                                                                 -----        ------
  December 31, 2001.........................................     2,122        55,786
     Revisions of previous estimates........................      (106)       (5,705)
     Extensions, discoveries and other......................       578        13,007
     Purchases of reserves in place.........................       440         1,429
     Sales of reserves in place.............................      (293)       (5,165)
     Production.............................................      (215)       (9,629)
                                                                 -----        ------
  December 31, 2002.........................................     2,526        49,723
                                                                 =====        ======
  December 31, 2002 -- Non-Consolidated Interest............       119           523
                                                                 =====        ======
Proved developed reserves
  December 31, 2000.........................................     1,001        17,839
  December 31, 2001.........................................     1,210        37,444
  December 31, 2002.........................................     1,599        29,657
Proved developed reserves -- Non-Consolidated Interest
  December 31, 2000.........................................        97           940
  December 31, 2001.........................................       215         1,091
  December 31, 2002.........................................       116           523

---------------

(1) Includes oil, condensate, and natural gas liquids.

(2) Net proved reserves exclude royalties and interests owned by others and reflects contractual arrangements and royalty obligations in effect at the time of the estimate.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors

                       EL PASO PRODUCTION HOLDING COMPANY
beyond our control. The reserve data represents only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner.

     The significant changes to reserves, other than purchases, sales or production, are due to reservoir performance in existing fields and from drilling additional wells in existing fields. There have been no major discoveries or other events, favorable or adverse, that may be considered to have caused a significant change in the estimated proved reserves since December 31, 2002.

     Results of operations from producing activities by fiscal year were as follows at December 31 (in millions):

                                                              2002    2001    2000
                                                              -----   -----   -----
Net Revenues
  Sales to external customers...............................  $ 111   $  68   $ 283
  Affiliated sales..........................................    675     493     222
                                                              -----   -----   -----
  Total.....................................................    786     561     505
Production costs(1).........................................   (108)    (99)    (73)
Depreciation, depletion and amortization....................   (317)   (234)   (206)
                                                              -----   -----   -----
                                                                361     228     226
Income tax expense..........................................   (126)    (80)    (79)
                                                              -----   -----   -----
Results of operations from producing activities.............  $ 235   $ 148   $ 147
                                                              =====   =====   =====
Results of operations from producing
  activities -- Non-Consolidated Interest...................  $  11   $  14   $  15
                                                              =====   =====   =====

---------------

(1) Production costs include direct lifting costs (labor, repairs and maintenance, materials and supplies) and the administrative costs of field offices, insurance and property and severance taxes.

                       EL PASO PRODUCTION HOLDING COMPANY

     The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves follows at December 31 (in millions):

                                                           2002      2001      2000
                                                          -------   -------   -------
Future cash inflows(1)(2)(3)............................  $12,755   $ 6,351   $16,724
Future production costs.................................   (2,303)   (1,502)   (1,674)
Future development costs................................     (884)     (818)     (459)
Future income tax expenses..............................   (2,815)     (806)   (4,727)
                                                          -------   -------   -------
Future net cash flows...................................    6,753     3,225     9,864
10% annual discount for estimated timing of cash
  flows.................................................   (2,994)   (1,228)   (3,787)
                                                          -------   -------   -------
Standardized measure of discounted future net cash
  flows.................................................  $ 3,759   $ 1,997   $ 6,077
                                                          =======   =======   =======
Standardized measure of discounted future net cash
  flows, including effects of hedging activities........  $ 3,436   $ 2,155   $ 5,287
                                                          =======   =======   =======
Standardized measure of discounted future net cash
  flows -- Non-Consolidated Interest(4).................  $   120   $   149   $   314
                                                          =======   =======   =======
Standardized measure of discounted future net cash
  flows, including effects of hedging
  activities -- Non-Consolidated Interest...............  $   120   $   149   $   300
                                                          =======   =======   =======

---------------

(1) Excludes $597 million of future net cash outflows attributable to 2002 hedging activities.

(2) Excludes $290 million of future net cash inflows attributable to 2001 hedging activities.

(3) Excludes $1,417 million of future net cash outflows attributable to 2000 hedging activities.

(4) Excludes $22 million of future net cash outflows attributable to 2000 hedging activities.

     For the calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using year-end market natural gas and oil prices. We may receive amounts different than the standardized measure of discounted cash flow for a number of reasons, including price changes and the effects of our hedging activities.

     We do not rely upon the standardized measure when making investment and operating decisions. These decisions are based on various factors including probable and proved reserves, different price and cost assumptions, actual economic conditions, capital availability, and corporate investment criteria.

                       EL PASO PRODUCTION HOLDING COMPANY

     The following are the principal sources of change in the standardized measure of discounted future net cash flows (in millions):

                                                        YEARS ENDED DECEMBER 31,(1)
                                              ------------------------------------------------
                                                   2002             2001             2000
                                              --------------   --------------   --------------
                                                               (IN MILLIONS)
Sales and transfers of natural gas and oil
  produced net of production costs..........     $  (678)         $  (462)         $  (432)
Net changes in prices and production
  costs.....................................       2,326           (7,096)           5,275
Extensions, discoveries and improved
  recovery, less related costs..............       1,119              779            3,076
Changes in estimated future development
  costs.....................................          77               10               44
Previously estimated development costs
  incurred during the period................         249              173              111
Revision of previous quantity estimates.....        (310)              (8)            (271)
Accretion of discount.......................         242              897              144
Net change in income taxes..................      (1,089)           2,473           (2,651)
Purchases of reserves in place..............         839               25              441
Sale of reserves in place...................        (606)             (44)            (597)
Change in production rates, timing and
  other.....................................        (407)            (827)            (256)
                                                 -------          -------          -------
Net change..................................     $ 1,762          $(4,080)         $ 4,884
                                                 =======          =======          =======
Net change -- Non-Consolidated Interest.....     $   (29)         $  (165)         $   314
                                                 =======          =======          =======

---------------

(1) This disclosure reflects changes in the standardized measure calculation excluding the effects of hedging activities.

                       EL PASO PRODUCTION HOLDING COMPANY

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2003        2002
                                                              ------       -----
Operating revenues
  Natural gas and oil sales -- third parties................  $ 110        $ 96
  Natural gas and oil sales -- affiliates...................    620         543
  Other.....................................................      6          (9)
                                                              -----        ----
     Total operating revenues...............................    736         630
Operating expenses
  Cost of sales.............................................     39          42
  Operation and maintenance.................................    129         100
  Restructuring costs.......................................      4          --
  Gain on long-lived assets.................................     --          (2)
  Depreciation, depletion and amortization..................    228         242
  Taxes, other than income taxes............................     27          17
                                                              -----        ----
     Total operating expenses...............................    427         399
                                                              -----        ----
Operating income............................................    309         231
Other income (expense)......................................      2          (3)
Interest income from affiliates.............................      7           5
Interest expense............................................    (57)         --
Interest capitalized........................................      3          --
Earnings from unconsolidated affiliates.....................      8           5
Minority interest in consolidated subsidiaries..............     (3)         (2)
                                                              -----        ----
Income before income taxes..................................    269         236
Income taxes................................................   (105)        (79)
                                                              -----        ----
Income from continuing operations before cumulative effect
  of accounting changes.....................................    164         157
                                                              -----        ----
Cumulative effect of accounting changes, net of income
  taxes.....................................................     (2)         --
                                                              -----        ----
Net income..................................................  $ 162        $157
                                                              =====        ====

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
                                          ASSETS
Current assets
  Cash and cash equivalents.................................     $  118          $  156
  Accounts and notes receivable
    Customer, net of allowance of $5 in 2003 and 2002.......         78             114
    Affiliates..............................................        827             676
    Other...................................................          4               4
  Assets from price risk management activities..............         --              34
  Income tax receivable from affiliate......................         --             131
  Other.....................................................          8              21
                                                                 ------          ------
       Total current assets.................................      1,035           1,136
                                                                 ------          ------
Property, plant and equipment, at cost
  Natural gas and oil properties
    Proved properties-full cost method......................      6,960           6,927
    Unevaluated costs excluded from full cost base..........        290             276
  Other.....................................................        122             107
                                                                 ------          ------
                                                                  7,372           7,310
Less accumulated depreciation, depletion and amortization...      4,599           4,502
                                                                 ------          ------
    Total property, plant and equipment, net................      2,773           2,808
                                                                 ------          ------
Other assets
  Investments in unconsolidated affiliates..................          6             232
  Restricted cash...........................................         --               6
  Notes receivable-affiliates...............................         --              36
  Other.....................................................         58              --
                                                                 ------          ------
                                                                     64             274
                                                                 ------          ------
       Total assets.........................................     $3,872          $4,218
                                                                 ======          ======
                           LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable
    Trade...................................................     $   42          $   73
    Affiliates..............................................          7              10
    Other...................................................         77             161
  Liabilities from price risk management activities.........        157               9
  Income tax payable to affiliate...........................         89              --
  Other.....................................................        100              12
                                                                 ------          ------
       Total current liabilities............................        472             265
                                                                 ------          ------
Debt
  Long-term financing obligations...........................      1,170              --
Other
  Liabilities from price risk management activities.........        265             400
  Deferred income taxes.....................................         --             120
  Other.....................................................         71              11
                                                                 ------          ------
                                                                    336             531
                                                                 ------          ------
Commitments and contingencies
Minority interests of consolidated subsidiaries.............         --             113
Stockholder's equity
  Common stock, par value $1 per share; 1,000 shares
    authorized and outstanding..............................         --              --
  Additional paid-in capital................................      2,082           3,465
  Retained earnings.........................................         67              68
  Accumulated other comprehensive loss......................       (255)           (224)
                                                                 ------          ------
       Total stockholder's equity...........................      1,894           3,309
                                                                 ------          ------
       Total liabilities and stockholder's equity...........     $3,872          $4,218
                                                                 ======          ======

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
Cash flows from operating activities
  Net income................................................  $   162   $   157
  Adjustments to reconcile net income to net cash
     Depreciation, depletion and amortization...............      228       242
     Deferred income tax expense............................     (120)      (49)
     Gain on long-lived assets..............................       --        (2)
     Undistributed earnings of unconsolidated affiliates....       (8)      (12)
     Cumulative effect of accounting change.................        2        --
     Other non-cash income items............................        5        10
     Working capital changes, net of non-cash
      transactions..........................................      202       312
                                                              -------   -------
       Net cash provided by operating activities............      471       658
                                                              -------   -------
Cash flows from investing activities
  Capital expenditures......................................     (579)   (1,036)
  Net proceeds from the sale of assets......................      447       356
  Investments and other.....................................       57        --
                                                              -------   -------
       Net cash used in investing activities................      (75)     (680)
                                                              -------   -------
Cash flows from financing activities
  Change in notes receivable from parent....................     (374)     (102)
  Net proceeds from the issuance of long-term debt..........    1,169        --
  Dividends.................................................   (1,235)     (375)
  Restricted cash...........................................        6        --
  Contributions from parent.................................       --       499
                                                              -------   -------
       Net cash provided by (used in) financing
        activities..........................................     (434)       22
                                                              -------   -------
Decrease in cash and cash equivalents.......................      (38)       --
Cash and cash equivalents
  Beginning of period.......................................      156        --
                                                              -------   -------
  End of period.............................................  $   118   $    --
                                                              =======   =======

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN MILLIONS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2003       2002
                                                              ------     ------
Net income..................................................  $ 162      $ 157
Net gains (losses) from cash flow hedging activities:
  Unrealized mark-to-market losses arising during period
     (net of income tax of $105 in 2003 and $80 in 2002)....   (177)      (127)
  Reclassification adjustments for changes in initial value
     to settlement date (net of income tax of $89 in 2003
     and $3 in 2002)........................................    146         (3)
                                                              -----      -----
       Other comprehensive loss.............................    (31)      (130)
                                                              -----      -----
Comprehensive income........................................  $ 131      $  27
                                                              =====      =====

                            See accompanying notes.

                       EL PASO PRODUCTION HOLDING COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     Our consolidated financial statements include the accounts of all majority-owned, controlled subsidiaries after the elimination of all significant intercompany accounts and transactions. Because this is an interim period filing presented using a condensed format, it does not include all of the disclosures required by generally accepted accounting principles. You should read it along with our 2002 historical audited consolidated financial statements which include a summary of our significant accounting policies and other disclosures. The financial statements as of September 30, 2003, and for the nine months ended September 30, 2003 and 2002 are unaudited. We derived the balance sheet as of December 31, 2002, from the audited balance sheet filed in our 2002 historical audited consolidated financial statements. In our opinion, we have made all adjustments, all of which are of a normal, recurring nature (except for the items in Notes 2 through 5), to fairly present our interim period results. Due to the seasonal nature of our businesses, information for interim periods may not indicate the results of operations for the entire year. In addition, prior period information presented in these financial statements includes reclassifications which were made to conform to the current period presentation. These reclassifications have no effect on our previously reported net income or stockholder's equity.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  SIGNIFICANT ACCOUNTING POLICIES UPDATE

     Our accounting policies are consistent with those discussed in our 2002 historical audited consolidated financial statements, except as follows:

     Accounting for Asset Retirement Obligations. On January 1, 2003, we adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that we record a liability for retirement and removal costs of long-lived assets used in our business. This liability is recorded at its estimated fair value, with a corresponding increase to property, plant and equipment. This asset is depreciated over the remaining useful life of the long-lived asset to which that liability relates. An ongoing expense is recognized for changes in the value of the liability as a result of the passage of time, which we record in depreciation, depletion and amortization expense in our income statement. In the first quarter of 2003, we recorded a charge as a cumulative effect of accounting change of approximately $2 million, net of income taxes related to our adoption of SFAS No. 143. We also recorded non-current retirement assets as a part of property, plant and equipment of $73 million, current retirement obligations of $9 million and non-current retirement obligations of $67 million on January 1, 2003. Our asset retirement obligations are associated with our natural gas and oil wells and related infrastructure. We have obligations to plug those wells when production on those wells is exhausted, and we are required to abandon those wells. We currently forecast that these obligations will be met at various times over the next one hundred years, based on the expected natural gas and oil contained in the wells and the estimated timing of plugging and abandoning the wells. We are not legally required to reserve any assets to fund the obligations to plug these wells. The net asset retirement obligation liability as of January 1, 2003 and September 30, 2003, reported in other liabilities in our balance sheet, and the changes in the net liability for the nine months ended September 30, 2003, was as follows (in millions):

Liability at January 1, 2003................................   $ 76
Liability settled in 2003...................................    (12)
Accretion expense in 2003...................................      6
                                                               ----
Net liability at September 30, 2003.........................   $ 70
                                                               ====

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

     We did not have any new asset retirement obligations incurred in 2003 or any revisions in the estimated fair values of our asset retirement obligations in 2003.

     Accounting for Costs Associated with Exit or Disposal Activities. On January 1, 2003, we adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that we recognize costs associated with exit or disposal activities when they are incurred rather than when we commit to an exit or disposal plan. We applied the provisions of SFAS No. 146 in accounting for the $4 million in employee severance and termination costs which we incurred during 2003.

     Accounting for Guarantees. On January 1, 2003, we adopted Financial Accounting Standards Board Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires that we record a liability for all guarantees, including financial performance and fair value guarantees, issued after December 31, 2002, at their fair value when they are issued. There was no initial financial statement impact of adopting this standard.

     Amendment of Statement 133 on Derivative Instruments and Hedging Activities. In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to incorporate several interpretations of the Derivatives Implementation Group (DIG), and also makes several minor modifications to the definition of a derivative as it was defined in SFAS No. 133. SFAS No. 149 affects contracts entered into or modified after June 30, 2003. There was no initial financial statement impact of adopting this standard.

  NEW ACCOUNTING POLICIES NOT YET ADOPTED

     Accounting for Intangible Assets.  The Securities and Exchange Commission
(SEC) has recently suggested that acquired natural gas and oil rights held under lease should be classified as an intangible asset pursuant to SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. However, the SEC is not requiring companies to apply this classification or the disclosure requirements for intangible assets. We will continue to classify the costs of acquired natural gas and oil mineral rights held under lease as natural gas and oil properties at full cost on our balance sheet until the SEC or the Financial Accounting Standards Board provides definitive guidance on the issue. We believe that this classification is consistent with current accounting and industry practice. If the costs of acquired natural gas and oil mineral rights held under lease were deemed to be intangible assets, mineral interests for undeveloped and developed leaseholds would be reclassified from natural gas and oil properties at full cost to intangible assets on our balance sheet but would be included in costs of natural gas and oil properties in the Notes to Consolidated Financial Statements in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities. There would be no effect on our statements of income or cash flows.

     Consolidation of Variable Interest Entities, an Interpretation of ARB No.
51. In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This interpretation defines a variable interest entity as a legal entity whose equity owners do not have sufficient equity at risk and/or a controlling financial interest in the entity. This standard requires a company to consolidate a variable interest entity if it is allocated a majority of the entity's losses and/or returns, including fees paid by the entity. On October 9, 2003, the FASB issued FASB Staff Position, FSP FIN No. 46-6, Effective Date of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. This staff position deferred our required adoption date of FIN No. 46 to the fourth quarter of 2003. We are currently assessing the impact of FIN No. 46 on our business.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

3.  GAIN ON LONG-LIVED ASSETS

     Our net realized gain on sales of long-lived assets for the nine months ended September 30, 2002 of $2 million related to the sale of non-full cost pool assets.

4.  CEILING TEST CHARGES

     Under the full cost method of accounting for natural gas and oil properties, we perform quarterly ceiling tests to determine whether the carrying value of natural gas and oil properties exceeds the present value of future net revenues, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, net of related income tax effects. For the quarters and nine months ended September 30, 2003 and 2002, we did not record ceiling test charges.

     We use financial instruments to hedge against the volatility of natural gas and oil prices. The impact of these hedges was considered in determining our ceiling test charges and will be factored into future ceiling test calculations.

5.  DIVESTITURES

     During 2003, we completed the sales of a number of assets as part of El Paso Corporation's plan to improve its liquidity and respond to changing market conditions. These sales transactions occurred as follows:

SIGNIFICANT ASSETS AND                                                     PRETAX
INVESTMENTS SOLD                                              PROCEEDS   GAIN (LOSS)
----------------------                                        --------   -----------
Natural gas and oil properties located in Oklahoma, Texas
  and Gulf of Mexico -- March 2003..........................    $453        $  --(1)
                                                                ----        -----
                                                                $453        $  --
                                                                ====        =====

---------------

(1) We did not recognize a gain or loss on these sales because we apply the full cost method of accounting for our natural gas and oil operations (which require that gains or losses on property sales are only recognized in certain circumstances).

     In March 2002, we sold natural gas and oil properties located in east and south Texas. Net proceeds from these sales were approximately $382 million. We did not recognize a gain or loss on these sales because we apply the full cost method of accounting for our natural gas and oil operations (which require that gains or losses on property sales are only recognized in certain circumstances).

     In March 2003, we distributed our investment in El Paso Energy Oil Transmission L.L.C., El Paso Energy Minerals, L.L.C., and El Paso Energy Minerals Leasing, L.L.C. to El Paso CGP. Prior to the distribution, our combined investment in the three subsidiaries was $24 million.

     In April 2003, we sold our interest in Noric Holdings I to an El Paso Corporation affiliate for $0.1 million. Our interest in Noric Holdings I, at the time of the sale was $159.7 million. Because this sale involved entities under the common control of El Paso Corporation, we recorded the difference between the cash consideration price and book value of the investment as a dividend.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

6.  FINANCIAL INSTRUMENTS AND PRICE RISK MANAGEMENT ACTIVITIES

     The following table summarizes the carrying value of our non-trading price risk management assets and liabilities as of September 30, 2003 and December 31, 2002:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
                                                                     (IN MILLIONS)
Net liabilities
  Non-trading contracts
     Derivatives designated as hedges.......................      $(423)         $(375)
                                                                  -----          -----
  Total energy contracts....................................       (423)          (375)
                                                                  -----          -----
  Net liabilities from price risk management
     activities(1)..........................................      $(423)         $(375)
                                                                  =====          =====

---------------

(1) Net liabilities from price risk management activities include current and non-current assets and current and non-current liabilities from price risk management activities on the balance sheet.

7.  DEBT AND OTHER CREDIT FACILITIES

     In March 2003, El Paso Corporation obtained $1.2 billion in financing under a new underwritten commitment arranged by Salomon Smith Barney and Credit Suisse First Boston. The proceeds of the new financing were used by El Paso Corporation to retire the $913 million net balance of the Red River financing (also referred to as Trinity River) on March 13, 2003. The cash generated from the assets supporting Red River was restricted such that El Paso Corporation did not have full access to this cash. Upon the retirement of the Red River financing, El Paso Corporation no longer had to utilize the cash flow from the assets supporting Red River to amortize the facility. The new $1.2 billion financing was secured by substantially all of the natural gas and oil reserves of our subsidiaries. El Paso Corporation loaned the financing proceeds to our subsidiaries El Paso Production Company, El Paso Energy Raton, L.L.C., Vermejo Minerals Corporation and El Paso Production GOM, Inc. The new financing had scheduled maturities of $300 million in June 2004, $300 million in September 2004, and the $600 million balance in March 2005. The financing commitment also contained customary conditions for closing and various restrictive covenants and reporting requirements that we were required to follow. The interest rate per annum on the financing was LIBOR plus 4.25%. The minimum LIBOR rate under the facility was 3.5%. Additionally, the loan facility required us to pay a facility fee equal to 2% per annum on the average daily aggregate outstanding principal amount on the loan.

     On May 20, 2003, we offered and sold $1.2 billion of senior unsecured notes to refinance our liability to El Paso Corporation for the Red River refinancing discussed above and in Note 10. The senior unsecured notes are fully and unconditionally guaranteed by our 100% owned subsidiary guarantors on a joint and several basis. We have no independent assets or operations, and any other subsidiaries, other than the subsidiary guarantors, are minor. There are no restrictions on us or our subsidiaries to obtain funds from our subsidiaries by dividend or loan.

  ISSUANCES

                                                    INTEREST                 NET
DATE                                     TYPE         RATE     PRINCIPAL   PROCEEDS   DUE DATE
----                                     ----       --------   ---------   --------   --------
2003
  May..............................  Senior notes     7.75%     $1,200      $1,169      2013

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

8.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     We are defendants in a number of lawsuits involving royalty claims, contract claims, environmental claims and other disputes that evolve from the normal course of business. While we cannot predict the outcomes of these legal suits with certainty, we do not believe that the results from these cases will cause material adverse effects on our financial results. Below is a discussion of our more significant legal proceedings.

     Grynberg. A number of El Paso Corporation entities, including our subsidiary, El Paso Production Company, are defendants in actions brought in 1997 by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. The plaintiff in this case seeks royalties that he contends the government should have received had the volume and heating value of natural gas produced from royalty properties been differently measured, analyzed, calculated and reported, together with interest, treble damages, civil penalties, expenses and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. These matters have been consolidated for pretrial purposes (In re:
Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming, filed June 1997). In May 2001, the court denied the defendants' motions to dismiss. Discovery is proceeding. Our costs and legal exposure related to these lawsuits and claims are not currently determinable.

     Will Price (formerly Quinque). A number of El Paso Corporation entities, including our subsidiary, El Paso Production Company, were named as defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al., filed in 1999 in the District Court of Stevens County, Kansas. Quinque has been dropped as a plaintiff and Will Price has been added. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The plaintiff in this case seeks certification of a nationwide class of natural gas working interest owners and natural gas royalty owners to recover royalties that the plaintiff contends these owners should have received had the volume and heating value of natural gas produced from their properties been differently measured, analyzed, calculated and reported, together with prejudgment and postjudgment interest, punitive damages, treble damages, attorneys' fees, costs and expenses, and future injunctive relief to require the defendants to adopt allegedly appropriate gas measurement practices. No monetary relief has been specified in this case. Plaintiffs' motion for class certification was denied on April 10, 2003. Plaintiff's motion to file another amended petition to narrow the proposed class to royalty owners in wells in Kansas, Wyoming and Colorado was granted on July 28, 2003. Our costs and legal exposure related to this lawsuit are not currently determinable.

     Black Warrior Methane. These matters arise out of an explosion that occurred on September 23, 2001 at the Brookwood Coal Mine #5 in Tuscaloosa, Alabama. The explosion resulted in 13 fatalities and numerous other injuries. El Paso has no ownership interest in the mine. However, El Paso Production Company is a 50% stockholder in Black Warrior Methane Corporation, which was involved in the extraction of methane from the mine, and which is a named defendant in 14 of the lawsuits filed to date. In addition, El Paso Production has recently been added as a defendant in several of the cases. There has been no substantive discovery conducted to date.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

9.  INVESTMENTS IN UNCONSOLIDATED AFFILIATES

     In April 2003, we sold our interest in Noric Holdings I to an El Paso affiliate for $0.1 million. Our interest in Noric Holdings I, at the time of the sale, was $159.7 million. Because this sale involved entities under the common control of El Paso Corporation, we recorded the difference between the cash consideration price and book value of the investment as a dividend.

     Due to the sale of Noric Holdings I, we no longer have an investment in Noric, L.L.C. Summarized financial information for Noric, L.L.C., for the nine months ended September 30, 2003 and 2002, is shown below. Our share is presented using a book value liquidation methodology. The net income appears in our statements of income as Earnings from unconsolidated affiliates and the net investment appears in our balance sheets as a component of Investments in unconsolidated affiliates.

                                                                 NINE MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,
                                                                --------------
                                                                2003     2002
                                                                -----    -----
                                                                (IN MILLIONS)
Operating results data
  Operating revenues........................................     $21      $30
  Operating expenses........................................      10       29
                                                                 ---      ---
  Income from continuing operations.........................      11        1
  Interest income...........................................       1        3
  Tax benefit/(provision)...................................      (5)       8
  Cumulative effect of accounting change, net of taxes......       1       --
                                                                 ---      ---
  Net income................................................     $ 8      $12
                                                                 ===      ===

     Due to the sale of Noric Holdings I, we no longer have our investment in an unconsolidated affiliate, Clydesdale Associates, L.P., in which we had a 2 percent net ownership interest. We accounted for this investment using the cost method of accounting. Prior to the sale, our investment was $25 million.

     We hold an investment in an unconsolidated affiliate, Black Warrior Transmission Corporation, in which we have a 50 percent net ownership interest. We account for this investment using the equity method of accounting. Our investment was $6 million as of September 30, 2003.

10.  RELATED PARTY TRANSACTIONS

  SALES

     We sell our natural gas primarily to affiliates of El Paso Corporation at spot-market prices. For the nine months ended September 30, 2003 and 2002, our sales of natural gas to affiliates of El Paso Corporation, before consideration of hedges, accounted for approximately 90 percent and 85 percent of our sales, respectively. For the nine months ended September 30, 2003 and 2002, our sales of oil and condensate to affiliates of El Paso Corporation, before consideration of hedges, accounted for approximately 86 percent and 83 percent of our sales, respectively.

  ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

     Accounts receivable due from affiliates at September 30, 2003 was $126.4 million. Accounts payable due to affiliates at September 30, 2003 was $6.5 million. These affiliate receivables and payables were created during the normal course of business and are settled on a monthly basis.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

  RED RIVER REFINANCING

     In March 2003, El Paso Corporation obtained a new $1.2 billion fully underwritten financing commitment arranged by Salomon Smith Barney and Credit Suisse First Boston. The new $1.2 billion financing was secured by substantially all of the natural gas and oil reserves of our subsidiaries. El Paso Corporation loaned the financing proceeds to our subsidiaries El Paso Production Company, El Paso Energy Raton, L.L.C., Vermejo Minerals Corporation and El Paso Production GOM, Inc. The new financing had scheduled maturities of $300 million in June 2004, $300 million in September 2004, and the $600 million balance in March 2005. For the nine months ended September 30, 2003 the interest expense related to these loans was $23.0 million. The liability was retired in May 2003 with the proceeds of the bond offering discussed in Note 7.

  RED RIVER NOTES RECEIVABLE AND PAYABLE

     Prior to December 31, 1999, we regularly borrowed funds from El Paso Corporation. On December 31, 1999, the $1 billion in borrowings under this agreement were converted into two $500 million notes payable from El Paso Production. El Paso Corporation then contributed its two $500 million notes receivable to our subsidiaries Sabine River Investors VII, L.L.C. and Sabine River Investors VIII, L.L.C., as a capital contribution. These notes are due on June 30, 2009 and carry an interest rate based on a London InterBank Offered Rate (LIBOR) plus 0.5% per year, which was 2.3% at December 31, 2002. These notes receivable and payable are eliminated in conjunction with the preparation of our consolidated financial statements. Interest earned on the notes receivable is subsequently loaned back to El Paso Corporation. At December 31, 2002, the Sabine River Investors VII, L.L.C. and Sabine River Investors VIII, L.L.C. had both loaned $74.6 million back to El Paso Corporation. These amounts are reflected as notes receivable from affiliates in our balance sheets and carry an interest rate based on a London InterBank Offered Rate (LIBOR) plus 0.5% per year, which was 2.3% at December 31, 2002. The interest earned on these notes is added back to the note receivable balance until it is paid. These notes are payable by El Paso Corporation on demand. At March 31, 2003 we dividended this receivable to El Paso Corporation.

  RED RIVER REPLACEMENT PROPERTIES

     During March 2002, we acquired natural gas and oil properties from an affiliate of El Paso CGP for $395.5 million in cash. In order to maintain an adequate collateral balance for our Red River financing, these properties were acquired to replace comparable properties in south and east Texas that were sold to third parties. This agreement was facilitated through a series of investments, contributions, and sales through various affiliated legal entities. We provided an additional $3.9 million in cash to accomplish the series of steps. Because this property acquisition involved entities under the common control of El Paso Corporation, we recorded the acquired properties at their El Paso CGP carryover basis net book value of $343.1 million, along with an associated deferred tax asset of $17.0 million. The $31.5 million difference between the cash consideration price and the carryover basis of the acquired properties was reflected as a dividend.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

     We accounted for this transaction as a pooling of interests in accordance with FAS 141, "Business Combinations", under the exceptions for transfers of net assets between entities under common control. The following table presents the revenues and net income of the previously separate business entities and the combined amounts presented in these audited financial statements. Adjustments to revenues and expenses were made to add the impact of this transaction to prior periods. The adjustments we have made in these statements require us to use estimates and assumptions based on currently available information. We believe our estimates and assumptions are reasonable, however actual results may differ from the estimates and assumptions used. You should not assume that these financial statements are indicative of future results or the results we would have achieved had the transaction occurred at the dates presented.

                                                               NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2002
                                                               ------------------
                                                                 (IN MILLIONS)
REVENUES
  El Paso Production Holding Company........................          $615
  El Paso CGP affiliate replacement properties..............            15
                                                                      ----
  Combined..................................................          $630
                                                                      ====
NET INCOME
  El Paso Production Holding Company........................          $155
  El Paso CGP affiliate replacement properties..............             2
                                                                      ----
  Combined..................................................          $157
                                                                      ====

  CASH MANAGEMENT SERVICES

     El Paso Corporation provides us with cash management services. A cash pool has been established for us to loan funds to or borrow funds from El Paso Corporation. We receive interest on loaned funds based on the month-end cash pool balance. The interest rate is based on the Bloomberg Index H15 rate plus 10 basis points. The H15 rate is the average dealer placed Commercial Paper offering rate for AA rated U.S. Industrial Companies. The cash pool was initially funded on December 31, 1999, through a $400 million capital contribution from El Paso Corporation to our subsidiary. At September 30, 2003 the balance in the cash pool totaled $700.5 million and is reflected as notes receivable from affiliates in our balance sheets. This cash pool is payable by El Paso Corporation on demand.

     In September 2003 we loaned $125 million to El Paso Corporation in accordance with covenants under the senior unsecured notes, discussed in Note 7.

  MUSTANG FINANCING

     During 2000, El Paso Corporation formed Noric Holdings I, and other separate legal entities, for the purpose of generating funds for El Paso Corporation to invest in capital projects and other assets. El Paso Corporation used $85.3 million of our assets, net of deferred income taxes of $14.4 million, as collateral for the borrowings. As such, we contributed our economic interest in these assets to Noric, L.L.C. in exchange for an investment in the company. As a part of this transaction, El Paso Corporation also contributed $25 million to us, which was subsequently used to make a $25 million investment in Clydesdale Associates, L.P. (Clydesdale) in return for an 8.2% voting interest. These funds were then used by Clydesdale to invest in Noric, L.L.C.

     During 2001, we contributed additional assets to Noric, L.L.C. valued at $5.3 million, net of deferred income taxes, of $2.5 million, and two other El Paso CGP affiliates contributed assets valued at

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

$105.6 million, net of deferred income taxes of $46.7 million. As a result of these contributions we had a 58% equity interest in Noric Holdings I. The 42% interest held by the other two El Paso CGP affiliates is shown as a minority interest in our balance sheets and our statements of income. For the nine months ended September 30, 2003 and 2002, the minority interest expense was $3.5 million and $1.9 million, respectively.

     With the sale of our interest in Noric Holdings I, we no longer have an investment in Clydesdale. Prior to the sale, our investment in Clydesdale was $25 million. For the nine months ended September 30, 2003 and 2002, we received $0.3 million and $0.9 million in dividends, respectively, from Clydesdale. These appear on our statements of income as earnings from unconsolidated affiliates. In May 2002, we were notified by Clydesdale that it had distributed cash of $8.1 million in excess earnings to us because of a change in the pro rata allocation between us and other Clydesdale investors. We returned the excess earnings to Clydesdale by demanding El Paso Corporation repay part of our affiliated notes receivable. This return of earnings is reflected in our statements of income as a reduction in earnings from unconsolidated affiliates.

     Our investment in Noric, L.L.C. was accounted for using the equity method, because of our ability to exert significant influence over, but not control, its operating and financial policies. Prior to the sale, our investment in Noric, L.L.C. was $151.9 million. For the nine months ended September 30, 2003 and 2002, we recognized $8.5 million and $11.8 million in equity earnings from this unconsolidated affiliate. For additional information on our investment in Noric, L.L.C., refer to Note 9.

  CORPORATE OVERHEAD AND AFFILIATE SERVICE AGREEMENTS

     We are allocated a portion of El Paso Corporation's corporate overhead. This overhead allocation covers expenses related to management, legal, financial, tax, consultative, administrative and other services, including employee benefits, annual incentive bonuses, rent, insurance, and information technology. For the nine months ended September 30, 2003 and 2002, we were allocated $99.9 million and $75.5 million, respectively, in corporate overhead which is reflected in our statements of income as operation and maintenance expense.

     We allocate a portion of our general corporate overhead, labor, and general and administrative expenses to affiliates of El Paso CGP. We provide management, legal, accounting, financial, tax, consulting, administrative, and other services to these affiliates who are engaged in the ownership of natural gas and oil properties. For the nine months ended September 30, 2003 and 2002, we allocated $99.7 million and $100.3 million of our expenses to affiliates of El Paso CGP. This allocation is reflected on our statements of income as a reduction in operation and maintenance expense.

  GULFTERRA ENERGY PARTNERS

     GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) is a publicly traded master limited partnership that provides natural gas and oil gathering, transportation, processing, storage, and other related services. Affiliates of El Paso Corporation serve as the general partner and own 19% of the outstanding common units of the partnership, all outstanding Series B preferred units and all outstanding Series C common units. As of September 30 2003 and 2002, we used $3.0 million and $13.4 million, respectively, in services from GulfTerra. During 2002, El Paso Production GOM acquired the Prince offshore platform from GulfTerra for $190 million. El Paso Corporation provided a capital contribution to pay for the acquisition. At September 30, 2003, we had no material receivables or payables with GulfTerra.

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

  AFFILIATED HEDGING AGREEMENT

     We are parties to a master hedging contract with El Paso Merchant Energy, L.P., an affiliate of El Paso Corporation that conducts energy trading activities. Pursuant to that agreement, we hedge our production with El Paso Merchant Energy which then enters into hedging agreements with third parties. Under the master hedging agreement, we are not obligated to post cash or other collateral.

  DIVIDENDS

     During 2003 and 2002 we made cash dividends of $1.2 billion and $375 million, respectively, to our shareholder El Paso Corporation. During 2003 and 2002 we made non-cash dividends of $331 million and $32 million, respectively, to our shareholder El Paso Corporation. These dividends are related to the Red River refinancing and the Red River replacement properties pooling of interests. All of these transactions are fully discussed in Notes 5, 7, 9 and above.

  OTHER SERVICES

     We also contract for services with El Paso Field Services and El Paso Corporation's regulated interstate pipelines. These companies provide transportation, gathering, processing, and treating for our natural gas, oil, condensate, and liquids production. For the nine months ended September 30, 2003 and 2002, we used $0.7 million and $1.8 million, respectively, in services from El Paso Field Services. For the nine months ended September 30, 2003 and 2002, we used $7.7 million and $4.6 million, respectively, in services from El Paso Corporation's regulated interstate pipelines, including Tennessee Gas Pipeline Company and Colorado Interstate Gas Company.

11.  SUBSEQUENT EVENTS

  DRILLING VENTURE PROGRAM

     In October 2003, we entered into agreements with a wholly owned subsidiary of Lehman Brothers (Lehman), an investment bank, and a wholly owned subsidiary of Nabors Industries Ltd. (Nabors) that could collectively result in an additional $190 million of drilling activity over the next nine to 12 months. Lehman will contribute 50 percent of an estimated $270 million total cost to develop a specified package of wells in exchange for a 50 percent net profits interest (cash proceeds available after royalties and operating costs have been paid), and Nabors will contribute 20 percent in exchange for a 20 percent net profits interest in the package of wells. Once a specified payout is achieved, Lehman's and Nabors' net profits interests will convert to an overriding royalty interest in the wells for the remainder of the wells' productive lives. The remaining 30 percent of the $270 million of capital will be contributed by us as part of our existing 2003 and 2004 capital budget. Under the terms of the agreements, all parties have a right to cease further investment with 30 days notice.

  RESERVOIR ENGINEER

     As of January 1, 2003, our reserve estimates were prepared internally by us and reviewed by Huddleston & Co, Inc. During the fourth quarter of 2003, we appointed Ryder Scott Co. as our primary reservoir engineer.

  MOODY'S INVESTORS SERVICE

     On November 11, 2003, Moody's Investors Service reduced our rating outlook to negative from stable until production trends, proven developed reserve levels, reserve replacement cost trends, or other business or organizational developments demonstrate the compatibility of our debt and B2 rating. Moody's indicated

                       EL PASO PRODUCTION HOLDING COMPANY

                                  (UNAUDITED)

that a negative outlook will remain until sustainable production, proved developed reserves, and total unit-full cycle costs can be reliably gauged.

  DIVIDENDS

     In November 2003, we made a cash dividend of $40 million to our shareholder El Paso Corporation.

                       EL PASO PRODUCTION HOLDING COMPANY

                 NOTE REGARDING PRO FORMA FINANCIAL STATEMENTS

     The accompanying pro forma financial statements have been prepared to reflect the following transactions:

     - The sale in April 2003 of our 58% equity interest in Noric Holdings I, L.L.C. to an affiliate of El Paso Corporation;

     - The sale in March 2003 of our natural gas and oil reserves located in Oklahoma and Texas to Chesapeake Energy Corporation; and

     - This offering's impact on unaffiliated interest expense using the actual interest rate of 7.75%.

     The historical financial statements from which these pro forma financial statements have been prepared include the income statements of El Paso Production Holding Company for the nine months ended September 30, 2003, and the year ended December 31, 2002. These pro forma statements are unaudited. The pro forma income statements are derived from the income statements presented in our unaudited consolidated financial statements for the nine months ended September 30, 2003, and our audited financial statements for the year ended December 31, 2002. These income statements include the impacts of the above transactions as though they occurred on January 1, 2002.

     These pro forma financial statements were prepared under rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X. These pro forma financial statements do not purport to be indicative of future results or the results we would have achieved had the transactions occurred on the dates presented.

     You should read these pro forma financial statements in conjunction with the historical consolidated financial statements of El Paso Production Holding Company. The pro forma adjustments we have made in these statements require us to use estimates and assumptions based on currently available information, which includes estimates of income taxes (where we assumed a statutory rate). We also used the actual interest rate on the notes of 7.75%. We believe our estimates and assumptions are reasonable, and that the significant effects of the transactions discussed above have been properly reflected in these pro forma financial statements. Actual results may differ from the estimates and assumptions used.

                       EL PASO PRODUCTION HOLDING COMPANY

                      UNAUDITED PRO FORMA INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                 (IN MILLIONS)

                                                        ASSET           EPPH          BOND         PRO
                                          EPPH       DISPOSITION     HISTORICAL     OFFERING      FORMA
                                       HISTORICAL   ADJUSTMENTS(A)   AS ADJUSTED   ADJUSTMENTS   COMBINED
                                       ----------   --------------   -----------   -----------   --------
Operating revenues
  Natural gas and oil sales -- third
     party...........................     $110           $ 19           $129          $ --         $129
  Natural gas and oil
     sales -- affiliates.............      620            (45)           575            --          575
  Other..............................        6             --              6            --            6
                                          ----           ----           ----          ----         ----
     Total operating revenues........      736            (26)           710            --          710
                                          ----           ----           ----          ----         ----
Operating expenses
  Cost of sales......................       39             (3)            36            --           36
  Operation and maintenance..........      129             (1)           128            --          128
  Merger related and restructuring
     costs...........................        4             --              4            --            4
  Depreciation, depletion and
     amortization....................      228             (7)           221            --          221
  Taxes, other than income taxes.....       27             (3)            24            --           24
                                          ----           ----           ----          ----         ----
     Total operating expenses........      427            (14)           413            --          413
                                          ----           ----           ----          ----         ----
Operating income (loss)..............      309            (12)           297            --          297
Other income.........................        2                             2                          2
Interest income (expense) from/to
  affiliates.........................      (16)            --            (16)           23(b)         7
Interest expense.....................      (34)            --            (34)          (36)(b)      (70)
Interest capitalized.................        3             --              3            --            3
Earnings from unconsolidated
  affiliates.........................        8             (8)            --            --           --
Minority interest in consolidated
  subsidiaries.......................       (3)             3             --            --           --
                                          ----           ----           ----          ----         ----
Income (loss) before income taxes....      269            (17)           252           (13)         239
Income taxes.........................     (105)             4           (101)            4(b)       (97)
                                          ----           ----           ----          ----         ----
Income (loss) before cumulative
  effect of accounting changes.......     $164           $(13)          $151          $ (9)        $142
                                          ====           ====           ====          ====         ====

                       EL PASO PRODUCTION HOLDING COMPANY

                      UNAUDITED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (IN MILLIONS)

                                                       ASSET           EPPH          BOND
                                         EPPH       DISPOSITION     HISTORICAL     OFFERING     PRO FORMA
                                      HISTORICAL   ADJUSTMENTS(A)   AS ADJUSTED   ADJUSTMENTS   COMBINED
                                      ----------   --------------   -----------   -----------   ---------
Operating revenues
  Natural gas and oil sales -- third
     party..........................    $ 166           $(23)          $ 143         $ --         $143
  Natural gas and oil
     sales -- affiliates............      685            (44)            641           --          641
  Other.............................      (10)            --             (10)          --          (10)
                                        -----           ----           -----         ----         ----
     Total operating revenues.......      841            (67)            774           --          774
Operating expenses
  Cost of sales.....................       55             (7)             48           --           48
  Operation and maintenance.........      137             (2)            135           --          135
  Gain on long-lived assets.........       (2)            --              (2)          --           (2)
  Depreciation, depletion and
     amortization...................      317            (26)            291           --          291
  Taxes, other than income taxes....       25             (3)             22           --           22
                                        -----           ----           -----         ----         ----
     Total operating expenses.......      532            (38)            494           --          494
                                        -----           ----           -----         ----         ----
Operating income (loss).............      309            (29)            280           --          280
Other income........................        5             --               5           --            5
Interest income from affiliates.....        8             --               8           --            8
Interest expense....................       --             --              --          (93)(b)      (93)
Interest capitalized................       --             --              --            3(b)         3
Earnings from unconsolidated
  affiliates........................        6             (6)             --           --           --
Minority interest in consolidated
  subsidiaries......................       (3)             3              --           --           --
                                        -----           ----           -----         ----         ----
Income (loss) before income taxes...      325            (32)            293          (90)         203
Income taxes........................     (112)            10            (102)          31(b)       (71)
                                        -----           ----           -----         ----         ----
Net income (loss)...................    $ 213           $(22)          $ 191         $(59)        $132
                                        =====           ====           =====         ====         ====

                       EL PASO PRODUCTION HOLDING COMPANY

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) This column reflects the sale of our equity investment in Noric Holdings I, which was sold to our parent company in connection with the renegotiation of our parent company's revolving credit facility and the restructuring of the Clydesdale preferred interest. The pro forma income statement adjustments reflect the elimination of earnings from unconsolidated affiliates associated with our investment. This column also reflects the sale of natural gas and oil reserves located in Oklahoma and Texas to Chesapeake Energy Corporation. The pro forma income statement adjustments reflect the elimination of the revenue, hedging impact, and direct expenses associated with the assets sold.

(b) To record an increase in unaffiliated interest expense associated with the issuance of $1.2 billion of notes, using the actual interest rate of 7.75%.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NOTES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE NOTES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.

     UNTIL           , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.

                       EL PASO PRODUCTION HOLDING COMPANY

                                 $1,200,000,000

                               OFFER TO EXCHANGE
                    REGISTERED 7 3/4% SENIOR NOTES DUE 2013

                                      FOR

                  ALL OUTSTANDING 7 3/4% SENIOR NOTES DUE 2013

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article VI, Section 4 of the by-laws of El Paso Production requires El Paso Production to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of El Paso Production or any predecessor of El Paso Production or serves or served any other enterprise as a director, or officer or employee at the request of El Paso Production or any predecessor of El Paso Production. In the event that the Board of Directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from El Paso Production in court and have the court substitute its judgment as to the propriety of indemnity, or determine such propriety in the absence of any determination thereof by the Board or by stockholders.
Article VI, Section 4 of the by-laws of each of El Paso Production Company, El Paso Production GOM Inc. and Vermejo Minerals Corporation contains identical provisions.

     Article IX, Section 9.01 of the Second Amended and Restated Limited Liability Company Agreement of El Paso Energy Raton, L.L.C. ("EPER") requires that, except to the extent expressly prohibited by the DGCL, EPER shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a member or officer of EPER, against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therefrom; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his conduct did not meet the then applicable minimum statutory standards of conduct; and provided, further, that no such indemnification shall be required in connection with any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless EPER has given its prior consent to such settlement or such other disposition, which consent shall not be unreasonably withheld.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article Eighth of El Paso Production's amended and restated certificate of incorporation provides that no director of El Paso Production shall be personally liable to El Paso Production or its stockholders for monetary damages for breach of fiduciary duty as a director, for any act or omission, except that a director may be liable (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The elimination and limitation of liability shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office. Any amendment, repeal or modification of such Article Eighth shall not adversely affect any right of protection of a director of El Paso Production existing at the time of such repeal or modification. Article Eighth of the amended and restated certificates of incorporation of each of El Paso Production Company, El Paso Production GOM Inc. and Vermejo Minerals Corporation contains identical provisions.

     El Paso Corporation maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Corporation and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended ("Securities Act") for acts or omissions by such persons while acting as directors or officers of El Paso Corporation and/or its subsidiaries, as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------
    *1.1      --   Purchase Agreement dated as of May 20, 2003, between El Paso
                   Production Holding Company, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC, Citigroup Global
                   Markets Inc., Banc of America Securities LLC, Deutsche Bank
                   Securities Inc., Lehman Brothers Inc. and Scotia Capital
                   (USA) Inc., (collectively, the "Initial Purchasers").
    *3.1      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production Holding Company, as filed with the Delaware
                   Secretary of State on May 23, 2003.

    *3.2      --   By-Laws of El Paso Production Holding Company effective as of June 24, 2002.
    *3.3      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production Company, as filed with the Delaware Secretary of
                   State on May 23, 2003.
    *3.4      --   By-Laws of El Paso Production Company effective as of June
                   24, 2002.
    *3.5      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production GOM Inc., as filed with the Delaware Secretary of
                   State on May 23, 2003.
    *3.6      --   By-Laws of El Paso Production GOM Inc. effective as of June
                   24, 2002.
    *3.7      --   Amended and Restated Certificate of Incorporation of Vermejo
                   Minerals Corporation, as filed with the Delaware Secretary of State on May 23, 2003.
    *3.8      --   By-Laws of Vermejo Minerals Corporation effective as of June
                   24, 2002.
    *3.9      --   Certificate of Formation of El Paso Energy Raton, L.L.C., as
                   filed with the Delaware Secretary of State on March 17,
                   1999, as amended by the Certificate of Amendment to the
                   Certificate of Formation, as filed with the Delaware
                   Secretary of State on December 17, 1999.
    *3.10     --   Second Amended and Restated Limited Liability Company
                   Agreement of El Paso Energy Raton, L.L.C., effective as of
                   May 23, 2003.

    *4.1      --   Indenture (including form of Note) dated as of May 23, 2003, by and between El Paso Production Holding Company, the
                   Subsidiary Guarantors named therein and Wilmington Trust
                   Company, as Trustee.

    *4.2      --   Registration Rights Agreement dated as of May 20, 2003, by and between El Paso Production Holding Company, the
                   Subsidiary Guarantors named therein and the Initial
                   Purchasers.

     5.1      --   Opinion of Andrews & Kurth L.L.P. as to the legality of the
                   New Notes.

     8.1      --   Opinion of Andrews & Kurth L.L.P. regarding tax matters.

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------

   *10.1      --   ISDA Master Agreement, dated as of January 1, 2001, between
                   El Paso Merchant Energy, L.P. and El Paso Production
                   Company.

   *10.2      --   Services Agreement, dated as of May 23, 2003, between El
                   Paso Energy Service Company and El Paso Production Holding
                   Company.

   *10.3      --   Services Agreement, dated as of May 23, 2003, between El
                   Paso Production Oil & Gas Company and El Paso Production
                   Holding Company.

 **+10.4      --   1999 Omnibus Incentive Compensation Plan dated January 20,
                   1999 (Exhibit 10.1 to El Paso's Form S-8 (Registration No.
                   333-78979) filed May 20, 1999); Amendment No. 1 effective as of February 7, 2001 to the 1999 Omnibus Incentive
                   Compensation Plan (Exhibit 10.V.1 to El Paso's First Quarter
                   Form 10-Q).

  *+10.5      --   Amendment No. 2 effective as of May 1, 2003 to the 1999
                   Omnibus Incentive Compensation Plan.

 **+10.6      --   2001 Omnibus Incentive Compensation Plan, effective as of
                   January 29, 2001. (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-64236) filed June 29, 2001); Amendment
                   No. 1 effective as of February 7, 2001 to the 2001 Omnibus
                   Incentive Compensation Plan (Exhibit 10.J.1 to El Paso's
                   2001 Form 10-K); Amendment No. 3 effective as of July 17,
                   2002 to the 2001 Omnibus Incentive Compensation Plan
                   (Exhibit 10.J.1 to El Paso's 2002 Second Quarter Form 10-Q);
                   Amendment No. 2 effective as of April 1, 2001 to the 2001
                   Omnibus Incentive Compensation Plan (Exhibit 10.J.1 to El
                   Paso's 2002 Form 10-K).

  *+10.7      --   Amendment No. 4 effective as of May 1, 2003 to the 2001
                   Omnibus Incentive Compensation Plan.

 **+10.8      --   Supplemental Benefits Plan, Amended and Restated effective
                   December 7, 2001. (Exhibit 10.K to El Paso's 2001 Form
                   10-K); Amendment No. 1 effective November 7, 2002 to the
                   Supplemental Benefits Plan (Exhibit 10.K.1 to El Paso's 2002
                   Form 10-K).

 **+10.9      --   Amended and Restated El Paso Corporation Senior Executive
                   Survivor Benefit Plan, effective as of August 1, 1998
                   (Exhibit 10.M to El Paso's 1998 Third Quarter Form 10-Q);
                   Amendment No. 1 effective as of February 7, 2001 to the
                   Senior Executive Survivor Benefit Plan (Exhibit 10.I.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 2 to the
                   Senior Executive Survivor Benefit Plan (Exhibit 10.L.1 to El
                   Paso's 2002 Form 10-K).

 **+10.10     --   Key Executive Severance Protection Plan, Amended and
                   Restated effective as of August 1, 1998 (Exhibit 10.0 to El
                   Paso's 1998 Third Quarter Form 10-Q); Amendment No. 1
                   effective as of February 7, 2001, to the Key Executive
                   Severance Protection Plan (Exhibit 10.K.1 to El Paso's 2001
                   First Quarter Form 10-Q); Amendment No. 2 effective November
                   7, 2002 to the Key Executive Severance Protection Plan and
                   Amendment No. 3 effective as of December 6, 2002 to the Key
                   Executive Severance Protection Plan (Exhibit 10.N.1 to El
                   Paso's 2002 Form 10-K).

 **+10.11     --   Strategic Stock Plan, Amended and Restated effective as of
                   December 3, 1999 (Exhibit 10.1 to El Paso's Form S-8 filed
                   January 14, 2000); Amendment No. 1 effective as of February
                   7, 2001, to the Strategic Stock Plan (Exhibit 10.M.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 2
                   effective November 7, 2002 to the Strategic Stock Plan;
                   Amendment No. 3 effective as of December 6, 2002 to the
                   Strategic Stock Plan and Amendment No. 4 effective January
                   29, 2003 to the Strategic Stock Plan (Exhibit 10.P.1 to El
                   Paso's 2002 Form 10-K).

 **+10.12     --   El Paso Production Companies Long-Term Incentive Plan,
                   effective as of January 1, 2003 (Exhibit 10.A.A to El Paso's
                   2003 First Quarter Form 10-Q).

  *+10.13     --   Amendment No. 1 to El Paso Production Companies Long-Term
                   Incentive Plan, effective as of June 6, 2003.

 **+10.14     --   Severance Pay Plan effective as of October 1, 2002;
                   Supplement No. 1 effective as of January 1, 2003 to the
                   Severance Pay Plan; Amendment No. 1 to the Supplement No. 1
                   effective March 21, 2003 (Exhibit 10.Z to El Paso's 2003
                   First Quarter Form 10-Q).

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------

 **+10.15     --   Omnibus Plan for Management Employees, Amended and Restated
                   effective as of December 3, 1999 and Amendment No. 1
                   effective as of December 1, 2000 to the Omnibus Plan for
                   Management Employees (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-52100) filed December 18, 2000);
                   Amendment No. 2 effective as of February 7, 2001 to the
                   Omnibus Plan for Management Employees (Exhibit 10.U.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 3
                   effective as of December 7, 2001 to the Omnibus Plan for
                   Management Employees (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-82506) filed February 11, 2002).

  *+10.16     --   Employment Agreement between El Paso CGP Company and Gene T.
                   Waguespack, effective as of January 17, 2000.

  *+10.17     --   Termination of Employment Agreement between El Paso CGP
                   Company and Rodney D. Erskine, effective as of December 16,
                   2002.

   *10.18     --   Federal and State Tax Reimbursement Agreement among El Paso and the Controlled Entities (named therein), effective as of
                   May 22, 2003.

   *10.19     --   El Paso Corporation and Consolidated Subsidiaries Accounting
                   Policy for the Accrual of U.S. Federal Income Taxes,
                   effective as of January 1, 2002.

   *10.20     --   Intercompany State Income Tax Allocation and Payments
                   Policy, effective for tax years beginning after January 29,
                   2001.
****10.21     --   Purchase and Sale Agreement (Red River) by and among El Paso
                   Production Company, El Paso Production GOM Inc. and Lehman
                   Commercial Paper Inc., dated October 3, 2003.
****10.22     --   First Amendment to Purchase and Sale Agreement by and among
                   El Paso Production Company, El Paso Production GOM Inc. and
                   Lehman Commercial Paper Inc., dated October 6, 2003.
****10.23     --   Purchase and Sale Agreement (Red River) by and among El Paso
                   Production Company, El Paso Production GOM Inc. and Ramshorn
                   Investments, Inc., dated October 8, 2003.
****12.1      --   Computation of Ratio of Earnings to Fixed Charges.

   *21.1      --   Subsidiaries of El Paso Production Holding Company.

    23.1      --   Consent of PricewaterhouseCoopers LLP.

    23.2      --   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

****23.3      --   Consent of Huddleston & Co.

****24.1      --   Power of Attorney.

   *25.1      --   Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Wilmington Trust Company to act as Trustee
                   under the Indenture.

 ***99.1      --   Form of Letter of Transmittal.
   *99.2      --   Form of Notice of Guaranteed Delivery.
   *99.3      --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                   Companies and Other Nominees.
   *99.4      --   Form of Letter to Clients.
   *99.5      --   Form of Exchange Agency Agreement.


     All supporting schedules have been omitted because they are not required or the information required to be set forth therein is included in the consolidated financial statements or in the notes thereto.
---------------

   * Previously filed with this registration statement on Form S-4 on June 27, 2003.

  ** Previously filed by our parent El Paso Corporation (SEC File No. 1-14365) as indicated.

 *** Previously filed with Amendment No. 1 to this registration statement on Form S-4 on October 3, 2003.


**** Previously filed with Amendment No. 2 to this registration statement on Form S-4 on November 24, 2003.


   + Management contract or compensatory plan or arrangement required to be filed as an exhibit to this registration statement pursuant to Item 21(a) of Form S-4.

ITEM 22. UNDERTAKINGS.

     (A) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) The undersigned Registrants hereby undertake:

          (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (E) The undersigned Registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2003.


                                          EL PASO PRODUCTION HOLDING COMPANY

                                          By:    /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                                     Gene T. Waguespack
                                                   Senior Vice President,
                                                Chief Financial Officer and
                                                          Controller


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                TITLE                       DATE
                        ---------                                -----                       ----

              /s/ RANDY L. BARTLEY*                         Acting President          December 12, 2003
 ------------------------------------------------    (Principal Executive Officer)
                (Randy L. Bartley)


              /s/ GENE T. WAGUESPACK                     Senior Vice President,       December 12, 2003
 ------------------------------------------------       Chief Financial Officer
               (Gene T. Waguespack)                          and Controller
                                                          (Principal Financial
                                                        and Accounting Officer)


              /s/ DOUGLAS L. FOSHEE*                            Director              December 12, 2003
 ------------------------------------------------
               (Douglas L. Foshee)


               /s/ D. DWIGHT SCOTT*                             Director              December 12, 2003
 ------------------------------------------------
                (D. Dwight Scott)


           *By: /s/ GENE T. WAGUESPACK
    ------------------------------------------
               (Gene T. Waguespack)
         pursuant to a power of attorney
          filed with Amendment No. 2 to
        this Registration Statement on S-4
               on November 24, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Subsidiary Guarantor Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2003.


                                          EL PASO PRODUCTION COMPANY

                                          By:    /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                                     Gene T. Waguespack
                                                   Senior Vice President,
                                                Chief Financial Officer and
                                                          Controller


                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----

              /s/ RANDY L. BARTLEY*                         Acting President           December 12, 2003
 ------------------------------------------------     (Principal Executive Officer)
                (Randy L. Bartley)


              /s/ GENE T. WAGUESPACK                     Senior Vice President,        December 12, 2003
 ------------------------------------------------        Chief Financial Officer
               (Gene T. Waguespack)                          and Controller
                                                          (Principal Financial
                                                         and Accounting Officer)


              /s/ DOUGLAS L. FOSHEE*                            Director               December 12, 2003
 ------------------------------------------------
               (Douglas L. Foshee)


               /s/ D. DWIGHT SCOTT*                             Director               December 12, 2003
 ------------------------------------------------
                (D. Dwight Scott)


           *By: /s/ GENE T. WAGUESPACK
    ------------------------------------------
               (Gene T. Waguespack)
         pursuant to a power of attorney
          filed with Amendment No. 2 to
        this Registration Statement on S-4
               on November 24, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Subsidiary Guarantor Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2003.


                                          EL PASO PRODUCTION GOM INC.

                                          By:    /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                                     Gene T. Waguespack
                                                   Senior Vice President,
                                                Chief Financial Officer and
                                                          Controller




                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----

              /s/ RANDY L. BARTLEY*                         Acting President           December 12, 2003
 ------------------------------------------------     (Principal Executive Officer)
                (Randy L. Bartley)


              /s/ GENE T. WAGUESPACK                     Senior Vice President,        December 12, 2003
 ------------------------------------------------      Chief Financial Officer and
               (Gene T. Waguespack)                            Controller
                                                          (Principal Financial
                                                         and Accounting Officer)


              /s/ DOUGLAS L. FOSHEE*                            Director               December 12, 2003
 ------------------------------------------------
               (Douglas L. Foshee)


               /s/ D. DWIGHT SCOTT*                             Director               December 12, 2003
 ------------------------------------------------
                (D. Dwight Scott)


           *By: /s/ GENE T. WAGUESPACK
    ------------------------------------------
               (Gene T. Waguespack)
         pursuant to a power of attorney
          filed with Amendment No. 2 to
        this Registration Statement on S-4
               on November 24, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Subsidiary Guarantor Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2003.


                                          VERMEJO MINERALS CORPORATION

                                          By:    /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                                     Gene T. Waguespack
                                                   Senior Vice President,
                                                Chief Financial Officer and
                                                          Controller

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Robert W. Baker and Gene T. Waguespack, and each of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----

              /s/ RANDY L. BARTLEY*                         Acting President           December 12, 2003
 ------------------------------------------------     (Principal Executive Officer)
                (Randy L. Bartley)


              /s/ GENE T. WAGUESPACK                     Senior Vice President,        December 12, 2003
 ------------------------------------------------      Chief Financial Officer and
               (Gene T. Waguespack)                            Controller
                                                          (Principal Financial
                                                         and Accounting Officer)


              /s/ DOUGLAS L. FOSHEE*                            Director               December 12, 2003
 ------------------------------------------------
               (Douglas L. Foshee)


               /s/ D. DWIGHT SCOTT*                             Director               December 12, 2003
 ------------------------------------------------
                (D. Dwight Scott)


           *By: /s/ GENE T. WAGUESPACK
    ------------------------------------------
               (Gene T. Waguespack)
         pursuant to a power of attorney
          filed with Amendment No. 2 to
        this Registration Statement on S-4
               on November 24, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Subsidiary Guarantor Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2003.


                                          EL PASO ENERGY RATON, L.L.C.

                                          By:    /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                                     Gene T. Waguespack
                                                   Senior Vice President,
                                                Chief Financial Officer and
                                                          Controller




                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----

              /s/ RANDY L. BARTLEY*                         Acting President           December 12, 2003
 ------------------------------------------------     (Principal Executive Officer)
                (Randy L. Bartley)


              /s/ GENE T. WAGUESPACK                     Senior Vice President,        December 12, 2003
 ------------------------------------------------      Chief Financial Officer and
               (Gene T. Waguespack)                            Controller
                                                          (Principal Financial
                                                         and Accounting Officer)


           *By: /s/ GENE T. WAGUESPACK
    ------------------------------------------
               (Gene T. Waguespack)
         pursuant to a power of attorney
          filed with Amendment No. 2 to
        this Registration Statement on S-4
               on November 24, 2003

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------
    *1.1      --   Purchase Agreement dated as of May 20, 2003, between El Paso
                   Production Holding Company, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC, Citigroup Global
                   Markets Inc., Banc of America Securities LLC, Deutsche Bank
                   Securities Inc., Lehman Brothers Inc. and Scotia Capital
                   (USA) Inc., (collectively, the "Initial Purchasers").
    *3.1      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production Holding Company, as filed with the Delaware
                   Secretary of State on May 23, 2003.

    *3.2      --   By-Laws of El Paso Production Holding Company effective as of June 24, 2002.
    *3.3      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production Company, as filed with the Delaware Secretary of
                   State on May 23, 2003.
    *3.4      --   By-Laws of El Paso Production Company effective as of June
                   24, 2002.
    *3.5      --   Amended and Restated Certificate of Incorporation of El Paso
                   Production GOM Inc., as filed with the Delaware Secretary of
                   State on May 23, 2003.
    *3.6      --   By-Laws of El Paso Production GOM Inc. effective as of June
                   24, 2002.
    *3.7      --   Amended and Restated Certificate of Incorporation of Vermejo
                   Minerals Corporation, as filed with the Delaware Secretary of State on May 23, 2003.
    *3.8      --   By-Laws of Vermejo Minerals Corporation effective as of June
                   24, 2002.
    *3.9      --   Certificate of Formation of El Paso Energy Raton, L.L.C., as
                   filed with the Delaware Secretary of State on March 17,
                   1999, as amended by the Certificate of Amendment to the
                   Certificate of Formation, as filed with the Delaware
                   Secretary of State on December 17, 1999.
    *3.10     --   Second Amended and Restated Limited Liability Company
                   Agreement of El Paso Energy Raton, L.L.C., effective as of
                   May 23, 2003.

    *4.1      --   Indenture (including form of Note) dated as of May 23, 2003, by and between El Paso Production Holding Company, the
                   Subsidiary Guarantors named therein and Wilmington Trust
                   Company, as Trustee.

    *4.2      --   Registration Rights Agreement dated as of May 20, 2003, by and between El Paso Production Holding Company, the
                   Subsidiary Guarantors named therein and the Initial
                   Purchasers.

     5.1      --   Opinion of Andrews & Kurth L.L.P. as to the legality of the
                   New Notes.

     8.1      --   Opinion of Andrews & Kurth L.L.P. regarding tax matters.

   *10.1      --   ISDA Master Agreement, dated as of January 1, 2001, between
                   El Paso Merchant Energy, L.P. and El Paso Production
                   Company.

   *10.2      --   Services Agreement, dated as of May 23, 2003, between El
                   Paso Energy Service Company and El Paso Production Holding
                   Company.

   *10.3      --   Services Agreement, dated as of May 23, 2003, between El
                   Paso Production Oil & Gas Company and El Paso Production
                   Holding Company.

 **+10.4      --   1999 Omnibus Incentive Compensation Plan dated January 20,
                   1999 (Exhibit 10.1 to El Paso's Form S-8 (Registration No.
                   333-78979) filed May 20, 1999); Amendment No. 1 effective as of February 7, 2001 to the 1999 Omnibus Incentive
                   Compensation Plan (Exhibit 10.V.1 to El Paso's First Quarter
                   Form 10-Q).

  *+10.5      --   Amendment No. 2 effective as of May 1, 2003 to the 1999
                   Omnibus Incentive Compensation Plan.

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------

 **+10.6      --   2001 Omnibus Incentive Compensation Plan, effective as of
                   January 29, 2001. (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-64236) filed June 29, 2001); Amendment
                   No. 1 effective as of February 7, 2001 to the 2001 Omnibus
                   Incentive Compensation Plan (Exhibit 10.J.1 to El Paso's
                   2001 Form 10-K); Amendment No. 3 effective as of July 17,
                   2002 to the 2001 Omnibus Incentive Compensation Plan
                   (Exhibit 10.J.1 to El Paso's 2002 Second Quarter Form 10-Q);
                   Amendment No. 2 effective as of April 1, 2001 to the 2001
                   Omnibus Incentive Compensation Plan (Exhibit 10.J.1 to El
                   Paso's 2002 Form 10-K).

  *+10.7      --   Amendment No. 4 effective as of May 1, 2003 to the 2001
                   Omnibus Incentive Compensation Plan.

 **+10.8      --   Supplemental Benefits Plan, Amended and Restated effective
                   December 7, 2001. (Exhibit 10.K to El Paso's 2001 Form
                   10-K); Amendment No. 1 effective November 7, 2002 to the
                   Supplemental Benefits Plan (Exhibit 10.K.1 to El Paso's 2002
                   Form 10-K).

 **+10.9      --   Amended and Restated El Paso Corporation Senior Executive
                   Survivor Benefit Plan, effective as of August 1, 1998
                   (Exhibit 10.M to El Paso's 1998 Third Quarter Form 10-Q);
                   Amendment No. 1 effective as of February 7, 2001 to the
                   Senior Executive Survivor Benefit Plan (Exhibit 10.I.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 2 to the
                   Senior Executive Survivor Benefit Plan (Exhibit 10.L.1 to El
                   Paso's 2002 Form 10-K).

 **+10.10     --   Key Executive Severance Protection Plan, Amended and
                   Restated effective as of August 1, 1998 (Exhibit 10.0 to El
                   Paso's 1998 Third Quarter Form 10-Q); Amendment No. 1
                   effective as of February 7, 2001, to the Key Executive
                   Severance Protection Plan (Exhibit 10.K.1 to El Paso's 2001
                   First Quarter Form 10-Q); Amendment No. 2 effective November
                   7, 2002 to the Key Executive Severance Protection Plan and
                   Amendment No. 3 effective as of December 6, 2002 to the Key
                   Executive Severance Protection Plan (Exhibit 10.N.1 to El
                   Paso's 2002 Form 10-K).

 **+10.11     --   Strategic Stock Plan, Amended and Restated effective as of
                   December 3, 1999 (Exhibit 10.1 to El Paso's Form S-8 filed
                   January 14, 2000); Amendment No. 1 effective as of February
                   7, 2001, to the Strategic Stock Plan (Exhibit 10.M.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 2
                   effective November 7, 2002 to the Strategic Stock Plan;
                   Amendment No. 3 effective as of December 6, 2002 to the
                   Strategic Stock Plan and Amendment No. 4 effective January
                   29, 2003 to the Strategic Stock Plan (Exhibit 10.P.1 to El
                   Paso's 2002 Form 10-K).

 **+10.12     --   El Paso Production Companies Long-Term Incentive Plan,
                   effective as of January 1, 2003 (Exhibit 10.A.A to El Paso's
                   2003 First Quarter Form 10-Q).

  *+10.13     --   Amendment No. 1 to El Paso Production Companies Long-Term
                   Incentive Plan, effective as of June 6, 2003.

 **+10.14     --   Severance Pay Plan effective as of October 1, 2002;
                   Supplement No. 1 effective as of January 1, 2003 to the
                   Severance Pay Plan; Amendment No. 1 to the Supplement No. 1
                   effective March 21, 2003 (Exhibit 10.Z to El Paso's 2003
                   First Quarter Form 10-Q).

 **+10.15     --   Omnibus Plan for Management Employees, Amended and Restated
                   effective as of December 3, 1999 and Amendment No. 1
                   effective as of December 1, 2000 to the Omnibus Plan for
                   Management Employees (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-52100) filed December 18, 2000);
                   Amendment No. 2 effective as of February 7, 2001 to the
                   Omnibus Plan for Management Employees (Exhibit 10.U.1 to El
                   Paso's 2001 First Quarter Form 10-Q); Amendment No. 3
                   effective as of December 7, 2001 to the Omnibus Plan for
                   Management Employees (Exhibit 10.1 to El Paso's Form S-8
                   (Registration No. 333-82506) filed February 11, 2002).

  *+10.16     --   Employment Agreement between El Paso CGP Company and Gene T.
                   Waguespack, effective as of January 17, 2000.

  EXHIBIT
  NUMBER                                   DESCRIPTION
  -------                                  -----------

  *+10.17     --   Termination of Employment Agreement between El Paso CGP
                   Company and Rodney D. Erskine, effective as of December 16,
                   2002.

   *10.18     --   Federal and State Tax Reimbursement Agreement among El Paso and the Controlled Entities (named therein), effective as of
                   May 22, 2003.

   *10.19     --   El Paso Corporation and Consolidated Subsidiaries Accounting
                   Policy for the Accrual of U.S. Federal Income Taxes,
                   effective as of January 1, 2002.

   *10.20     --   Intercompany State Income Tax Allocation and Payments
                   Policy, effective for tax years beginning after January 29,
                   2001.
****10.21     --   Purchase and Sale Agreement (Red River) by and among El Paso
                   Production Company, El Paso Production GOM Inc. and Lehman
                   Commercial Paper Inc., dated October 3, 2003.
****10.22     --   First Amendment to Purchase and Sale Agreement by and among
                   El Paso Production Company, El Paso Production GOM Inc. and
                   Lehman Commercial Paper Inc., dated October 6, 2003.
****10.23     --   Purchase and Sale Agreement (Red River) by and among El Paso
                   Production Company, El Paso Production GOM Inc. and Ramshorn
                   Investments, Inc., dated October 8, 2003.
****12.1      --   Computation of Ratio of Earnings to Fixed Charges.

   *21.1      --   Subsidiaries of El Paso Production Holding Company.

    23.1      --   Consent of PricewaterhouseCoopers LLP.

    23.2      --   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

****23.3      --   Consent of Huddleston & Co.

****24.1      --   Power of Attorney.

   *25.1      --   Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Wilmington Trust Company to act as Trustee
                   under the Indenture.

 ***99.1      --   Form of Letter of Transmittal.
   *99.2      --   Form of Notice of Guaranteed Delivery.
   *99.3      --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                   Companies and Other Nominees.
   *99.4      --   Form of Letter to Clients.
   *99.5      --   Form of Exchange Agency Agreement.


---------------

   * Previously filed with this registration statement on Form S-4 on June 27, 2003.

  ** Previously filed by our parent El Paso Corporation (SEC File No. 1-14365) as indicated.

 *** Previously filed with Amendment No. 1 to this registration statement on Form S-4 on October 3, 2003.


**** Previously filed with Amendment No. 2 to this registration statement on Form S-4 on November 24, 2003.


   + Management contract or compensatory plan or arrangement required to be filed as an exhibit to this registration statement pursuant to Item 21(a) of Form S-4.